                     NORWEST ASSET SECURITIES CORPORATION

                                   (Seller)

                                     and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                              (Master Servicer)

                   UNITED STATES TRUST COMPANY OF NEW YORK

                                  (Trustee)

                                     and

                          FIRST UNION NATIONAL BANK

                            (Trust Administrator)




                       POOLING AND SERVICING AGREEMENT

                        Dated as of December 23, 1998

                               $400,006,987.55

                      Mortgage Pass-Through Certificates
                                Series 1998-34


      -----------------------------------------------------------------

                              TABLE OF CONTENTS

                                                                            Page


                                  ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions   ................................
Section 1.02.  Acts of Holders...............................
Section 1.03.  Effect of Headings and Table of Contents......
Section 1.04.  Benefits of Agreement.........................


                                  ARTICLE II

            CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE
                                 CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans...................
Section 2.02.  Acceptance by Trust Administrator..............
Section 2.03.  Representations and Warranties of the Master Servicer
                and the Seller.................................
Section 2.04.  Execution and Delivery of Certificates..........
Section 2.05.  Designation of Certificates; Designation of.....


                                 ARTICLE III

             ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF THE
                                MORTGAGE LOANS

Section 3.01.  Certificate Account....................................
Section 3.02.  Permitted Withdrawals from the Certificate Account.....
Section 3.03.  Advances by Master Servicer and Trust Administrator....
Section 3.04.  Trust Administrator to Cooperate;......................
Section 3.05.  Reports to the Trustee and Trust Administrator; Annual
                Compliance Statements.................................
Section 3.06.  Title, Management and Disposition of Any REO Mortgage
                Loan..................................................
Section 3.07.  Amendments to Servicing Agreements,....................
Section 3.08.  Oversight of Servicing.................................
Section 3.09.  Termination and Substitution of Servicing Agreements...
Section 3.10.  Application of Net Liquidation Proceeds................
Section 3.11.  1934 Act Reports.......................................


                                  ARTICLE IV

            DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS TO
                  CERTIFICATEHOLDERS; STATEMENTS AND REPORTS

Section 4.01.  Distributions.........................................
Section 4.02.  Allocation of Realized Losses.........................
Section 4.03.  Paying Agent..........................................
Section 4.04.  Statements to Certificateholders; Report to the Trust
                Administrator and the Seller.........................
Section 4.05.  Reports to Mortgagors and the Internal Revenue Service
Section 4.06.  Calculation of Amounts; Binding Effect of
                Interpretations and Actions of Master Servicer.......


                                  ARTICLE V

                               THE CERTIFICATES

Section 5.01.  The Certificates.......................................
Section 5.02.  Registration of Certificates...........................
Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates......
Section 5.04.  Persons Deemed Owners..................................
Section 5.05.  Access to List of Certificateholders' Names and
                Addresses.............................................
Section 5.06.  Maintenance of Office or Agency........................
Section 5.07.  Definitive Certificates................................
Section 5.08.  Notices to Clearing Agency.............................


                                  ARTICLE VI

                      THE SELLER AND THE MASTER SERVICER

Section 6.01.  Liability of the Seller and the Master Servicer.........
Section 6.02.  Merger or Consolidation of the Seller or the Master
                Servicer...............................................
Section 6.03.  Limitation on Liability of the Seller, the Master
                Servicer and Others....................................
Section 6.04.  Resignation of the Master Servicer......................
Section 6.05.  Compensation to the Master Servicer.....................
Section 6.06.  Assignment or Delegation of Duties by Master Servicer...
Section 6.07.  Indemnification of Trustee, Trust Administrator and
                Seller by Master Servicer..............................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default.......................................
Section 7.02.  Other Remedies of Trustee...............................
Section 7.03.  Directions by Certificateholders and....................
Section 7.04.  Action upon Certain Failures of the.....................
Section 7.05.  Trust Administrator to Act; Appointment of Successor....
Section 7.06.  Notification to Certificateholders......................


                                 ARTICLE VIII

              CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01.  Duties of Trustee and Trust Administrator................
Section 8.02.  Certain Matters Affecting the Trustee and the Trust
                Administrator...........................................
Section 8.03.  Neither Trustee nor Trust Administrator Required to
                Make Investigation......................................
Section 8.04.  Neither Trustee nor Trust Administrator Liable for
                Certificates or Mortgage Loans..........................
Section 8.05.  Trustee and Trust Administrator May Own Certificates.....
Section 8.06.  The Master Servicer to Pay Fees and Expenses.............
Section 8.07.  Eligibility Requirements.................................
Section 8.08.  Resignation and Removal..................................
Section 8.09.  Successor................................................
Section 8.10.  Merger or Consolidation..................................
Section 8.11.  Authenticating Agent.....................................
Section 8.12.  Separate Trustees and Co-Trustees........................
Section 8.13.  Appointment of Custodians................................
Section 8.14.  Tax Matters; Compliance with REMIC Provisions............
Section 8.15.  Monthly Advances.........................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01.  Termination upon Purchase by the.........................
Section 9.02.  Additional Termination Requirements......................


                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

Section 10.01.  Amendment..............................................
Section 10.02.  Recordation of Agreement...............................
Section 10.03.  Limitation on Rights of Certificateholders.............
Section 10.04.  Governing Law; Jurisdiction............................
Section 10.05.  Notices................................................
Section 10.06.  Severability of Provisions.............................
Section 10.07.  Special Notices to Rating Agencies.....................
Section 10.08.  Covenant of Seller.....................................
Section 10.09.  Recharacterization.....................................


                                  ARTICLE XI

                            TERMS FOR CERTIFICATES

Section 11.01.  Class A Fixed Pass-Through Rate.........................
Section 11.02.  Cut-Off Date............................................
Section 11.03.  Cut-Off Date Aggregate Principal Balance................
Section 11.04.  Original Class A Percentage.............................
Section 11.05.  Original Principal Balances of the Classes of Class A
                Certificates.............................................
Section 11.05(a).  Original Class A-5 Notional Amount....................
Section 11.06.  Original Class A Non-PO Principal Balance................
Section 11.07.  Original Subordinated Percentage.........................
Section 11.08.  Original Class B-1 Percentage............................
Section 11.09.  Original Class B-2 Percentage............................
Section 11.10.  Original Class B-3 Percentage............................
Section 11.11.  Original Class B-4 Percentage............................
Section 11.12.  Original Class B-5 Percentage............................
Section 11.13.  Original Class B-6 Percentage............................
Section 11.14.  Original Class B Principal Balance.......................
Section 11.15.  Original Principal Balances of the Classes of Class B
                Certificates.............................................
Section 11.16.  Original Class B-1 Fractional Interest...................
Section 11.17.  Original Class B-2 Fractional Interest...................
Section 11.18.  Original Class B-3 Fractional Interest...................
Section 11.19.  Original Class B-4 Fractional Interest...................
Section 11.20.  Original Class B-5 Fractional Interest...................
Section 11.21.  Closing Date.............................................
Section 11.22.  Right to Purchase........................................
Section 11.23.  Wire Transfer Eligibility................................
Section 11.24.  Single Certificate.......................................
Section 11.25.  Servicing Fee Rate.......................................
Section 11.26.  Master Servicing Fee Rate................................

                                   EXHIBITS
                                   --------

EXHIBIT A-1       -       Form of Face of Class A-1 Certificate
EXHIBIT A-2       -       Form of Face of Class A-2 Certificate
EXHIBIT A-3       -       Form of Face of Class A-3 Certificate
EXHIBIT A-4       -       Form of Face of Class A-4 Certificate
EXHIBIT A-5       -       Form of Face of Class A-5 Certificate
EXHIBIT A-6       -       Form of Face of Class A-6 Certificate
EXHIBIT A-7       -       Form of Face of Class A-7 Certificate
EXHIBIT A-8       -       Form of Face of Class A-8 Certificate
EXHIBIT A-9       -       Form of Face of Class A-9 Certificate
EXHIBIT A-10      -       Form of Face of Class A-10 Certificate
EXHIBIT A-PO      -       Form of Face of Class A-PO Certificate
EXHIBIT A-R       -       Form of Face of Class A-R Certificate
EXHIBIT A-LR      -       Form of Face of Class A-LR Certificate
EXHIBIT B-1       -       Form of Face of Class B-1 Certificate
EXHIBIT B-2       -       Form of Face of Class B-2 Certificate
EXHIBIT B-3       -       Form of Face of Class B-3 Certificate
EXHIBIT B-4       -       Form of Face of Class B-4 Certificate
EXHIBIT B-5       -       Form of Face of Class B-5 Certificate
EXHIBIT B-6       -       Form of Face of Class B-6 Certificate
EXHIBIT C         -       Form of Reverse of Series 1998-34 Certificates
EXHIBIT D         -       Reserved
EXHIBIT E         -       Custodial Agreement
EXHIBIT F-1       -       Schedule of Mortgage Loans Serviced by Norwest
                          Mortgage in locations other than Frederick, Maryland
EXHIBIT F-2       -       Schedule of Mortgage Loans Serviced by Norwest
                          Mortgage from Frederick, Maryland
EXHIBIT F-3       -       Schedule of Mortgage Loans Serviced by Other
Servicers
EXHIBIT G         -       Request for Release
EXHIBIT H         -       Affidavit Pursuant to Section 860E(e)(4) of the
                          Internal Revenue Code of 1986, as amended, and for
                          Non-ERISA Investors
EXHIBIT I         -       Letter from Transferor of Residual Certificates
EXHIBIT J         -       Transferee's Letter (Class [A-PO][B-4] [B-5] [B-6]
                            Certificates)
EXHIBIT K         -       Transferee's Letter (Class [B-1] [B-2] [B-3]
                            Certificates)
EXHIBIT L         -       Servicing Agreements
EXHIBIT M         -       Form of Special Servicing Agreement

      This Pooling and Servicing Agreement, dated as of December 23, 1998 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.



                               WITNESSETH THAT:

      In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.     DEFINITIONS.

      Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

      Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

      Accretion Directed Certificates: The Class A-6 Certificates, Class A-7 Certificates and Class A-8 Certificates.

      Accretion Termination Date: For the (A) Class A-7 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-6 Certificates has been reduced to zero or (ii) the Cross-Over Date; (B) Class A-8 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-6 and Class A-7 Certificates have been reduced to zero or (ii) the Cross-Over Date; and (C) Class A-9 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which Principal Balances of the Class A-6, Class A-7 and Class A-8 Certificates have been reduced to zero or (ii) the Cross-Over Date.

      Accrual   Certificates:   The  Class  A-7,   Class  A-8  and  Class  A-9
Certificates.

      Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date and any Class of Accrual Certificates, an amount equal to the sum of (i) the Class A Interest Percentage of such Class of Accrual Certificates of the Current Class A Interest Distribution Amount and
(ii) the Class A Interest Shortfall Percentage of such Class of Accrual Certificates of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date, zero.

      Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

      Adjusted Pool Amount (Non-PO Portion): With respect to any Distribution Date, the difference between the Adjusted Pool Amount for such Distribution Date and the Adjusted Pool Amount (PO Portion) for such Distribution Date.

      Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

      Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

      Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

      Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

      Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

      Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

      Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

      Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

      Aggregate   Foreclosure  Profits:  As  to  any  Distribution  Date,  the
aggregate  amount of  Foreclosure  Profits with respect to all of the Mortgage
Loans.

      Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

      Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

      Authenticating  Agent: Any  authenticating  agent appointed by the Trust
Administrator   pursuant  to   Section 8.11.   There  shall  initially  be  no
Authenticating Agent for the Certificates.

      Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

      Bank United Mortgage Loan Sale Agreement: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

      Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

      Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

      Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $111,473.03 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

      Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

      Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-6
Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

      Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

      Certificate:   Any  one  of  the  Class  A   Certificates   or  Class  B
Certificates.

      Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

      Certificate  Register  and  Certificate  Registrar:   Respectively,  the
register   maintained   pursuant  to  and  the   registrar   provided  for  in
Section 5.02.  The initial Certificate Registrar is the Trust Administrator.

      Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

      Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

      Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

      Class  A   Certificateholder:   The  registered  holder  of  a  Class  A
Certificate.

      Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-5, Class A-7, Class A-8, Class A-9 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a)(i). As to the Class A-5 Certificates, the amount distributable to such Class pursuant to Paragraphs first and second of Section 4.01(a)(i). As to the Class A-7, Class A-8 and Class A-9 Certificates, (a) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to the related Class of Accrual Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to the related Class of Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

      Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

      Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

      Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

      Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i) including, in the case of a Class of Accrual Certificates prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

      Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

      Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates and the Class A-PO Certificates) and (ii) with respect to each Class of Accrual Certificates, the lesser of the Principal Balance of such Class of Accrual Certificates and the Original Principal Balance of such Class of Accrual Certificates.

      Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class (or, in the case of a Class of Accrual Certificates, the Original Principal Balance of such Class, if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

      Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

      Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

      Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

      Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

      Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the applicable Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

      Class A Pass-Through Rate: As to the Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-R and Class A-LR Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-1 and Class A-3 Certificates, 6.350% per annum. As to the Class A-2 Certificates, 6.300% per annum. As to the Class A-4 Certificates, 6.400 % per annum.

      Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

      Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in December 2003, 100%. As to any Distribution Date subsequent to December 2003 to and including the Distribution Date in December 2004, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2004 to and including the Distribution Date in December 2005, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2005 to and including the Distribution Date in December 2006, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2006 to and including the Distribution Date in December 2007, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2007, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the December preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including January 2004 and December 2004
(2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including January 2005 and December 2005, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including January 2006 and December 2006, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including January 2007 and December 2007, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after January 2008. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

      Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

      Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of a Class of Accrual Certificates prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause
(ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

      Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

      Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

      Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

      Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

      Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

      Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

      Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

      Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

      Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

      Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

      Class A-5 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class A-5 Certificates and (B) the Class A-5 Notional Amount as of such Distribution Date minus (ii) the Class A Interest Percentage of the Class A-5 Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

      Class A-5 Notional Amount: As to any Distribution Date, an amount equal to the sum of (i) 2.3076923077% of the sum of the Principal Balances of the Class A-1 and Class A-3 Certificates, (ii) 3.0769230769% of the Principal Balance of the Class A-2 Certificates and (iii) 1.5384615385% of the Principal Balance of the Class A-4 Certificates.

      Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

      Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

      Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

      Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

      Class A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

      Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

      Class A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

      Class A-9 Certificateholder: The registered holder of a Class A-9 Certificate.

      Class A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

      Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

      Class A-L1 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class A-L1 Interest Fraction: A fraction the numerator of which is equal to 2.3076923077% of the Principal Balance of the Class A-1 Certificates and the denominator is equal to the Class A-5 Notional Amount.

      Class A-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

      Class A-L2 Interest Fraction: A fraction the numerator of which is equal to 3.0769230769% of the Principal Balance of the Class A-2 Certificates and the denominator of which is equal to the Class A-5 Notional Amount.

      Class A-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

      Class A-L3 Interest Fraction: A fraction the numerator of which is equal to 2.3076923077% of the Principal Balance of the Class A-3 Certificates and the denominator of which is equal to the Class A-5 Notional Amount.

      Class A-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

      Class A-L4 Interest Fraction: A fraction the numerator of which is equal to 1.5384615385% of the Principal Balance of the Class A-4 Certificates and the denominator of which is equal to the Class A-5 Notional Amount.

      Class A-L6 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class A-LPO Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class  A-LR   Certificate:   The   Certificate   executed   by  the  Trust
Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit D hereto.

      Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

      Class A-LUR Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

      Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

      Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

      Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of
(x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section
      2.02 or 2.03;

           (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

      Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

      Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

      Class B Certificate:  Any one of the Class B-1  Certificates,  Class B-2
Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

      Class  B   Certificateholder:   The  registered  holder  of  a  Class  B
Certificate.

      Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

      Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

      Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

      Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

      Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

      Class B Pass-Through Rate: As to any Distribution Date, 6.50% per annum.

      Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

      Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

      Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

      Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

      Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

      Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

      Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

      Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

      Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

      Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

      Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

      Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

      Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

      Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

      Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

      Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

      Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

      Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

      Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

      Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

      Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

      Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

      Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

      Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

      Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

      Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

      Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

      Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

      Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

      Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

      Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

      Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

      Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

      Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a)(i).

      Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

      Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

      Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

      Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

      Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

      Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

      Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

      Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

      Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

      Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

      Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

      Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

      Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

      Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

      Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

      Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

      Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

      Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

      Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

      Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

      Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6
Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

      Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

      Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

      Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

      Class B-L1 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class B-L2 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class B-L3 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class B-L4 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class B-L5 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class B-L6 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

      Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

      Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

      Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

      Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

      Co-op Shares:  Shares issued by private non-profit housing corporations.

      Corporate Trust Office: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

      Corresponding   Upper-Tier  Class  or  Classes:   As  to  the  following
Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

      Uncertificated Lower-Tier       Corresponding Upper-Tier Class or Classes
      Interest

      Class A-L1 Interest             Class A-1 Certificates.

      Class A-L2 Interest,            Class A-2 Certificates

      Class A-L3 Interest             Class A-3 Certificates

      Class A-L4 Interest             Class A-4 Certificates

      Class A-L6 Interest             Class A-6 Certificates, Class A-7
                                      Certificates, Class A-8 Certificates,
                                      Class A-9 Certificates and Class A-10
                                      Certificates

      Class A-LPO Interest            Class A-PO Certificates

      Class A-LUR Interest            Class A-R Certificate

      Class B-L1 Interest             Class B-1 Certificates

      Class B-L2 Interest             Class B-2 Certificates

      Class B-L3 Interest             Class B-3 Certificates

      Class B-L4 Interest             Class B-4 Certificates

      Class B-L5 Interest             Class B-5 Certificates

      Class B-L6 Interest             Class B-6 Certificates

      Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

      Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such
                  Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage
                  Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

      Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

      Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

      Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

      Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

      Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

      Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

      Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

      Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

      Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

      Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

      Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

      Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

      Cut-Off Date Aggregate  Principal Balance:  The aggregate of the Cut-Off
Date   Principal   Balances  of  the  Mortgage   Loans  is  as  set  forth  in
Section 11.03.

      Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

      Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

      Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

      Definitive Certificates:  As defined in Section 5.01(b).

      Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-5 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-5 Certificates, the amount specified on the face of such Certificate representing the portion of the Original Class A-5 Notional Amount.

      Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

      Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.50%.

      Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

      Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

      Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

      Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

           (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

           (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

           (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

         (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

      In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

      ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

      ERISA Prohibited Holder:  As defined in Section 5.02(d).

      Errors  and  Omissions  Policy:  As  defined  in each  of the  Servicing
Agreements.

      Event of Default:  Any of the events specified in Section 7.01.

      Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

      Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

      Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

      Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the Norwest Servicing Agreement.

      Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

      Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

      FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

      FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

      Fidelity Bond:  As defined in each of the Servicing Agreements.

      Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

      Final Scheduled Maturity Date: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-PO, Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is January 25, 2029 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

      Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.50%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

      Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.50%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

      FNMA:  Fannie Mae or any successor thereto.

      Foreclosure  Profits:  As to any Distribution Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

      Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

      Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $8,000,139.75 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

      Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

      Holder:  See "Certificateholder."

      Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

      Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

      Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

      Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

      Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-5 and Class A-PO Certificates), (a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and
(ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). As to any Distribution Date and the Class A-5 Certificates, the Class A-5 Interest Accrual Amount. The Class A-PO Certificates have no Interest Accrual Amount.

      As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

      Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

      Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

      Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

      Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

      Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

      Lower-Tier Distribution Amount:  As defined in Section 4.01(a)(ii).

      Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

      Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

      Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

      Master Servicing Fee Rate:  As set forth in Section 11.26.

      Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

      MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

      MLCC Servicing Agreement: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

      Month End Interest: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest".

      Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

      Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

      Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

      Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

      Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

            (i)   the Mortgage Loan identifying number;

           (ii)   the city, state and zip code of the Mortgaged Property;

          (iii)   the type of property;

           (iv)   the Mortgage Interest Rate;

            (v)   the Net Mortgage Interest Rate;

           (vi)   the Monthly Payment;

          (vii)   the original number of months to maturity;

         (viii)   the scheduled maturity date;

           (ix)   the Cut-Off Date Principal Balance;

            (x)   the Loan-to-Value Ratio at origination;

           (xi)   whether such Mortgage Loan is a Subsidy Loan;

          (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

         (xiii)   the Servicing Fee Rate;

          (xiv)   whether such Mortgage Loan is a T.O.P. Mortgage Loan;

           (xv)   the Master Servicing Fee;

          (xvi)   Fixed Retained Yield, if applicable; and

         (xvii) for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

      Such schedule may consist of multiple reports that collectively set forth all of the information required.

      Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

      Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

      Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

      Mortgagor:  The obligor on a Mortgage Note.

      Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

      Net   Liquidation   Proceeds:   As  to  any  defaulted   Mortgage  Loan,
Liquidation Proceeds net of Liquidation Expenses.

      Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section
11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

      Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

      Non-permitted Foreign Holder:  As defined in Section 5.02(d).

      Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.50%.

      Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or a Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

      Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

      Non-U.S. Person:  As defined in Section 4.01(g).

      Norwest Mortgage:  Norwest Mortgage, Inc., or its successor in interest.

      Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

      Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

      Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

      Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

      Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

      Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

      Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

      Original Class A-5 Notional Amount: The Original Class A-5 Notional Amount, as set forth in Section 11.05(a).

      Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

      Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

      Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

      Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

      Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

      Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.20.

      Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

      Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

      Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

      Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

      Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

      Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

      Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

      Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

      Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

      Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

      Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

      Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

      Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

      Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

      Other Servicer:  Any of the Servicers other than Norwest Mortgage.

      Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

      Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

      Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

      PAC Certificates: The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

      PAC Principal Amount:  As defined in Section 4.01(b).

      Partial  Liquidation  Proceeds:   Liquidation  Proceeds  received  by  a
Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

      Partial  Unscheduled   Principal  Receipt:   An  Unscheduled   Principal
Receipt which is not a Full Unscheduled Principal Receipt.

      Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

      Payment Account:  The account maintained pursuant to Section 4.03(b).

      Percentage Interest: With respect to a Class A Certificate (other than Class A-5 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class A-5 Certificate, the undivided percentage interest obtained by dividing the Original Class A-5 Notional Amount evidenced by such Certificate by the Original Class A-5 Notional Amount of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

      Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

      Person:   Any  individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

      Plan:  As defined in Section 5.02(c).

      PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

      Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

      Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

      Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j)   Net Foreclosure Profits;

            (k)   Month End Interest; and

            (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

      Pool  Scheduled  Principal  Balance:  As to  any  Distribution  Date,  the
aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

      Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 6.50% or greater.

      Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

      Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

      Prepayment  Shift   Percentage:   As  to  any  Distribution   Date,  the
percentage indicated below:

Distribution Date Occurring In                    Prepayment Shift Percentage
Janaury 1999 through December 2003........        0%
January 2004 through December 2004........        30%
January 2005 through December 2005........        40%
January 2006 through December 2006........        60%
January 2007 through December 2007........        80%
January 2008 and thereafter...............        100%

      Principal Accretion Amount: With respect to any Class of Accrual Certificates and as to any Distribution Date prior to the applicable Accretion Termination Date, an amount with respect to such Class equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Accrual Distribution Amount with respect to such Distribution Date.

      Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

      Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-5 Certificates), the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-5 and Class A-PO Certificates), the Original Principal Balance of such Class (increased in the case of a Class of Accrual Certificates by the Principal Accretion Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates) less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss
Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

      The Class A-5 Certificates are interest-only Certificates and have no Principal Balance.

      As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

      As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

      Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

      Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

      Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-10 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage,
(2) the Prepayment Shift Percentage and (3) the Unscheduled
Principal Amount.

      Priority Percentage: The lesser of (i) 100% or (ii) the sum of the Principal Balance of the Class A-10 Certificates and $25,500,000 divided by the Pool Balance (Non-PO Portion).

      Prohibited  Transaction  Tax: Any tax imposed under  Section 860F of the
Code.

      Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

      Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are Fitch and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

      Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

      Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

      Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

      Reduction Amount:  As defined in Section 4.01(b).

      Relevant Anniversary:  See "Bankruptcy Loss Amount."

      REMIC: A "real estate  mortgage  investment  conduit" as defined in Code
Section 860D.

      REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

      Remittance Date:  As defined in each of the Servicing Agreements.

      REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

      REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

      Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

      Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

      S&P:  Standard & Poor's, or its successor in interest.

      Scheduled Certificates:  The Class A-6 Certificates.

      Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

      Schedule I Reduction Amount:  As defined in Section 4.01(b).

      Schedule II Reduction Amount:  As defined in Section 4.01(b).

      Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

      Seller: Norwest Asset Securities Corporation, or its successor in interest.

      Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

      Servicer  Mortgage  Loan  File:  As  defined  in each  of the  Servicing
Agreements.

      Servicers: Each of Norwest Mortgage, Countrywide Home Loans, Inc., The Huntington Mortgage Company, HomeSide Lending, GMAC Mortgage Corporation, Bank United, National City Mortgage Company, Home Savings of America, FSB, Bank of Oklahoma, N.A., First Union Mortgage Corp., America First Credit Union, Marine Midland Mortgage Corporation, Merrill Lynch Credit Corporation., Hibernia National Bank, Columbia Equities, Ltd., Bank of America, NT & SA and SunTrust Mortgage, Inc., as Servicer under the related Servicing Agreement.

      Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

      Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

      Servicing  Fee Rate:  With respect to a Mortgage  Loan,  as set forth in
Section 11.25.

      Servicing   Officer:   Any  officer  of  a  Servicer   involved  in,  or
responsible for, the administration and servicing of the Mortgage Loans.

      Shift   Percentage:   As  to  any  Distribution   Date,  the  percentage
indicated below:

Distribution Date Occurring In                           Shift Percentage
------------------------------                           ----------------
January 1999 through December 2003.................              0%
January 2004 and thereafter........................            100%

     Similar Law: As defined in Section 5.02(c).

     Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

      Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

      Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $5,637,337.19 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

      Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day: As defined in Section 2.05.

     Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan: As defined in Section 2.02.

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

      Trust Administrator: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

      Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

      Uncertificated Lower-Tier Interest: Any of the Class A-L1 Interest, the Class A-L2 Interest, the Class A-L3 Interest, the Class A-L4 Interest, the Class A-L6 Interest, the Class A-LPO Interest, the Class A-LUR Interest, the Class B-LI Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

      Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

      Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

      Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

     Upper-Tier   Certificate   Account:   The  trust  account  established  and
maintained pursuant to Section 4.01(e).

     Upper-Tier  REMIC:  One of the two  separate  REMICs  comprising  the Trust
Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

     U.S. Person: As defined in Section 4.01(g).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-5 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

      Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

SECTION 1.02.     ACTS OF HOLDERS.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

      (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 1.03.     EFFECT OF HEADINGS AND TABLE OF CONTENTS.

      The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

SECTION 1.04.     BENEFITS OF AGREEMENT.

      Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

SECTION 2.01.     CONVEYANCE OF MORTGAGE LOANS.

      The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

      In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

      In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

SECTION 2.02.     ACCEPTANCE BY TRUST ADMINISTRATOR.

      The Trust Administrator, on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

      In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

      The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

SECTION 2.03.     REPRESENTATIONS AND WARRANTIES
                  OF THE MASTER SERVICER AND THE SELLER.

      (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

           (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

           (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

      It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

      (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

           (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

           (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

           (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

         (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

           (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

           (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

         (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

           (xv) The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending  institutions  in the  area in which  the  Mortgaged  Property  is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency
      Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

         (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

        (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

           (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

         (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

        (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

         (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

         (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

      Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

      It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

      (c) Upon discovery by either the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

SECTION 2.04.     EXECUTION AND DELIVERY OF CERTIFICATES.

      The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

SECTION 2.05.     DESIGNATION OF CERTIFICATES; DESIGNATION OF
                  STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

      The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-L4 Interest, Class A-L6 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is January 25, 2029 for purposes of Code Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE:
SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.     CERTIFICATE ACCOUNT.

      (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

      (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

           (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

           (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

      (c) The Master Servicer shall cause the funds in the  Certificate  Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

      (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

SECTION 3.02.     PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

      (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

           (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

           (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular
      Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

           (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

         (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

           (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

           (xi) to clear and  terminate  the  Certificate  Account  pursuant  to
      Section 9.01; and

           (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

      (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

SECTION 3.03.     ADVANCES BY MASTER SERVICER AND TRUST ADMINISTRATOR.

      (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this section 3.03(a) and
(iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

      (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

      (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and
(a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to
Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

      (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

SECTION 3.04.     TRUST ADMINISTRATOR TO COOPERATE;
                  RELEASE OF OWNER MORTGAGE LOAN FILES.

      Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

      From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

      Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

SECTION 3.05.     REPORTS TO THE TRUSTEE AND TRUST ADMINISTRATOR;
                  ANNUAL COMPLIANCE STATEMENTS.

      (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

      (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

SECTION 3.06.     TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

      The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

SECTION 3.07.     AMENDMENTS TO SERVICING AGREEMENTS,
                  MODIFICATION OF STANDARD PROVISIONS.

      (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

      (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

      (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any
Certificateholder, the Trustee, or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

SECTION 3.08.     OVERSIGHT OF SERVICING.

      The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Trust Administrator's and the Certificateholders' reliance on the Master
Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

      For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

      During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

      The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

      The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

      The Seller shall be entitled to repurchase at its option any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust
Administrator  the  certification   required  by  Section  3.04  and  the  Trust
Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

      In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

      The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

      Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as two separate REMICs or subject either REMIC to any tax.

      The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

SECTION 3.09.     TERMINATION AND SUBSTITUTION
                  OF SERVICING AGREEMENTS.

      Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the
Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

SECTION 3.10.     APPLICATION OF NET LIQUIDATION PROCEEDS.

      For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

SECTION 3.11.     1934 ACT REPORTS.

      The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

ARTICLE IV

DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
PAYMENTS TO CERTIFICATEHOLDERS;
STATEMENTS AND REPORTS

SECTION 4.01.     DISTRIBUTIONS.

      (a)(i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the sum of the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

            second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, respectively, in an aggregate amount up to the sum of the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4
      Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

           sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

           eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

           ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

           tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

           twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

           fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

           twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

      Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class A-R or Class A-LR Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

      In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-LR Certificate.

      With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-5 and Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their Principal Balances.

      (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest and Class A-L4 Interest) shall receive distributions in respect of interest (or, in the case of the Class A-L6 Interest (with respect to the Class A-7, Class A-8 and Class A-9 Certificates) as described below shall have such amounts added to their principal balances) in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed (or, in the case of a Class of Accrual Certificates, added to their Principal Balance) thereon. On each Distribution Date, the Class A-L1 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-1 Certificates and (ii) the product of the Class A-L1 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-5 Certificates. On each Distribution Date, the Class A-L2 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-2 Certificates and
(ii) the product of the Class A-L2 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-5 Certificates. On each Distribution Date, the Class A-L3 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-3 Certificates and (ii) the product of the Class A-L3 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-5 Certificates. On each Distribution Date, the Class A-L4 Interest shall receive a distribution in respect of interest in an amount equal to the sum of
(i) the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-4 Certificates and (ii) the product of the Class A-L4 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-5 Certificates. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

      As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

      The pass-through rate with respect to the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-L4 Interest, Class A-L6 Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 6.50% per annum. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

      (b) The Class A-5 Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

      I. On each Distribution Date occurring prior to the latest Accretion Termination Date for the Class A-7, Class A-8 and Class A-9 Certificates, the sum of the Accrual Distribution Amounts for the Class A-7, Class A-8 and Class A-9 Certificates will be allocated, sequentially, as follows:

           first, to the Class A-6 Certificates, up to their Schedule I Reduction Amount for such Distribution Date;

           second, to the Class A-7 Certificates, until the Principal Balance thereof has been reduced to zero;

           third, to the Class A-6 Certificates, up to their Schedule II Reduction Amount for such Distribution Date;

           fourth, to the Class A-8 Certificates, until the Principal Balance thereof has been reduced to zero;

            fifth,  to the  Class  A-6  Certificates,  without  regard  to their
      Schedule I or Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

           sixth, to the Class A-9 Certificates, until the Principal Balance thereof has been reduced to zero;

      II. The Class A Non-PO Principal Amount will be allocated, sequentially, as follows:

            first, the lesser of (i) the Priority Amount for such Distribution Date and (ii) 98.6% of the Class A Non-PO Principal Amount to the Class A-10 Certificates;

            second, concurrently, as follows:

                  (A) 36.4896073903%,  sequentially,  to the Class A-1 and Class
            A-2 Certificates, in that order, up to their respective PAC Principal Amounts for such Distribution Date; and

                  (B) 63.5103926097% to the Class A-3 Certificates,  up to their
            PAC Principal Amount for such
            Distribution Date;

           third, to the Class A-4 Certificates, up to their PAC Principal Amount for such Distribution Date;

           fourth, to the Class A-6 Certificates, up to their Schedule I Reduction Amount for such Distribution Date;

           fifth, to the Class A-7 Certificates, until the Principal Balance thereof has been reduced to zero;

           sixth, to the Class A-6 Certificates, up to their Schedule II Reduction Amount for such Distribution Date;

           seventh, to the Class A-8 Certificates, until the Principal Balance thereof has been reduced to zero;

            eighth,  to the  Class  A-6  Certificates,  without  regard to their
      Schedule I or Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

           ninth, to the Class A-9 Certificates, until the Principal Balance thereof has been reduced to zero;

            tenth, concurrently as follows:

                  (i) 36.4896073903%,  sequentially,  to the Class A-1 and Class
            A-2 Certificates, in that order, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero; and

                  (ii) 63.5103926097%, sequentially, to the Class A-3 Certificates, without regard to their PAC Principal Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

            eleventh, to the Class A-4 Certificates, without regard to thier PAC Prinicipal Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

            twelfth, sequentially, to the Class A-R and Class A-LR Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

            thirteenth, to the Class A-10 Certificates, until the Principal Balance thereof has been reduced to zero.

      As used above, the "PAC Principal Amount" for any Distribution Date and for any Class of PAC Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its Original Principal Balance shown in the tables set forth below with respect to such Distribution Date.

      As used above, the "Schedule I Reduction Amount" for any Distribution Date and for the Class A-6 Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its Original Principal Balance shown in the related Schedule I table with respect to such Distribution Date.

      As used above, the "Schedule II Reduction Amount" for any Distribution Date and for the Class A-6 Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its Original Principal Balance shown in the related Schedule II table with respect to such Distribution Date.

      The following tables set forth for each Distribution Date the planned Principal Balances for the PAC Certificates and the scheduled Principal Balances for the Scheduled Certificates, expressed as a percentage of the Original Principal Balance of such Class.

                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                          SCHEDULED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                   SCHEDULE I

                                   SCHEDULE II

      (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

      (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

      (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

      (e) The Trust Administrator shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trust Administrator may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

      (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.24, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each such Class of Class B Certificates.

      In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-5, Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, in the case of the Class A-5 Certificates, the Class A-5 Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each
Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a)(i).

      (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

SECTION 4.02.     ALLOCATION OF REALIZED LOSSES.

      (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

           first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

           second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

           third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

           fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

           fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

           sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

      This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

      (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

      (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

      (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

      (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

      (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

      (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

      With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

SECTION 4.03.     PAYING AGENT.

      (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

      The Master Servicer may, at any time, remove or replace the Paying Agent.

      The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of
      Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

           (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

      (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

SECTION 4.04.     STATEMENTS TO CERTIFICATEHOLDERS;
                  REPORT TO THE TRUST ADMINISTRATOR AND THE SELLER.

      Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

           (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

           (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class B of Class B Certificates after giving effect to such distribution, (d) the amount of any
      Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

           (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

         (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

           (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

           (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

         (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

           (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution
      Date;

        (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant
      Anniversary;

           (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

         (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

        (xxiii) in the case of the Class A-5 Certificates, the Class A-5 Notional Amount, if any;

         (xxiv) the Class A-PO Deferred Amount, if any; and

          (xxv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

      In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificate with a $100 Denomination.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

      Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

      In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

SECTION 4.05.     REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

      The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

SECTION 4.06.     CALCULATION OF AMOUNTS; BINDING EFFECT
                  OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

      The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

ARTICLE V

THE CERTIFICATES

SECTION 5.01.     THE CERTIFICATES.

      (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-5, Class A-PO, Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-5, Class A-PO, Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance or notional amount of such Class, as the case may
be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-PO, A-R, A-LR, B-1, B-2,
B-3, B-4, B-5, B-6, and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

      Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

      "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

      (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

           (i) the provisions of this Section 5.01(b) shall be in full force and effect;

           (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

           (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders
      shall,   with   respect   to  the   Book-Entry   Certificates,   refer  to
      distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

      For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

      Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

SECTION 5.02.     REGISTRATION OF CERTIFICATES.

      (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

      Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

      At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

      No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

      (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

      (c) No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

      (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses
(i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

      The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

      Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

SECTION 5.03.     MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

      If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

SECTION 5.04.     PERSONS DEEMED OWNERS.

      Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

SECTION 5.05.     ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

      (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

      (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

      (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

SECTION 5.06.     MAINTENANCE OF OFFICE OR AGENCY.

      The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

SECTION 5.07.     DEFINITIVE CERTIFICATES.

      If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry
Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

SECTION 5.08.     NOTICES TO CLEARING AGENCY.

      Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

SECTION 6.01.     LIABILITY OF THE SELLER AND THE MASTER SERVICER.

      The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

SECTION 6.02.     MERGER OR CONSOLIDATION OF THE
                  SELLER OR THE MASTER SERVICER.

      Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

      The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

SECTION 6.03.     LIMITATION ON LIABILITY OF THE SELLER,
                  THE MASTER SERVICER AND OTHERS.

      Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

SECTION 6.04.     RESIGNATION OF THE MASTER SERVICER.

      The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

SECTION 6.05.     COMPENSATION TO THE MASTER SERVICER.

      The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

SECTION 6.06.     ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

      The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

SECTION 6.07.     INDEMNIFICATION OF TRUSTEE, TRUST ADMINISTRATOR
                  AND SELLER BY MASTER SERVICER.

      The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

SECTION 7.01.     EVENTS OF DEFAULT.

      In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

           (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

           (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

           (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHMLC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

SECTION 7.02.     OTHER REMEDIES OF TRUSTEE.

      During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

SECTION 7.03.     DIRECTIONS BY CERTIFICATEHOLDERS AND
                  DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

      During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

SECTION 7.04.     ACTION UPON CERTAIN FAILURES OF THE
                  MASTER SERVICER AND UPON EVENT OF DEFAULT.

      In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

SECTION 7.05.     TRUST ADMINISTRATOR TO ACT;
                  APPOINTMENT OF SUCCESSOR.

      When the  Master  Servicer  receives  notice of  termination  pursuant  to
Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

SECTION 7.06.     NOTIFICATION TO CERTIFICATEHOLDERS.

      Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

SECTION 8.01.     DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.

      The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

      The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

      No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

           (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

          (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

      None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 8.02.     CERTAIN MATTERS AFFECTING THE TRUSTEE.

      Except as otherwise provided in Section 8.01:

            (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable, may prescribe;

           (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to
      Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

            (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

SECTION 8.03.     NEITHER TRUSTEE NOR TRUST ADMINISTRATOR
                  REQUIRED TO MAKE INVESTIGATION.

      Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

SECTION 8.04.     NEITHER TRUSTEE NOR TRUST ADMINISTRATOR LIABLE
                  FOR CERTIFICATES OR MORTGAGE LOANS.

      The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

SECTION 8.05.     TRUSTEE AND TRUST ADMINISTRATOR MAY OWN CERTIFICATES.

      Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

SECTION 8.06.     THE MASTER SERVICER TO PAY FEES AND EXPENSES.

      The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

SECTION 8.07.     ELIGIBILITY REQUIREMENTS.

      Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

SECTION 8.08.     RESIGNATION AND REMOVAL.

      Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

      If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

      The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

      Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

SECTION 8.09.     SUCCESSOR.

      Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

      Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

SECTION 8.10.     MERGER OR CONSOLIDATION.

      Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

SECTION 8.11.     AUTHENTICATING AGENT.

      The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

      Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

      The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

      The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

SECTION 8.12.     SEPARATE TRUSTEES AND CO-TRUSTEES.

      The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

      Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

           (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

           (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

      Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

      No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

      The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

      The  Master  Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

SECTION 8.13.     APPOINTMENT OF CUSTODIANS.

      The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in
Section 10.01(a).

SECTION 8.14.     TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

      (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-PO and Class A-R Certificates, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L2, Class A-L3, Class A-L4, Class A-L6, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to
Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trust Administrator's sole duties with respect to the Upper-Tier REMIC and Lower Tier REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trustee.

      In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the Upper-Tier REMIC and Lower-Tier REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the Upper-Tier REMIC or Lower-Tier REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

      (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to, respectively, perform its obligations under this Section 8.14.

SECTION 8.15.     MONTHLY ADVANCES.

      In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

SECTION 9.01.     TERMINATION UPON PURCHASE BY THE
                  SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

      Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

      The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

      Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

      Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

      In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

SECTION 9.02.     ADDITIONAL TERMINATION REQUIREMENTS.

      In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

            (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

           (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.01.  AMENDMENT.

      (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

      This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

      Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

      Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

      It shall not be necessary for the consent of Certificateholders under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts:

           (i) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

           (ii) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

      A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

SECTION 10.03.  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

      The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.04.  GOVERNING LAW; JURISDICTION.

      This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 10.05.  NOTICES.

      All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

      For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

SECTION 10.06.  SEVERABILITY OF PROVISIONS.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 10.07.  SPECIAL NOTICES TO RATING AGENCIES .

      (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

           (i) any amendment to this Agreement pursuant to Section 10.01(a);

           (ii) any sale or  transfer  of the Class B  Certificates  pursuant to
      Section 5.02 to an affiliate of the Seller;

           (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

           (iv) any resignation of the Master Servicer pursuant to Section 6.04;

           (v) the  occurrence  of any of the  Events of  Default  described  in
      Section 7.01;

           (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

         (viii) the making of a final payment pursuant to Section 9.01.

      (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

           (i) the appointment of a Custodian pursuant to Section 2.02;

           (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

          (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

           (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

           (i) reports prepared pursuant to Section 3.05; and

           (ii) statements prepared pursuant to Section 4.04.

SECTION 10.08.  COVENANT OF SELLER.

      The  Seller  shall  not  amend  Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

SECTION 10.09.  RECHARACTERIZATION.

      The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

SECTION 11.01.  CLASS A FIXED PASS-THROUGH RATE.

      The Class A Fixed Pass-Through Rate is 6.50% per annum.

SECTION 11.02.  CUT-OFF DATE.

      The Cut-Off Date for the Certificates is December 1, 1998.

SECTION 11.03.  CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

      The Cut-Off Date Aggregate Principal Balance is $400,006,987.55.

SECTION 11.04.  ORIGINAL CLASS A PERCENTAGE.

      The Original Class A Percentage is 96.09547893%

SECTION 11.05.  ORIGINAL PRINCIPAL BALANCES OF
                THE CLASSES OF CLASS A CERTIFICATES.

      As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                            Original
              Class                     Principal Balance
              -----                     -----------------
            Class A-1                    $ 14,900,000.00
            Class A-2                    $ 16,700,000.00
            Class A-3                    $ 55,000,000.00
            Class A-4                    $ 44,570,000.00
            Class A-6                    $157,600,000.00
            Class A-7                    $ 20,378,000.00
            Class A-8                    $  9,900,000.00
            Class A-9                    $  1,300,000.00
            Class A-10                   $ 63,600,000.00
            Class A-PO                   $    458,325.88
            Class A-R                    $        100.00
            Class A-LR                   $        100.00

SECTION 11.05(A).  ORIGINAL CLASS A-5 NOTIONAL AMOUNT.

      The Original Class A-5 Notional Amount is $2,812,615.38.

SECTION 11.06.  ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

      The Original Class A Non-PO Principal Balance is $383,948,200.00.

SECTION 11.07.  ORIGINAL SUBORDINATED PERCENTAGE.

      The Original Subordinated Percentage is 3.90452107%.

SECTION 11.08.  ORIGINAL CLASS B-1 PERCENTAGE.

      The Original Class B-1 Percentage is 1.40158147%.

SECTION 11.09.  ORIGINAL CLASS B-2 PERCENTAGE.

      The Original Class B-2 Percentage is 1.35152499%.

SECTION 11.10.  ORIGINAL CLASS B-3 PERCENTAGE.

      The Original Class B-3 Percentage is 0.45050833%.

SECTION 11.11.  ORIGINAL CLASS B-4 PERCENTAGE.

      The Original Class B-4 Percentage is 0.30033889%.

SECTION 11.12.  ORIGINAL CLASS B-5 PERCENTAGE.

      The Original Class B-5 Percentage is 0.20022592%.

SECTION 11.13.  ORIGINAL CLASS B-6 PERCENTAGE.

      The Original Class B-6 Percentage is 0.20034147%.

SECTION 11.14.  ORIGINAL CLASS B PRINCIPAL BALANCE.

      The Original Class B Principal Balance is $15,600,461.67.

SECTION 11.15.  ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B
                CERTIFICATES.

      As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                              Original
                Class                     Principal Balance
                -----                     -----------------
              Class B-1                    $  5,600,000.00
              Class B-2                    $  5,400,000.00
              Class B-3                    $  1,800,000.00
              Class B-4                    $  1,200,000.00
              Class B-5                    $    800,000.00
              Class B-6                    $    800,461.67

SECTION 11.16.  ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

      The Original Class B-1 Fractional Interest is 2.50293959%.

SECTION 11.17   ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

      The Original Class B-2 Fractional Interest is 1.15141461%.

SECTION 11.18.  ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

      The Original Class B-3 Fractional Interest is 0.70090628%.

SECTION 11.19.  ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

      The Original Class B-4 Fractional Interest is 0.40056739%.

SECTION 11.20.  ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

      The Original Class B-5 Fractional Interest is 0.20034147%.

SECTION 11.21.  CLOSING DATE.

      The Closing Date is December 23, 1998.

SECTION 11.22.  RIGHT TO PURCHASE.

      The right of the Seller to purchase all of the Mortgage  Loans pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $40,000,698.76 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

SECTION 11.23.  WIRE TRANSFER ELIGIBILITY.

      With respect to the Class A (other than the Class A-5, Class A-PO, Class A-R and Class A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-5 and Class A-PO Certificates, the minimum
Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

SECTION 11.24.  SINGLE CERTIFICATE.

      A Single Certificate for each Class of Class A Certificates (other than the Class A-5, Class A-PO, Class A-R and Class A-LR Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-5 Certificates represents a $2,812,615 Denomination. A Single Certificate for the Class A-PO Certificates represents a $458,325.88 Denomination.

SECTION 11.25.  SERVICING FEE RATE.

      The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

SECTION 11.26.  MASTER SERVICING FEE RATE.

      The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

      IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                   NORWEST ASSET SECURITIES CORPORATION
                                   as Seller

                                   By:_________________________________________
                                     Name:
                                     Title:

                                   NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION
                                   as Master Servicer

                                   By:_________________________________________
                                     Name:
                                     Title:

                                   FIRST UNION NATIONAL BANK
                                   as Trust Administrator

                                   By:_________________________________________
                                     Name:
                                     Title:

 Attest:
 By:___________________
 Name:_________________
 Title:________________



                                       UNITED STATES TRUST COMPANY
                                       OF NEW YORK
                                       as Trustee

                                       By:_____________________________________
                                         Name:
                                         Title:

  STATE OF MARYLAND       )
                            ss.:
  COUNTY OF FREDERICK     )

      On this 23rd day of December, 1998, before me, a notary public in and for the State of Maryland, personally appeared Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


 -------------------------
 Notary Public

 [NOTARIAL SEAL]

  STATE OF MARYLAND       )
                            ss.:
  COUNTY OF FREDERICK     )

      On this 23rd day of December, 1998, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


 -------------------------
 Notary Public

 [NOTARIAL SEAL]

 STATE OF __________________ )
                              ss.:
 COUNTY OF                   )

      On this 23rd day of December, 1998, before me, a notary public in and for _________________, personally appeared ___________________, known to me who,
being  by  me  duly   sworn,   did   depose   and  say  that  s/he   resides  at
_________________,  _________________;  that s/he is a  ____________________  of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

 STATE OF NORTH CAROLINA )
                          ss.:
 COUNTY OF               )

      On this 23rd day of December, 1998, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

                 Norwest Asset Securities Corporation, Mortgage
                    Pass-Through Certificates, Series 1998-34
                 Applicable Unscheduled Principal Receipt Period

                                      Full Unscheduled     Partial Unscheduled
Servicer                             Principal Receipts     Principal Receipts
----------------------------------   -------------------    ------------------
Norwest Mortgage, Inc. Exhibit F-1       Prior Month            Prior Month
Norwest Mortgage, Inc. Exhibit F-2       Mid-Month              Mid-Month
The Huntington Mortgage Company          Mid-Month              Prior Month
HomeSide Lending                         Prior Month            Prior Month
GMAC Mortgage Corporation                Mid-Month              Prior Month
SunTrust Mortgage, Inc.                  Mid-Month              Prior Month
National City Mortgage Company           Mid-Month              Prior Month
Bank United                              Mid-Month              Prior Month
Countrywide Home Loans, Inc.             Prior Month            Prior Month
Bank of Oklahoma, N.A.                   Mid-Month              Prior Month
First Union Mortgage Corporation         Mid-Month              Prior Month
America First Credit Union               Mid-Month              Prior Month
Marine Midland Mortgage                  Mid-Month              Prior Month
Corporation
Merrill Lynch Credit Corporation         Mid-Month              Prior Month
Hibernia National Bank                   Mid-Month              Prior Month
Columbia National, Inc.                  Mid-Month              Prior Month
Bank of America, NT & SA                 Mid-Month              Prior Month
Home Savings of America                  Mid-Month              Prior Month

                                 EXHIBIT A-1
                   [FORM OF FACE OF CLASS A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-34 CLASS A-1

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R HS 1              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.350% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-2
                   [FORM OF FACE OF CLASS A-2 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-34 CLASS A-2

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R HT 9              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.300% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                   [FORM OF FACE OF CLASS A-3 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-34 CLASS A-3

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R HU 6              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.350% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                   [FORM OF FACE OF CLASS A-4 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-34 CLASS A-4

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R HV 4              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.400% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                   [FORM OF FACE OF CLASS A-5 CERTIFICATE]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-34 CLASS A-5

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R HW 2              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination: $        (Initial Class A-5
by this Certificate:  %                                      Notional Amount)

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-5 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-5 Certificates each month in an amount equal to the product of (i) 1/12 of 6.50% and (ii) the Class A-5 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on December 23, 1998, at an issue price of 12.22222% of the initial Class A Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificate), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial Class A Notional Amount is approximately 11.78858476%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 36.87%. There is no short first accrual period.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-6
                   [FORM OF FACE OF CLASS A-6 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-34 CLASS A-6

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R HX 0              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-7
                   [FORM OF FACE OF CLASS A-7 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-34 CLASS A-7

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R HY 8              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.50% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-7 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on December 23, 1998, at an issue price of 100.22144%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificate), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 6.96831742%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.26%. There is no short first accrual period.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-8
                   [FORM OF FACE OF CLASS A-8 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-34 CLASS A-8

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R HZ 5              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.50% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-8 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on December 23, 1998, at an issue price of 94.93784%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificate), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 196.73204313%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.82%. There is no short first accrual period.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-9
                   [FORM OF FACE OF CLASS A-9 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-34 CLASS A-9

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R JA 8              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.50% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-9 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on December 23, 1998, at an issue price of 87.31828%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificate), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 381.83989470%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.07%. There is no short first accrual period.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-10
                   [FORM OF FACE OF CLASS A-10 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-34 CLASS A-10

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R JB 6              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT A-PO
                   [FORM OF FACE OF CLASS A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-34, CLASS A-PO

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:                           First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan,
(a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and
(b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on December 23, 1998, at an issue price of 67.78125% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificate), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate:
(i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 32.21875000%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.28%. There is no short first accrual period.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                 EXHIBIT A-R
                   [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-34, CLASS A-R


                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by


                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R JC 4              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination:  $100.00
by this Certificate: 100%

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee


                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
 Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-LR
                   [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-34, CLASS A-LR


                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by


                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R JD 2              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination:  $100.00
by this Certificate: 100%

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to the Holder of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee


                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
 Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT B-1
                   [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-34, CLASS B-1

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R JE 0              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on December 23, 1998, and based on its issue price of 96.52222%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.47777778%; and
(ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.98%. There is no short first accrual period.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                 EXHIBIT B-2
                   [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-34, CLASS B-2

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R JF 7              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on December 23, 1998, and based on its issue price of 93.99837%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 6.00162778%; and
(ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.34%. There is no short first accrual period.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                 EXHIBIT B-3

                   [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-34, CLASS B-3


                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by


                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R JG 5              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on December 23, 1998, and based on its issue price of 87.85453%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 12.14546778%; and
(ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.29%. There is no short first accrual period.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                 EXHIBIT B-4
                   [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-34, CLASS B-4

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R JH 3              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on December 23, 1998, and based on its issue price of 68.06903%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 31.93096778%; and
(ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 12.14%. There is no short first accrual period.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                 EXHIBIT B-5
                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-34, CLASS B-5

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R JJ 9              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on December 23, 1998, and based on its issue price of 51.30880%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 48.69119778%; and
(ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 16.99%. There is no short first accrual period.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                 EXHIBIT B-6
                   [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-34, CLASS B-6

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                     NORWEST ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1998

CUSIP No.:  66937R JK 6              First Distribution Date:  January 25, 1999

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2029

      THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

      No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on December 23, 1998, and based on its issue price of 19.77222%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated December 17, 1998 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 80.22777778%; and
(ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 41.27%. There is no short first accrual period.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                  EXHIBIT C

               [Form of Reverse of Series 1998-34 Certificates]

                     NORWEST ASSET SECURITIES CORPORATION
                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-34

      This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

      As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

      The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

      The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

      I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________

Social Security or other Identifying Number of Assignee:

_______________________________________________________________________________

Dated:

                                    ______________________________________
                                    Signature by or on behalf of assignor

                                    ______________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise,
in            immediately             available            funds            to
_________________________________________________________________    for   the
account  of  _______________________________________________   account  number
_____________,        or,       if       mailed       by       check,       to
_______________________________________________________.            Applicable
statements      should      be      mailed      to      ______________________
__________________________________________________________________.

      This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                  EXHIBIT E

                             CUSTODIAL AGREEMENT

      THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                         W I T N E S S E T H   T H A T

      WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of December 23, 1998 relating to the issuance of Mortgage Pass-Through Certificates, Series 1998-34 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

      WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                  ARTICLE I

                                 Definitions

      Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                  ARTICLE II

                        Custody of Mortgage Documents

      Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

      Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

      Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

      Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

      Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

      From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

      Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                 ARTICLE III

                           Concerning the Custodian

      Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

      Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

      Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

      Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

      Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

      The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

      Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

      Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                  ARTICLE IV

                           Miscellaneous Provisions

      Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

      Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

      SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

      For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

      IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                            FIRST UNION NATIONAL BANK

230 South Tryon Street              By:______________________________________
Charlotte, North Carolina, 28288    Name:____________________________________
                                    Title:___________________________________



Address:                            NORWEST ASSET SECURITIES
                                    CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703          By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________



Address:                            NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703          By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________


Address:                            [CUSTODIAN]

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

STATE OF                )
                        :  ss.:
COUNTY OF               )

      On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                             ________________________________
                                                     Notary Public



[NOTARIAL SEAL]

STATE OF                )
                        :  ss.:
COUNTY OF               )

      On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                             ________________________________
                                                     Notary Public




[NOTARIAL SEAL]

STATE OF                )
                        :  ss.:
COUNTY OF               )

      On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                             __________________________________
                                                     Notary Public




[NOTARIAL SEAL]

STATE OF                )
                        :  ss.:
COUNTY OF               )

      On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                          _____________________________________
                                                     Notary Public

 [NOTARIAL SEAL]

                                   EXHIBIT F-1


            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland]

NASCOR
NMI / 1998-34  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS


(i)           (ii)                                                 (iii)         (iv)           (v)        (vi)          (vii)
-----         ---------------------------      -----       -----   --------      --------       --------   ----------    --------
                                                                                                NET
MORTGAGE                                                                         MORTGAGE       MORTGAGE   CURRENT       ORIGINAL
LOAN                                                       ZIP     PROPERTY      INTEREST       INTEREST   MONTHLY       TERM TO
NUMBER        CITY                             STATE       CODE    TYPE          RATE           RATE       PAYMENT       MATURITY
--------      ---------------------------     -------     ------  ---------      --------       --------   ----------    --------
6421137       PEPPERELL                        MA          01463   SFD             7.125          6.500    $2,048.10       360
7351125       NORTHBROOK                       IL          60062   SFD             7.000          6.500    $2,162.23       360




(i)      (viii)         (ix)              (x)        (xi)        (xii)          (xiii)      (xiv)         (xv)        (xvi)
-----    ----------     --------------    ------     ---------   ----------     --------    -----------   ----------- -----------
                        CUT-OFF
MORTGAGE SCHEDULED      DATE                                     MORTGAGE                   T.O.P.        MASTER      FIXED
LOAN     MATURITY       PRINCIPAL                                INSURANCE      SERVICE     MORTGAGE      SERVICE     RETAINED
NUMBER   DATE           BALANCE           LTV        SUBSIDY     CODE           FEE         LOAN          FEE         YIELD
-------  ------------    --------------    ------    ---------   ----------     --------    -----------   ----------- -----------
6421137  1-Sep-28        $303,266.36       80.00                                0.250                     0.017        0.358
7351125  1-Nov-28        $324,733.60       59.09                                0.250                     0.017        0.233

                         $627,999.96


COUNT:                                       2
WAC:                               7.060363531
WAM:                               358.0341835
WALTV:                             69.18761145

                                   EXHIBIT F-2


     [Schedule of Mortgage Loans Serviced by Norwest Mortgage in Frederick,
                                    Maryland]

NASCOR
NMI / 1998-34  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)           (ii)                                            (iii)        (iv)           (v)            (vi)         (vii)
-----         ----------------------        -----    -----    --------     --------       --------       ----------   --------
                                                                                          NET
MORTGAGE                                                                   MORTGAGE       MORTGAGE       CURRENT      ORIGINAL
LOAN                                                 ZIP      PROPERTY     INTEREST       INTEREST       MONTHLY      TERM TO
NUMBER        CITY                          STATE    CODE     TYPE         RATE           RATE           PAYMENT      MATURITY
--------      ----------------------        -----   ------   --------     --------       --------       ----------   --------
4648171       GEORGETOWN                    SC      29440     SFD         7.125          6.500         $3,031.74          360
4701851       MILLNECK                      NY      11765     SFD         7.125          6.500         $3,435.97          360
4711637       DANVILLE                      IN      46122     SFD         7.000          6.500         $1,929.38          360
4745408       SAN CLEMENTE                  CA      92673     SFD         7.000          6.500         $2,104.35          360
4758750       STEWARTSVILLE                 NJ      08886     SFD         7.500          6.500         $1,774.61          360
4767131       PHOENIX                       AZ      85027     SFD         7.500          6.500         $1,831.95          360
4770755       MUNDELEIN                     IL      60060     SFD         7.500          6.500         $1,893.62          360
4772347       BELLE MEAD                    NJ      08502     SFD         6.750          6.483         $2,088.49          360
4785806       LIBERTYVILLE                  IL      60048     SFD         7.000          6.500         $1,663.26          360
4803206       CLINTON TOWNSHIP              NJ      08801     SFD         6.875          6.500         $1,938.60          360
4805491       DUBLIN                        OH      43017     SFD         7.250          6.500         $2,037.66          360
4809567       BROOKLYN                      NY      11226     SFD         7.125          6.500         $2,667.93          360
4816641       VERNON HILLS                  IL      60061     SFD         7.375          6.500         $2,037.50          360
4821007       DARIEN                        CT      06820     SFD         6.125          5.858         $1,585.87          360
4823510       PLAINVIEW                     NY      11803     SFD         7.375          6.500         $1,750.87          360
4824784       CHADDSFORD                    PA      19317     PUD         7.125          6.500         $2,209.80          360
4825276       LITTLE NECK                   NY      11363     SFD         7.375          6.500         $1,740.51          360
4826046       CHEVY CHASE                   MD      20815     SFD         7.375          6.500         $2,072.03          360
4827429       WOODBURY                      NY      11797     SFD         7.250          6.500         $4,434.15          360
4829025       MORTON GROVE                  IL      60053     SFD         7.750          6.500         $  931.34          360
4831105       WEST HAMPTON BEACH            NY      11978     SFD         7.875          6.500         $3,422.33          360
4831914       CARMEL                        IN      46033     SFD         6.625          6.358         $2,561.25          360
4831933       CULLMAN                       AL      35057     SFD         7.125          6.500         $1,762.45          360
4832625       LOS ANGELES                   CA      90049     HCO         7.375          6.500         $1,959.45          360
4832767       PELHAM MANOR                  NY      10803     SFD         7.125          6.500         $3,018.26          360
4832937       CHARLOTTE                     NC      28203     LCO         7.500          6.500         $  833.81          360
4837280       LOGANVILLE                    GA      30052     SFD         7.500          6.500         $3,391.19          360
4839633       TUSTIN                        CA      92780     SFD         7.000          6.500         $1,913.41          360
4840169       TOLUCA LAKE AREA LOS ANGE     CA      91602     SFD         7.250          6.500         $5,048.10          360
4840371       EAGLE                         ID      83616     SFD         7.125          6.500         $2,176.11          360
4840824       AVALON                        NJ      08202     SFD         7.500          6.500         $2,796.86          360
4841141       DOBBS FERRY                   NY      10522     SFD         7.125          6.500         $1,967.26          360
4841337       CLINTON                       NJ      08809     SFD         6.750          6.483         $1,686.36          360
4841772       REDDING                       CA      96003     SFD         7.250          6.500         $1,009.62          360
4842774       CINCINNATI                    OH      45244     SFD         7.625          6.500         $2,116.30          360
4844534       LEONARDTOWN                   MD      20650     SFD         7.000          6.500         $1,969.30          360
4845730       DOWNEY                        CA      90240     SFD         7.375          6.500         $1,817.86          360
4846034       NORTHRIDGE                    CA      91324     SFD         7.250          6.500         $  845.90          360
4846999       DEEPHAVEN                     MN      55391     SFD         7.500          6.500         $2,517.18          360
4847740       BROOKLYN                      NY      11219     MF2         7.750          6.500         $3,223.86          360
4848806       CINCINNATI                    OH      45243     SFD         7.125          6.500         $2,930.68          360
4848807       DUBLIN                        OH      43017     SFD         7.250          6.500         $2,251.18          360
4849104       DAVIDSONVILLE                 MD      21035     SFD         7.000          6.500         $2,574.00          240
4849172       SHORT HILLS                   NJ      07078     SFD         7.375          6.500         $2,320.67          360
4849210       WILTON                        CT      06897     SFD         6.000          5.733         $1,558.84          360
4849662       GRAFTON                       MA      01519     SFD         7.250          6.500         $2,123.61          360
4849760       POWAY                         CA      92064     SFD         7.375          6.500         $1,795.76          360
4850089       LYNNFIELD                     MA      01940     SFD         7.375          6.500         $2,417.37          360
4851076       LEAWOOD                       KS      66211     SFD         7.250          6.500         $2,694.60          360
4852227       SANTA CRUZ                    CA      95065     SFD         7.125          6.500         $2,391.70          360
4852753       EASTON                        MA      02356     SFD         7.250          6.500         $2,114.75          360
4852903       HUNTINGTON BEACH              CA      92646     SFD         7.625          6.500         $1,971.91          360
4853021       SYOSSET                       NY      11791     SFD         7.500          6.500         $2,120.72          360
4853083       OLDSMAR                       FL      34677     SFD         7.500          6.500         $1,964.26          351
4853104       DIX HILLS                     NY      11746     SFD         7.375          6.500         $2,094.13          360
4854575       CHESTERFIELD                  MO      63005     SFD         7.250          6.500         $2,694.60          360
4854794       PLANO                         TX      75093     SFD         7.250          6.500         $2,674.14          360
4855372       AUBURN                        AL      36830     SFD         7.250          6.500         $1,953.76          360
4855432       LOS ANGELES                   CA      90046     SFD         7.600          6.500         $2,471.27          360
4855440       HACIENDA HEIGHTS              CA      91745     SFD         7.650          6.500         $ 1,761.73          360
4855860       BASKING RIDGE                 NJ      07920     SFD         7.375          6.500          $2,065.12          360
4856299       CALIFORNIA                    KY      41007     SFD         7.250          6.500         $ 2,046.53          360
4856373       HUNTINGTON                    NY      11743     SFD         7.500          6.500         $ 2,167.56          360
4856450       BROOKLINE                     MA      02146     MF2         7.250          6.500          $2,182.97          360
4856475       BURNEY                        CA      96013     SFD         7.500          6.500           $ 408.34          360
4856593       LOS GATOS                     CA      95030     SFD         7.125          6.500         $ 1,856.77          360
4856626       SAN MATEO                     CA      94403     SFD         7.500          6.500         $ 2,097.64          360
4856733       LAKE STEVENS                  WA      98258     SFD         7.125          6.500         $ 1,708.55          360
4857184       SAN JOSE                      CA      95120     SFD         7.250          6.500         $ 1,978.31          360
4858113       LOS ANGELES                   CA      90027     SFD         7.150          6.500          $3,498.61          360
4858181       GILROY                        CA      95020     SFD         7.450          6.500         $ 2,449.20          360
4858853       EAST HAMPTON                  NY      11937     SFD         7.875          6.500         $ 1,450.14          360
4858944       NAMPA                         ID      83686     SFD         6.875          6.500          $2,627.72          360
4859379       BRANDON                       MI      48462     SFD         7.125          6.500         $ 1,875.63          360
4859447       PROVINCETOWN                  MA      02657     SFD         7.500          6.500         $ 2,485.71          360
4859546       GREAT NECK                    NY      11023     SFD         7.125          6.500         $ 1,947.05          360
4859552       DIX HILLS                     NY      11746     SFD         7.375          6.500          $1,837.20          360
4860119       WEST BLOOMFIELD               MI      48323     SFD         7.500          6.500         $ 2,608.07          360
4860195       PAXTON                        MA      01612     SFD         7.375          6.500          $2,261.96          360
4861634       ATLANTA                       GA      30339     SFD         7.500          6.500          $4,474.97          360
4861681       GAITHERSBURG                  MD      20882     SFD         7.250          6.500         $ 1,773.66          360
4861819       DOWNEY                        CA      90242     SFD         6.875          6.500         $ 1,016.93          360
4861862       NEWPORT BEACH                 CA      92660     SFD         7.625          6.500         $ 3,029.36          360
4862368       NEWTON                        MA      02465     SFD         7.250          6.500         $ 2,373.98          360
4862392       ALPINE                        UT      84004     SFD         7.125          6.500         $ 2,374.86          360
4862508       ODESSA                        FL      33556     SFD         7.250          6.500          $6,139.59          360
4862628       GLENDORA                      CA      91741     SFD         7.000          6.500          $1,805.96          360
4863110       AUSTIN                        TX      78747     SFD         7.125          6.500          $1,788.39          360
4863305       NEW YORK                      NY      10021     COP         7.000          6.500          $2,381.79          360
4863463       NAPLES                        FL      34109     SFD         7.000          6.500          $1,630.00          360
4863503       TUSTIN                        CA      92780     SFD         7.000          6.500         $ 1,723.47          360
4863636       WHITTIER                      CA      90601     SFD         7.000          6.500         $ 2,185.52          360
4863816       MILPITAS                      CA      95035     SFD         7.125          6.500         $ 1,859.47          360
4864269       NEWTON                        MA      02465     SFD         7.625          6.500          $3,206.31          360
4864840       WELLESLEY                     MA      02181     SFD         7.375          6.500         $ 2,762.71          360
4864861       MT OCAB                       OH      45154     SFD         7.125          6.500         $ 1,715.96          360
4865575       PORTOLA VALLEY                CA      94028     SFD         7.250          6.500          $4,201.53          360
4865920       SCARSDALE                     NY      10583     SFD         7.250          6.500          $1,948.30          360
4866096       MONTGOMERY TOWNSHIP           NJ      08558     SFD         7.125          6.500          $2,450.65          360
4866220       LOS GATOS                     CA      95030     LCO         7.250          6.500         $ 2,353.51          360
4866352       BEND                          OR      97702     SFD         6.875          6.500          $1,997.06          360
4866367       SANTA MONICA                  CA      90402     SFD         7.250          6.500         $ 5,184.54          360
4866726       BRENTWOOD                     CA      94513     SFD         7.000          6.500          $1,900.44          360
4866801       NATICK                        MA      01760     SFD         7.625          6.500         $ 1,719.94          360
4866915       VIENNA                        VA      22182     SFD         7.250          6.500         $ 2,046.53          360
4867085       SAN MATEO                     CA      94402     SFD         7.375          6.500         $ 4,489.39          360
4867101       SARATOGA                      CA      95070     SFD         7.250          6.500          $3,274.45          360
4867160       CANTON                        MI      48187     SFD         7.625          6.500         $ 1,959.18          360
4867319       SOUTHLAKE                     TX      76092     SFD         7.250          6.500         $ 4,362.86          360
4867357       MILL VALLEY                   CA      94941     SFD         7.250          6.500         $ 3,854.30          360
4867548       HUNTINGTON BEACH              CA      92649     SFD         7.250          6.500         $ 1,657.69          360
4867798       PALO ALTO                     CA      94303     SFD         7.375          6.500          $2,327.58          360
4867939       BRYN MAWR                     PA      19010     SFD         7.500          6.500         $ 2,293.42          360
4868237       SOUDERTON                     PA      18964     SFD         6.875          6.500          $1,832.84          360
4868308       CHAPPAQUA                     NY      10514     SFD         7.250          6.500         $ 2,404.67          360
4868316       PORT WASHINGTON               NY      11050     SFD         7.250          6.500         $ 1,773.66          360
4868369       CLARKSTON                     MI      48348     SFD         7.125          6.500         $ 2,562.83          360
4868772       LAGUNA NIGUEL                 CA      92677     SFD         7.125          6.500         $ 1,805.57          360
4868815       SAN JOSE                      CA      95132     SFD         7.500          6.500         $ 1,901.86          360
4868864       ESCONDIDO                     CA      92029     SFD         7.500          6.500         $ 1,200.55          360
4868895       BIRMINGHAM                    AL      35242     SFD         7.000          6.500          $6,652.70          360
4868921       LAS VEGAS                     NV      89121     SFD         7.750          6.500           $ 587.46          360
4869193       MOUNTAIN VIEW                 CA      94040     SFD         7.125          6.500         $ 2,297.39          360
4869379       THE WOODLANDS                 TX      77381     SFD         7.000          6.500         $ 3,938.59          360
4869505       STERLING                      VA      20165     SFD         6.875          6.500         $ 1,637.07          360
4869542       BENICIA                       CA      94510     SFD         7.250          6.500          $1,780.48          360
4869555       CROFTON                       MD      21114     SFD         7.375          6.500          $1,392.40          360
4869728       SOUTH LAKE                    TX      76092     SFD         7.000          6.500         $ 3,250.00          360
4869809       FOREST HILLS                  NY      11375     SFD         7.625          6.500         $ 2,066.76          360
4869926       LOS ANGELES                   CA      90049     SFD         7.375          6.500          $3,246.18          360
4870019       MERCER ISLAND                 WA      98040     SFD         7.125          6.500         $ 2,290.65          360
4870045       HENDERSONVILLE                TN      37075     SFD         6.750          6.483          $2,127.40          360
4870396       MOUNT LAUREL                  NJ      08054     SFD         7.375          6.500          $1,849.28          360
4870658       NEPONSIT                      NY      11694     SFD         7.125          6.500         $ 2,694.88          360
4871694       PELHAM MANOR                  NY      10803     SFD         6.875          6.500         $ 2,299.26          360
4871845       COLLEYVILLE                   TX      76034     SFD         7.000          6.500          $2,321.58          360
4871884       SAN JOSE                      CA      95128     SFD         7.250          6.500          $2,552.03          360
4871923       LITTLETON                     CO      80120     SFD         7.000          6.500         $ 1,669.91          360
4871994       HINGHAM                       MA      02043     SFD         7.250          6.500          $1,923.74          360
4872051       REDWOOD CITY                  CA      94063     SFD         7.125          6.500         $ 3,092.37          360
4872234       SAN FRANCISCO                 CA      94110     LCO         7.125          6.500         $ 2,290.64          360
4873132       SOUTHBOROUGH                  MA      01772     SFD         7.125          6.500         $ 3,233.85          360
4873300       WOODINVILLE                   WA      98072     SFD         6.875          6.500         $ 1,970.79          360
4873723       RIVERSIDE                     CT      06878     SFD         7.000          6.500         $ 2,784.96          360
4873932       FREMONT                       CA      94539     SFD         7.375          6.500          $2,541.69          360
4873965       CAMPBELL                      CA      95008     SFD         6.875          6.500          $1,793.42          360
4874247       LOS ALTOS                     CA      94024     SFD         7.500          6.500         $ 3,600.96          360
4874694       FRANKLIN                      MA      02038     SFD         7.375          6.500          $1,699.07          360
4874852       BREWSTER                      NY      10509     SFD         7.250          6.500         $ 2,646.85          360
4874951       EL DORADO HILLS               CA      95762     SFD         7.375          6.500         $ 1,761.23          360
4875007       NEWPORT BEACH                 CA      92660     SFD         7.375          6.500          $2,286.14          360
4875144       CINCINNATI                    OH      45242     SFD         7.125          6.500         $ 3,741.16          360
4875252       WACONIA                       MN      55387     SFD         7.000          6.500          $1,962.65          360
4875285       CORONA                        CA      91720     PUD         7.375          6.500         $ 1,771.59          360
4875495       EDISON                        NJ      08820     SFD         7.500          6.500         $ 2,034.72          360
4875642       ORCHARD LAKE VILLAGE          MI      48324     SFD         7.375          6.500          $2,065.12          360
4875788       CHAPPAQUA                     NY      10514     SFD         7.250          6.500         $ 2,230.72          360
4875921       SEATTLE                       WA      98119     SFD         7.375          6.500          $2,054.07          360
4875947       LOVELAND                      OH      45140     SFD         7.125          6.500         $ 2,150.51          360
4876016       SANTA ROSA                    CA      95403     SFD         7.750          6.500         $ 1,071.75          360
4876141       SEATTLE                       WA      98155     SFD         7.500          6.500           $ 811.09          360
4876226       LA JOLLA                      CA      92037     SFD         7.125          6.500         $ 3,002.09          360
4876241       WESTMINSTER                   CA      92683     SFD         7.500          6.500          $1,789.99          360
4876293       FREMONT                       CA      94539     SFD         7.375          6.500          $1,920.08          360
4876448       ROSLYN HARBOR                 NY      11576     SFD         7.000          6.500         $ 1,995.91          360
4876566       PICO RIVERA                   CA      90660     SFD         6.875          6.500         $ 1,248.16          360
4876690       LIVERMORE                     CA      94550     SFD         7.125          6.500         $ 1,701.14          360
4876792       GRANITE BAY                   CA      95746     PUD         6.125          5.858          $1,822.84          360
4876875       KIRKLAND                      WA      98033     SFD         7.125          6.500         $ 2,048.11          360
4877599       LOS ANGELES                   CA      91344     SFD         6.875          6.500          $1,932.03          360
4878380       ALISO VIEJO AREA              CA      92656     SFD         7.000          6.500          $2,509.52          360
4878400       ALISO VIEJO                   CA      92656     SFD         6.750          6.483         $ 2,594.39          360
4878452       CHANDLER                      AZ      85226     SFD         7.250          6.500          $2,225.67          360
4878609       GREENWOOD                     IN      46143     SFD         7.125          6.500          $2,782.13          360
4878984       PETALUMA                      CA      94954     SFD         7.000          6.500           $ 908.14          360
4878994       LOS ANGELES                   CA      90034     SFD         7.250          6.500          $2,021.98          360
4879013       WESTBOROUGH                   MA      01581     SFD         7.125          6.500         $ 1,815.68          360
4879154       LAS VEGAS                     NV      89129     PUD         7.500          6.500         $ 1,931.93          360
4879277       DANVILLE                      CA      94526     PUD         7.250          6.500          $3,872.72          360
4879369       SAN JOSE                      CA      95148     SFD         7.250          6.500         $ 1,807.77          360
4879633       NEW YORK                      NY      10022     COP         7.625          6.500          $1,746.48          360
4880112       CUPERTINO                     CA      95014     SFD         7.375          6.500          $2,520.97          360
4880580       WEST HILLS                    CA      91304     SFD         7.375          6.500         $ 1,807.16          360
4880653       ATLANTA                       GA      30327     SFD         7.375          6.500         $ 2,002.96          360
4880726       MISSION VIEJO                 CA      92692     SFD         7.250          6.500         $ 1,807.77          360
4880937       HILLSBOROUGH                  CA      94010     SFD         7.375          6.500         $ 6,906.76          360
4881577       NANTUCKET                     MA      02554     SFD         7.500          6.500         $ 3,496.08          360
4881684       LAKE FOREST                   CA      92630     SFD         7.250          6.500          $2,012.42          360
4881687       WESTMINSTER                   CO      80234     SFD         7.000          6.500         $ 2,121.33          360
4881691       LITTLETON                     CO      80127     SFD         6.875          6.500          $2,076.55          360
4881695       LITTLETON                     CO      80123     SFD         7.000          6.500          $2,503.70          360
4882038       CARMEL                        NY      10512     SFD         6.750          6.483          $2,179.29          360
4882195       WOODLAND HILLS                CA      91364     SFD         7.200          6.500          $2,144.98          360
4882202       MARTINEZ                      CA      94553     SFD         7.125          6.500         $ 1,751.67          360
4882291       SAN RAMON                     CA      94583     SFD         7.250          6.500         $ 1,739.55          360
4882365       VISALIA                       CA      93277     SFD         7.125          6.500         $ 2,425.39          360
4882401       BELMONT                       CA      94002     SFD         7.375          6.500         $ 2,721.27          360
4882427       SOLANA BEACH                  CA      92075     LCO         7.500          6.500          $2,566.12          360
4882428       VELENCIA                      CA      91354     SFD         7.000          6.500          $1,656.60          360
4882531       HIDDEN HILLS                  CA      91302     SFD         7.350          6.500         $ 6,889.73          360
4882548       GREENSBORO                    NC      27410     SFD         7.625          6.500         $ 1,847.35          360
4882557       SAN DIEGO                     CA      92122     SFD         7.050          6.500         $ 2,038.09          360
4882646       VACAVILLE                     CA      95688     SFD         7.375          6.500         $ 1,937.35          360
4882707       AGOURA                        CA      91301     SFD         7.350          6.500          $1,956.69          360
4882872       LOS ANGELES                   CA      90049     SFD         7.500          6.500          $5,146.22          360
4882878       PLEASANTON                    CA      94566     SFD         7.125          6.500          $2,371.49          360
4883168       COLUMBIA                      SC      29209     PUD         7.000          6.500          $1,849.54          360
4883241       LIBERTYVILLE                  IL      60048     SFD         7.250          6.500         $ 2,146.13          360
4883510       WESTLAKE VILLAGE              CA      91361     SFD         7.450          6.500         $ 2,504.86          360
4883560       SIMI VALLEY                   CA      93065     SFD         7.125          6.500          $1,967.26          360
4883588       CLYDE HILL                    WA      98004     SFD         7.000          6.500         $ 1,995.91          360
4883606       VISALIA                       CA      93292     SFD         7.375          6.500         $ 1,772.62          360
4883816       EL DORADO HILLS               CA      95762     SFD         7.125          6.500          $2,526.45          360
4883881       SAN FRANCISCO                 CA      94114     SFD         6.625          6.358         $ 2,561.25          360
4883887       LOS ALTOS                     CA      94024     SFD         7.100          6.500         $ 1,779.55          360
4883969       SAN LEANDRO                   CA      94577     SFD         7.400          6.500         $ 1,772.50          360
4884162       CASTRO VALLEY                 CA      94552     SFD         7.625          6.500          $2,597.68          360
4884214       REDWOOD CITY                  CA      94062     SFD         7.125          6.500         $ 2,593.82          360
4884260       RUMSON                        NJ      07760     SFD         7.125          6.500         $ 1,717.99          360
4884301       NEWBURY PARK                  CA      91320     PUD         7.250          6.500         $ 1,865.76          360
4884315       SAN RAMON                     CA      94583     SFD         7.375          6.500         $ 1,971.88          360
4884354       LINCOLN CITY                  OR      97367     SFD         7.250          6.500         $ 2,046.53          360
4884604       WEST BLOOMFIELD               MI      48322     SFD         7.375          6.500          $2,545.83          360
4884662       BRIER                         WA      98036     SFD         7.375          6.500         $ 2,072.03          360
4885074       LA HABRA HEIGHTS              CA      90631     SFD         7.350          6.500          $2,156.49          360
4885205       SAN DIEGO                     CA      92109     SFD         6.875          6.500          $2,857.65          360
4885211       FREMONT                       CA      94539     SFD         7.000          6.500          $3,555.38          360
4885227       WEST LINN                     OR      97068     SFD         7.550          6.500          $1,894.33          360
4885229       GILROY                        CA      95020     SFD         7.500          6.500          $2,412.30          360
4885267       SCOTCH PLAINS                 NJ      07076     SFD         6.875          6.500         $ 4,178.07          360
4885290       ROLLING HILLS ESTATES         CA      90274     SFD         7.200          6.500         $ 2,647.28          360
4885535       PORTOLA VALLEY                CA      94028     SFD         7.250          6.500         $ 3,666.70          360
4885546       CUPERTINO                     CA      95014     SFD         7.125          6.500         $ 1,742.91          360
4885564       SHERMAN OAKS                  CA      91423     SFD         7.500          6.500         $ 2,598.99          360
4885662       SAN JOSE                      CA      95135     SFD         7.125          6.500         $ 2,528.51          240
4885800       LA CANADA-FLINTRIDGE          CA      91011     SFD         7.350          6.500         $ 2,859.24          360
4885805       ORONO                         MN      55391     SFD         7.000          6.500          $2,154.98          360
4885825       NEWTON                        MA      02466     SFD         7.250          6.500          $2,782.13          240
4885902       LAGUNA NIGUEL                 CA      92677     PUD         7.050          6.500          $2,139.73          360
4885918       SEAL BEACH                    CA      90740     SFD         7.650          6.500          $1,844.74          360
4885982       BELLEVUE                      WA      98008     SFD         6.875          6.500          $1,652.83          360
4886201       HILLSBOUROUGH                 CA      94010     SFD         7.650          6.500         $ 4,714.73          360
4886252       LONG BEACH                    CA      90808     SFD         7.150          6.500         $ 1,677.04          360
4886293       SANTA MARIA                   CA      93455     SFD         7.125          6.500         $ 1,852.73          360
4886314       BURLINGAME                    CA      94010     SFD         7.125          6.500          $3,166.48          360
4886320       BYRON                         CA      94514     SFD         7.125          6.500          $2,677.25          240
4886326       PLYMOUTH                      MN      55447     SFD         6.750          6.483         $ 1,775.22          360
4886398       SAN JOSE                      CA      95120     SFD         7.125          6.500          $2,795.94          360
4886403       HUNTINGTON BEACH              CA      92646     SFD         7.375          6.500         $ 1,519.49          360
4886621       SAN CARLOS                    CA      94070     SFD         7.125          6.500          $2,344.55          360
4886730       BURLINGAME                    CA      94010     SFD         7.125          6.500         $ 2,627.51          360
4886796       SAN LUIS OBISPO               CA      93401     SFD         7.125          6.500          $1,868.56          360
4887004       SEATTLE                       WA      98115     SFD         7.000          6.500         $ 2,368.48          360
4887005       PORTLAND                      OR      97221     SFD         7.000          6.500          $2,288.31          360
4887009       LONG GROVE                    IL      60047     SFD         7.375          6.500         $ 3,038.97          360
4887536       SAN JOSE                      CA      95120     SFD         7.125          6.500         $ 2,260.33          360
4887590       TORRANCE                      CA      90503     SFD         7.125          6.500          $2,472.55          360
4887687       DANA POINT                    CA      92629     SFD         7.500          6.500         $ 1,992.77          360
4887695       DANVILLE                      CA      94506     SFD         7.125          6.500         $ 2,822.89          360
4887707       BREMERTON                     WA      98311     SFD         6.875          6.500          $2,817.88          240
4887781       DENVER                        CO      80207     SFD         7.375          6.500           $ 683.77          360
4887837       FREMONT                       CA      94539     SFD         7.375          6.500         $ 2,310.31          360
4887911       SAN DIEGO                     CA      92116     SFD         7.125          6.500         $ 2,294.02          360
4887952       SAN JOSE                      CA      95123     SFD         7.375          6.500         $ 1,740.51          360
4888039       FREMONT                       CA      94539     SFD         7.125          6.500          $2,553.40          360
4888093       SAN JOSE                      CA      95124     SFD         7.125          6.500          $1,929.20          360
4888094       CUPERTINO                     CA      95014     SFD         7.375          6.500         $ 2,569.32          360
4888135       SARATOGA                      CA      95070     SFD         7.125          6.500         $ 2,358.02          360
4888175       PALO ALTO                     CA      94303     SFD         7.125          6.500         $ 2,297.39          360
4888208       DANA POINT                    CA      92629     SFD         7.500          6.500          $2,272.45          360
4888364       HUNTINGTON BEACH              CA      92648     SFD         7.250          6.500          $1,830.62          360
4888409       WESTWOOD                      MA      02090     SFD         7.375          6.500          $2,356.41          360
4888431       WALNUT                        CA      91789     SFD         7.250          6.500         $ 2,084.73          360
4888547       LAGUNA NIGUEL                 CA      92677     SFD         7.500          6.500         $ 2,506.68          360
4888752       KAYSVILLE                     UT      84037     SFD         7.000          6.500         $ 1,656.61          360
4888942       LOS ALTOS                     CA      94024     SFD         6.875          6.500          $2,813.63          360
4889069       WALNUT CREEK                  CA      94596     SFD         7.250          6.500         $ 2,564.99          360
4889098       LAS VEGAS                     NV      89113     SFD         7.125          6.500         $ 1,212.69          360
4889114       HOLLYWOOD                     MD      20636     SFD         7.500          6.500          $2,735.33          360
4889140       SCOTTS VALLEY                 CA      95066     SFD         7.125          6.500          $2,371.49          360
4889181       COS COB                       CT      06807     SFD         6.750          6.483         $ 2,043.09          360
4889213       HUNTINGTON BEACH              CA      92648     SFD         7.250          6.500         $ 1,831.30          360
4889225       TAMPA                         FL      33629     SFD         7.375          6.500          $3,971.39          360
4889228       BELMONT                       MA      02178     SFD         7.250          6.500         $ 3,751.97          360
4889287       BLOOMFIELD HILLS              MI      48302     SFD         7.250          6.500         $ 1,691.12          360
4889291       EL CAJON                      CA      92021     SFD         7.625          6.500          $2,463.12          360
4889303       HUNT VALLEY                   MD      21030     SFD         7.125          6.500         $ 3,686.59          360
4889449       SAN FRANCISCO                 CA      94103     LCO         6.875          6.500         $ 1,655.47          360
4889480       ROWLAND HEIGHTS               CA      91748     SFD         7.375          6.500         $ 2,072.03          360
4889510       LOS ALTOS                     CA      94022     SFD         7.125          6.500          $3,236.55          360
4889600       EGG HARBOR TOWNSHIP           NJ      08234     SFD         7.875          6.500         $ 1,859.81          360
4889697       TOMS RIVER                    NJ      08753     SFD         7.125          6.500         $ 2,715.09          360
4889775       LOS ANGELES                   CA      90048     SFD         7.000          6.500          $1,842.89          360
4889835       FOUNTAIN VALLEY               CA      92708     SFD         7.125          6.500         $ 1,735.50          360
4890158       VALENCIA                      CA      91355     SFD         7.500          6.500          $1,908.86          360
4890407       SALT LAKE CITY                UT      84121     SFD         7.250          6.500         $ 2,046.53          360
4890474       SAN DIEGO                     CA      92106     SFD         7.000          6.500         $ 2,328.56          360
4890636       SAN JOSE                      CA      95148     SFD         7.000          6.500         $ 2,035.83          360
4890898       CUPERTINO                     CA      95014     SFD         7.250          6.500          $3,888.41          360
4891153       SAN JOSE                      CA      95125     SFD         7.000          6.500          $2,973.91          360
4891194       LONG GROVE                    IL      60047     SFD         6.625          6.358          $2,241.09          360
4891569       LOS ALTOS                     CA      94022     SFD         7.000          6.500         $ 3,326.52          360
4891613       HUNTINGTON BEACH              CA      92649     SFD         6.750          6.483          $2,217.89          360
4891658       WINDSOR                       CA      95492     SFD         7.500          6.500         $ 1,978.78          360
4891666       EL CAJON                      CA      92021     SFD         7.375          6.500          $2,706.07          360
4891684       IRVINE                        CA      92612     SFD         7.000          6.500          $2,667.87          360
4891801       SAN RAMON                     CA      94583     SFD         7.875          6.500          $2,610.25          360
4891804       CORONA DEL MAR                CA      92625     SFD         7.000          6.500         $ 3,259.99          360
4891833       CYPRESS                       CA      90630     SFD         7.625          6.500         $ 2,831.17          360
4891899       VIRGINIA BEACH                VA      23452     SFD         7.375          6.500          $1,854.46          360
4892039       RICHMOND                      CA      94804     SFD         7.125          6.500         $ 1,717.99          360
4892127       TRABUCO CANYON                CA      92679     SFD         7.375          6.500          $1,906.26          360
4892135       IRVINE                        CA      92604     LCO         7.000          6.500          $1,804.30          360
4892221       SAN MARINO                    CA      91108     SFD         7.375          6.500         $ 1,911.79          360
4892284       CUPERTINO                     CA      95014     SFD         7.000          6.500          $2,215.46          360
4892349       DANA POINT                    CA      92629     SFD         7.250          6.500          $2,142.72          360
4892490       CUPERTINO                     CA      95014     SFD         7.125          6.500         $ 2,197.67          360
4892529       CAMPBELL                      CA      95008     SFD         7.125          6.500          $2,863.31          360
4892534       LOS GATOS                     CA      95032     SFD         7.250          6.500          $2,312.58          360
4892637       SARATOGA                      CA      95070     SFD         7.000          6.500         $ 3,259.99          360
4892647       LOS ALTOS HILLS               CA      94022     SFD         7.125          6.500          $2,959.65          360
4892854       MERCER ISLAND                 WA      98040     SFD         6.875          6.500         $ 1,786.85          360
4892867       SUNNYVALE                     CA      94087     SFD         7.125          6.500         $ 2,558.11          360
4892893       LAGUNA NIGUEL                 CA      92677     SFD         7.125          6.500         $ 4,224.22          360
4892914       LARCHMONT                     NY      10538     SFD         7.250          6.500          $2,679.37          240
4892925       DARIN                         CT      06820     SFD         6.750          6.483         $ 3,911.05          360
4892952       AUSTIN                        TX      78730     SFD         6.625          6.358          $2,381.96          360
4892960       NORTH SALEM ROAD              NY      10560     SFD         7.250          6.500         $ 1,910.09          360
4892985       FAYETTEVILLE                  GA      30215     SFD         6.375          6.108         $ 2,033.82          360
4893104       NEW BRAUNFELS                 TX      78132     SFD         6.750          6.483         $ 2,334.96          360
4893138       ENGLEWOOD                     CO      80111     SFD         7.250          6.500         $ 3,105.27          360
4893316       NEWPORT BEACH                 CA      92663     SFD         6.750          6.483         $ 1,816.07          360
4893357       MEDFORD                       NJ      08055     SFD         6.500          6.233          $2,521.96          360
4893444       LOS ALTOS                     CA      94022     SFD         6.875          6.500         $ 2,874.06          360
4893539       GARDEN CITY                   NY      11530     SFD         7.000          6.500         $ 1,995.91          360
4893606       SALT LAKE CITY                UT      84121     SFD         6.500          6.233         $ 1,872.50          360
4893675       ENCINITAS                     CA      92024     SFD         7.000          6.500         $ 3,825.49          360
4893700       POTOMAC                       MD      20854     SFD         7.125          6.500         $ 1,943.01          360
4893867       LAKE FOREST                   IL      60045     SFD         7.250          6.500         $ 2,285.29          360
4893969       TIBURON                       CA      94920     SFD         7.125          6.500         $ 6,110.63          360
4894027       WOODINVILLE                   WA      98072     SFD         6.625          6.358          $2,305.12          360
4894064       FREMONT                       CA      94539     SFD         7.000          6.500         $ 2,993.87          360
4894472       GIG HARBOR                    WA      98355     SFD         6.875          6.500         $ 1,813.12          360
4894559       CAMARILLO                     CA      93012     PUD         6.875          6.500         $ 3,870.63          360
4894612       SAN MATEO                     CA      94403     SFD         7.000          6.500          $3,193.46          360
4894657       DIX HILLS                     NY      11746     SFD         7.875          6.500          $2,001.20          360
4894693       BLACK DIAMOND                 WA      98010     SFD         6.500          6.233         $ 1,820.10          360
4894719       MISSION VIEJO                 CA      92691     PUD         7.500          6.500          $1,748.04          360
4894728       COLUMBUS                      OH      43220     SFD         7.000          6.500         $ 1,832.91          360
4894762       SAN DIEGO                     CA      92103     SFD         7.000          6.500          $1,837.90          360
4894898       KEY WEST                      FL      33040     SFD         7.125          6.500         $ 2,782.46          360
4894942       OCEAN CITY                    NJ      08226     SFD         7.500          6.500         $ 3,845.68          360
4894977       RANCHO PALOS VERDES           CA      90275     SFD         7.000          6.500         $ 1,975.95          360
4894987       SUNNYVALE                     CA      94087     SFD         7.000          6.500          $1,942.69          360
4895016       SAN JOSE                      CA      95128     SFD         7.500          6.500          $1,789.99          360
4895046       SAN JOSE                      CA      95120     SFD         6.875          6.500          $2,506.19          360
4895068       PACIFICA                      CA      94044     SFD         7.000          6.500         $ 1,896.12          360
4895091       FREMONT                       CA      94539     SFD         7.000          6.500         $ 2,528.15          360
4895135       RANCHO PALOS VERDES           CA      90275     SFD         6.875          6.500         $ 2,141.59          360
4895160       EL DORADO HILLS               CA      95762     SFD         7.375          6.500         $ 2,002.96          360
4895228       MANHATTAN BEACH               CA      90266     SFD         7.125          6.500          $2,876.78          360
4895242       CUPERTINO                     CA      95014     SFD         7.125          6.500         $ 2,826.25          360
4895251       FLOSSMOOR                     IL      60422     SFD         7.250          6.500          $2,169.32          360
4895293       CHINO HILLS                   CA      91709     SFD         7.125          6.500         $ 1,767.84          360
4895321       LAGUNA HILLS                  CA      92653     SFD         7.000          6.500         $ 3,220.07          360
4895327       SAN JOSE                      CA      95120     SFD         7.000          6.500          $2,767.66          360
4895336       MISSION VIEJO                 CA      92692     SFD         7.250          6.500         $ 2,050.63          360
4895409       SARATOGA                      CA      95070     SFD         6.750          6.483          $2,373.87          360
4895466       SANTA BARBARA                 CA      93110     SFD         7.250          6.500          $1,760.02          360
4895486       SUNNYVALE                     CA      94087     LCO         6.875          6.500          $1,708.02          360
4896086       ENCINITAS                     CA      92024     SFD         7.125          6.500          $2,620.77          360
4896093       IRVINE                        CA      92612     SFD         7.125          6.500         $ 2,789.20          360
4896210       IRVINE                        CA      92612     PUD         7.875          6.500         $ 3,023.54          360
4896245       HEATH                         TX      75087     SFD         7.125          6.500         $ 2,290.64          360
4896404       LOS ANGELES                   CA      90065     SFD         7.000          6.500         $ 1,729.79          360
4896405       FREMONT                       CA      94539     SFD         7.000          6.500         $ 1,955.99          360
4896665       LA CANADA                     CA      91011     SFD         7.250          6.500         $ 2,271.65          360
4896681       SARATOGA                      CA      95070     SFD         7.000          6.500          $5,435.53          360
4896861       SAN JOSE                      CA      95136     SFD         7.125          6.500         $ 1,785.36          360
4896892       SAN JOSE                      CA      95118     SFD         7.000          6.500          $1,696.53          360
4896907       WINTERS                       CA      95694     SFD         7.375          6.500         $ 1,685.25          360
4896938       MILL VALLEY                   CA      94941     SFD         7.000          6.500         $ 3,306.56          360
4897003       ASHAROKEN                     NY      11768     SFD         7.000          6.500         $ 1,703.18          360
4897038       LOS ALTOS                     CA      94024     SFD         7.000          6.500          $2,627.95          360
4897086       IRVINE                        CA      92604     SFD         7.250          6.500         $ 1,787.31          360
4897089       FOUNTAIN VALLEY               CA      92708     SFD         7.250          6.500         $ 1,739.55          360
4897156       DANA POINT                    CA      92629     SFD         7.000          6.500         $ 2,375.13          360
4897169       PLEASANTON                    CA      94588     SFD         7.000          6.500          $1,636.65          360
4897235       TAMPA                         FL      33647     SFD         7.375          6.500          $2,182.54          360
4897287       KEY LARGO                     FL      33037     SFD         7.250          6.500          $1,265.44          360
4897350       SANTA CRUZ                    CA      95062     SFD         7.375          6.500         $ 2,507.16          360
4897352       HOUSTON                       TX      77042     SFD         6.875          6.500          $2,627.72          360
4897371       LEAWOOD                       KS      66224     SFD         7.125          6.500         $ 2,694.88          360
4897404       SANTA BARBARA                 CA      93110     SFD         6.750          6.483         $ 2,101.46          360
4897487       RENTON                        WA      98059     SFD         7.000          6.500         $ 2,368.48          360
4897498       COLORADO SPRINGS              CO      80908     SFD         7.000          6.500         $ 3,273.29          360
4897551       LOS ANGELES                   CA      90024     SFD         6.500          6.233         $ 1,706.59          360
4897552       NOVATO                        CA      94947     SFD         7.000          6.500         $ 2,661.21          360
4897629       BETHESDA                      MD      20817     SFD         7.125          6.500          $1,936.94          360
4897655       VALENCIA                      CA      91354     SFD         7.250          6.500          $1,898.49          360
4897690       LA MESA                       CA      91941     SFD         7.125          6.500         $ 3,368.59          360
4897749       DANVILLE                      CA      94526     SFD         6.875          6.500          $2,480.57          360
4897895       JOHNSTON                      IA      50131     SFD         6.875          6.500         $ 1,912.32          360
4897919       SAN RAMON                     CA      94583     SFD         7.000          6.500         $ 2,062.44          360
4897952       TRUMBULL                      CT      06611     SFD         6.875          6.500          $1,865.68          360
4897990       MISSION VIEJO                 CA      92692     SFD         7.000          6.500          $1,689.87          360
4897996       SAN RAMON                     CA      94583     SFD         7.000          6.500          $1,809.63          360
4898012       CALISTOGA                     CA      94515     SFD         7.250          6.500         $ 4,417.10          360
4898021       HOUSTON                       TX      77057     PUD         7.375          6.500          $1,834.78          360
4898104       REDWOOD CITY                  CA      94065     SFD         7.125          6.500         $ 1,717.99          360
4898133       BROOKFIELD                    CT      06804     SFD         6.500          6.233         $ 1,801.40          360
4898145       ELM GROVE                     WI      53122     SFD         6.875          6.500         $ 2,020.06          360
4898150       CUPERTINO                     CA      95014     SFD         6.750          6.483         $ 2,429.00          360
4898172       CRYSTAL LAKE                  IL      60014     SFD         7.125          6.500         $ 2,219.57          360
4898190       REDONDO BEACH                 CA      90278     SFD         7.125          6.500         $ 1,751.67          360
4898251       CONCORD                       MA      01742     SFD         6.500          6.233         $ 1,550.15          360
4898290       AUSTIN                        TX      78746     SFD         7.375          6.500          $2,375.92          360
4898310       SAN RAFAEL                    CA      94903     SFD         6.625          6.358         $ 1,751.26          360
4898387       BONSALL                       CA      92003     SFD         7.000          6.500         $ 2,262.03          360
4898493       REDONDO BEACH                 CA      90277     SFD         6.875          6.500          $1,806.56          360
4898555       SUMMERLAND                    CA      93067     SFD         7.375          6.500          $2,769.61          360
4898595       TORRANCE                      CA      90505     SFD         7.250          6.500          $1,828.24          360
4898647       DALLAS                        TX      75248     SFD         6.875          6.500         $ 3,186.77          360
4898677       SAN JOSE                      CA      95135     SFD         7.000          6.500          $2,301.95          360
4898732       SAN FRANCISCO                 CA      94121     SFD         7.000          6.500         $ 2,684.50          360
4898736       AMAGANSETT                    NY      11930     SFD         7.500          6.500          $2,454.25          360
4898741       JUPITER                       FL      33477     SFD         7.250          6.500         $ 2,865.15          360
4898784       COTO DE CAZA                  CA      92679     SFD         6.875          6.500         $ 1,970.79          360
4898941       MORAGA                        CA      94556     SFD         7.250          6.500          $4,434.15          360
4898958       FREMONT                       CA      94539     SFD         6.875          6.500         $ 2,416.19          360
4898980       AUSTIN                        TX      78730     SFD         6.875          6.500         $ 2,258.20          360
4899017       SUNNYVALE                     CA      94087     SFD         7.000          6.500         $ 3,113.62          360
4899022       ALAMO                         CA      94507     SFD         6.750          6.483         $ 2,594.40          360
4899212       LOS ANGELES                   CA      90048     SFD         7.125          6.500         $ 2,290.65          360
4899227       CALABASAS                     CA      91302     SFD         7.000          6.500          $2,627.95          360
4899230       TORRANCE                      CA      90505     SFD         7.250          6.500         $ 2,087.46          360
4899448       FREMONT                       CA      94539     SFD         7.375          6.500          $1,664.53          360
4899455       WESTPORT                      CT      06880     SFD         7.125          6.500         $ 2,438.87          360
4899955       PARTOLA VALLEY                CA      94028     SFD         7.000          6.500          $3,818.84          360
4900084       REDONDO BEACH                 CA      90277     SFD         7.125          6.500         $ 1,978.72          360
4900098       VENTURA                       CA      93004     SFD         7.250          6.500         $ 1,807.77          360
4900196       SAN JOSE                      CA      95129     SFD         7.375          6.500         $ 1,876.57          360
4900265       NEW ORLEANS                   LA      70130     SFD         6.875          6.500         $ 1,675.17          360
4900401       DANVILLE                      CA      94526     SFD         7.000          6.500          $2,518.84          360
4900445       SAN JOSE                      CA      95120     SFD         7.125          6.500          $2,240.12          360
4900632       SOLANA BEACH                  CA      92075     LCO         7.375          6.500         $ 2,072.03          360
4900685       PLEASANTON                    CA      94588     SFD         7.125          6.500         $ 1,713.27          360
4900705       SAN DIEGO                     CA      92130     SFD         7.125          6.500         $ 1,940.31          360
4900724       LUTZ                          FL      33549     SFD         7.250          6.500         $ 3,197.71          360
4900779       CUPERTINO                     CA      95014     SFD         7.375          6.500         $ 2,750.61          360
4900797       OAKLAND                       CA      94610     SFD         7.250          6.500         $ 2,264.83          360
4900861       SAN DIEGO                     CA      92109     SFD         7.750          6.500          $2,185.06          360
4900870       RIVERSIDE                     CA      92504     SFD         7.250          6.500         $ 2,046.53          360
4900873       SANTA CLARA                   CA      95051     SFD         6.875          6.500         $ 2,226.99          360
4900915       PLANO                         TX      75025     SFD         7.125          6.500          $1,886.42          360
4900988       HUNTINGTON BEACH              CA      92646     SFD         7.375          6.500         $ 1,781.95          360
4901085       BERKELEY                      CA      94705     SFD         7.000          6.500          $1,920.06          360
4901107       KEY WEST                      FL      33040     LCO         7.125          6.500         $ 1,910.00          360
4901217       EL DORADO HILLS               CA      95762     SFD         7.375          6.500         $ 1,795.07          360
4901253       FORT WORTH                    TX      76132     LCO         6.625          6.358           $ 936.77          360
4901381       CASTRO VALLEY                 CA      94552     LCO         6.875          6.500           $ 985.39          360
4901552       HUNTINGTON BEACH              CA      92648     SFD         7.000          6.500         $ 2,235.42          360
4901889       PALO ALTO                     CA      94303     SFD         7.125          6.500          $2,620.77          360
4901950       VIENNA                        VA      22182     SFD         7.750          6.500          $2,143.87          360
4902112       ORINDA                        CA      94563     SFD         7.250          6.500          $2,237.54          360
4902129       SAN RAMON                     CA      94583     SFD         6.750          6.483          $1,997.68          360
4902154       GLENDALE                      CA      91202     SFD         7.125          6.500         $ 1,642.19          360
4902384       UNION CITY                    CA      94587     SFD         6.625          6.358          $1,646.88          360
4902565       ANNAPOLIS                     MD      21401     LCO         7.000          6.500           $ 624.39          360
4903088       NEEDHAM                       MA      02492     SFD         6.750          6.483          $1,880.94          360
4903123       SANTA CLARITA                 CA      91351     SFD         7.375          6.500          $2,569.31          360
4903159       FREMONT                       CA      94539     PUD         7.125          6.500         $ 3,489.86          360
4903192       SCOTTSDALE                    AZ      85259     SFD         6.750          6.483          $1,997.68          360
4903223       HAWTHORN WOODS                IL      60047     SFD         7.000          6.500          $2,147.60          360
4903259       SAN JOSE                      CA      95121     SFD         7.250          6.500         $ 3,172.12          360
4903275       ESCONDIDO                     CA      92029     SFD         6.750          6.483          $2,179.29          360
4903371       DOVER                         MA      02030     SFD         6.875          6.500         $ 4,237.20          360
4903388       RANCHO PALOS VERDES           CA      90275     SFD         7.125          6.500         $ 2,694.88          360
4903440       GREENBRAE                     CA      94904     SFD         6.875          6.500         $ 2,548.88          360
4903447       KENSINGTON                    CA      94707     SFD         7.000          6.500         $ 2,661.21          360
4903466       ENCINO                        CA      91316     SFD         6.875          6.500         $ 2,433.92          360
4903471       REDWOOD CITY                  CA      94061     SFD         7.000          6.500          $1,862.85          360
4903488       DOUBLE OAK                    TX      75028     SFD         6.750          6.483         $ 1,738.25          360
4903556       SAN CARLOS                    CA      94070     SFD         6.875          6.500         $ 1,747.43          360
4903765       NEW CASTLE                    WA      98056     SFD         7.000          6.500          $1,743.09          360
4903803       LITTLETON                     CO      80124     SFD         7.125          6.500          $1,684.30          360
4903815       MILPITAS                      CA      95035     SFD         7.250          6.500         $ 2,258.00          360
4903822       ISSAQUAH                      WA      98029     PUD         7.250          6.500         $ 1,978.31          360
4903826       RANCHO PALOS VERDES           CA      90275     SFD         7.250          6.500          $2,455.83          360
4903845       FREMONT                       CA      94539     SFD         7.250          6.500          $3,410.88          360
4903876       TORRANCE                      CA      90505     SFD         7.125          6.500         $ 1,832.51          360
4903913       ALAMEDA                       CA      94502     SFD         7.250          6.500         $ 2,155.68          360
4904052       BUFFALO GROVE                 IL      60089     SFD         7.125          6.500         $ 1,697.77          360
4904145       SKOKIE                        IL      60076     SFD         7.000          6.500          $1,709.83          360
4904170       REDONDO BEACH                 CA      90277     LCO         7.000          6.500          $1,763.06          360
4904753       DIX HILLS                     NY      11746     SFD         7.625          6.500         $ 2,293.26          360
4904851       CLAYTON                       CA      94517     SFD         7.250          6.500         $ 2,046.53          360
4905093       SAN DIEGO                     CA      92129     SFD         6.875          6.500          $1,839.40          360
4905875       SAN JOSE                      CA      95131     SFD         7.125          6.500          $1,684.30          360
4906119       ATLANTA                       GA      30319     SFD         7.250          6.500          $1,698.62          360
4906241       BIRMINGHAM                    AL      35242     SFD         6.875          6.500         $ 1,970.79          360
4906509       WOODLAND HILLS                CA      91367     SFD         6.625          6.358         $ 2,945.44          360
4906621       GLENDALE                      CA      91208     SFD         7.250          6.500          $1,740.92          360
4906981       AURORA                        CO      80016     PUD         6.500          6.233         $ 2,411.21          360
4907124       OAKLAND                       CA      94602     SFD         6.875          6.500         $ 1,834.15          360
4907190       HUNTINGTON BEACH              CA      92649     SFD         7.500          6.500          $1,982.27          360
4907214       ALTADENA AREA                 CA      91001     SFD         7.500          6.500          $2,447.25          360
4907246       MILL VALLEY                   CA      94941     SFD         7.375          6.500         $ 3,259.99          360
4907256       NEWARK                        CA      94560     SFD         7.500          6.500          $2,547.24          360
4907511       DENVER                        CO      80206     SFD         7.125          6.500         $ 1,852.73          360
4907566       SARASOTA                      FL      34242     SFD         7.500          6.500          $1,748.04          360
4907702       SNOQUALMIE                    WA      98065     SFD         7.000          6.500         $ 1,995.91          360
4907713       ORANGE                        CA      92867     PUD         7.500          6.500          $2,146.59          360
4908727       TUSTIN                        CA      92782     SFD         6.875          6.500         $ 2,536.40          360
4909664       DANVILLE                      CA      94526     SFD         7.000          6.500         $ 2,095.71          360
4909806       SEATTLE                       WA      98115     SFD         7.125          6.500          $3,691.98          360
4909889       SAN DIEGO                     CA      92129     SFD         7.375          6.500         $ 2,885.99          360
4910133       TAMPA                         FL      33606     SFD         7.375          6.500         $ 2,348.30          360
4910237       PRESCOTT                      AZ      86301     SFD         7.750          6.500          $2,435.81          360
4910872       WOODBRIDGE                    NJ      08863     SFD         6.000          5.733           $ 743.45          360
4911090       NEW PROVIDENCE                NJ      07974     SFD         7.250          6.500         $ 2,264.83          360
4911646       SONOMA                        CA      95476     SFD         7.125          6.500         $ 1,791.42          360
4911653       MUKILTEO                      WA      98275     SFD         7.000          6.500          $1,982.60          360
4911661       OAKLAND                       NJ      07436     SFD         7.000          6.500         $ 1,901.77          360
4911753       PASADENA                      CA      91107     SFD         7.000          6.500          $1,796.32          360
4911766       SONOMA                        CA      95476     SFD         7.375          6.500         $ 1,947.70          360
4911775       GLEN ELLYN                    IL      60137     SFD         7.250          6.500         $ 1,650.87          360
4911777       MORAGA                        CA      94556     SFD         7.250          6.500         $ 4,393.22          360
4911788       BARRINGTON                    IL      60010     SFD         7.125          6.500          $2,856.57          360
4911810       HUNTINGTON BEACH              CA      92647     SFD         7.250          6.500           $ 665.80          360
4911821       GLENDALE                      CA      91214     SFD         7.500          6.500          $1,478.84          360
4911822       FREMONT                       CA      94555     SFD         7.625          6.500         $ 1,719.94          360
4911836       BEAVER FALLS                  PA      15010     SFD         6.625          6.358          $1,676.98          360
4911867       SAGINAW                       TX      76179     SFD         7.375          6.500           $ 601.59          360
4911874       SALT LAKE CITY                UT      84124     SFD         7.125          6.500         $ 1,401.33          360
4911902       FRUIT HEIGHTS                 UT      84037     SFD         7.375          6.500         $ 1,547.11          360
4911908       HENDERSON                     NV      89015     SFD         7.125          6.500           $ 716.84          360
4911917       PLEASANTON                    CA      94588     SFD         7.125          6.500         $ 3,368.59          360
4911923       WINDSOR                       CA      95492     SFD         7.250          6.500         $ 1,790.71          360
4911927       SAN DIEGO                     CA      92131     SFD         7.375          6.500         $ 2,072.03          360
4911957       ENCINITAS                     CA      92024     SFD         7.375          6.500         $ 3,363.59          360
4911975       CARLSBAD                      CA      92009     SFD         7.125          6.500         $ 3,617.87          360
4911998       FULLERTON                     CA      92835     SFD         7.250          6.500          $2,322.81          360
4912105       GULF BREEZE                   FL      32561     SFD         7.375          6.500          $2,451.90          360
4912139       SAN  DIEGO                    CA      92116     SFD         7.500          6.500         $ 2,852.80          360
4913335       LAKE FOREST PARK              WA      98155     SFD         6.875          6.500          $1,596.34          360
4913517       STATEN ISLAND                 NY      10304     SFD         7.375          6.500          $2,745.44          360
4913573       SETAUKET                      NY      11733     SFD         7.250          6.500         $ 2,437.42          360
4913586       PORT WASHINGTON               NY      11050     SFD         7.125          6.500         $ 2,324.33          360
4913594       PORT WASHINGTON               NY      11050     SFD         7.125          6.500         $ 2,694.88          360
4913627       OLD FIELD                     NY      11733     SFD         7.000          6.500         $ 2,038.49          360
4913666       CENTERPORT                    NY      11721     SFD         7.250          6.500         $ 2,462.66          360
4913684       WILMINGTON                    DE      19803     SFD         7.125          6.500          $2,135.69          360
4913685       WEST CHESTER                  PA      19382     SFD         7.000          6.500         $ 2,069.09          360
4913714       EAST SETAUKET                 NY      11733     SFD         7.375          6.500         $ 2,265.42          360
4913744       COLD SPRING HARBOR            NY      11724     SFD         6.875          6.500         $ 1,773.71          360
4913807       NEWPORT                       RI      02840     SFD         7.500          6.500         $ 1,510.30          360
4913863       NEWPORT BEACH                 CA      92660     SFD         7.500          6.500          $3,188.42          360
4913886       CHESAPEAKE                    VA      23321     SFD         7.250          6.500         $ 1,995.37          360
4913936       RANCHO CUCAMONGA              CA      91739     SFD         7.125          6.500         $ 1,169.24          360
4913955       GLEN ELLYN                    IL      60137     SFD         7.250          6.500         $ 1,719.08          360
4913995       SOUTH SAN FRANCISCO           CA      94080     SFD         7.375          6.500         $ 1,505.67          360
4914022       MOUNTAIN VIEW                 CA      94040     LCO         7.375          6.500         $ 1,291.56          360
4914058       MAHOPAC                       NY      10541     SFD         7.000          6.500         $ 1,606.71          360
4914071       DIX HILLS                     NY      11746     SFD         7.125          6.500          $2,560.13          360
4914075       SAN FRANCISCO                 CA      94116     SFD         7.250          6.500          $2,137.26          360
4914104       LOS ANGELES                   CA      90045     SFD         7.125          6.500         $ 2,166.01          360
4914120       CALABASAS                     CA      91302     SFD         7.000          6.500         $ 1,910.75          360
4914641       SAN FRANCISCO                 CA      94122     SFD         7.125          6.500         $ 1,679.58          360
4914683       TUSTIN                        CA      92782     SFD         7.125          6.500         $ 2,459.08          360
4914699       YORBA LINDA                   CA      92886     SFD         7.625          6.500          $2,323.61          300
4914703       LOS ALAMITOS                  CA      90720     SFD         7.250          6.500          $2,503.59          360
4914714       LA CANADA FLINTRIDGE AREA     CA      91011     SFD         6.875          6.500         $ 4,204.35          360
4914726       AGOURA HILLS                  CA      91301     SFD         7.250          6.500         $ 2,022.66          360
4914734       SAUGUS AREA                   CA      92150     SFD         7.125          6.500         $ 2,551.38          360
4914743       CAMARILLO                     CA      93012     PUD         7.125          6.500         $ 3,051.95          360
4914838       LOS ALAMITOS                  CA      90720     SFD         7.125          6.500         $ 2,036.32          360
4914851       THOUSAND OAKS                 CA      91362     SFD         7.125          6.500         $ 1,717.99          360
4914853       SAN FRANCISCO                 CA      94122     SFD         7.375          6.500         $ 1,947.71          360
4914856       SAN CLEMENTE                  CA      92673     SFD         6.875          6.500         $ 1,670.57          360
4914887       LOS ANGELES                   CA      91335     SFD         7.125          6.500         $ 1,711.25          360
4914894       LOS ANGELES                   CA      91364     SFD         7.125          6.500          $1,933.58          360
4914899       CULVER CITY                   CA      90230     SFD         7.125          6.500         $ 2,324.98          240
4914902       IRVINE                        CA      92620     SFD         7.125          6.500          $1,933.58          360
4914946       WESTHILLS AREA                CA      91307     SFD         7.250          6.500         $ 2,046.53          360
4914953       MILL VALLEY                   CA      94941     SFD         7.250          6.500         $ 2,063.59          360
4914957       LOS ALAMITOS AREA             CA      90720     SFD         6.500          6.233          $1,798.24          360
4914960       CAMARILLO                     CA      93010     SFD         7.250          6.500         $ 1,821.42          360
4914963       DANVILLE                      CA      94526     SFD         7.125          6.500         $ 1,862.16          360
4914967       PACIFICA                      CA      94044     SFD         7.125          6.500         $ 1,707.88          360
4914976       TUSTIN                        CA      92782     SFD         7.125          6.500         $ 1,852.73          360
4914979       MANHATTAN BEACH               CA      90266     SFD         7.125          6.500          $3,031.74          360
4914984       IRVINE                        CA      92606     SFD         7.125          6.500         $ 1,819.05          360
4915008       LONG BEACH                    CA      90803     SFD         7.125          6.500         $ 2,032.28          360
4915018       AURORA                        CO      80015     SFD         7.875          6.500         $ 2,082.04          360
4915019       LAGUNA NIGUEL                 CA      92677     SFD         6.875          6.500         $ 2,023.35          360
4915024       SAUGUS                        CA      91350     SFD         7.125          6.500          $1,662.74          360
4915059       LAGUNA BEACH                  CA      92677     SFD         6.875          6.500          $3,383.19          360
4915069       BERKELEY                      CA      94707     SFD         7.000          6.500          $1,856.20          360
4915083       ATWATER                       CA      95301     SFD         7.125          6.500          $1,798.83          360
4915087       LIVERMORE                     CA      94550     SFD         7.625          6.500          $2,583.45          360
4915088       CASTRO VALLEY                 CA      94552     SFD         7.125          6.500          $1,744.94          360
4915093       VALENCIA                      CA      91354     SFD         7.125          6.500         $ 2,198.01          360
4915097       SANTA ANA                     CA      92706     SFD         7.125          6.500          $1,926.84          360
4915100       TORRANCE                      CA      90501     SFD         6.875          6.500         $ 2,654.00          360
4915130       PLANO                         TX      75093     SFD         7.250          6.500         $ 1,773.66          360
4915164       YORBA LINDA                   CA      92887     SFD         7.250          6.500          $3,301.73          360
4915171       PLEASANTON                    CA      94566     SFD         7.000          6.500          $1,836.23          360
4915173       PALO ALTO                     CA      94303     SFD         7.250          6.500         $ 3,069.79          360
4915180       MENLO PARK                    CA      94025     SFD         7.125          6.500         $ 2,161.29          360
4915517       DUNN LORING                   VA      22027     SFD         7.125          6.500         $ 1,681.61          360
4915576       FREMONT                       CA      94539     SFD         7.250          6.500          $2,043.12          360
4915587       FREMONT                       CA      94539     SFD         7.250          6.500          $2,967.47          360
4915593       SAN JOSE                      CA      95126     SFD         7.125          6.500          $2,135.69          360
4915763       WEST CHESTER                  OH      45069     SFD         7.625          6.500         $ 1,879.19          360
4915795       RANCHO PALOS VERDE            CA      90275     SFD         6.875          6.500         $ 2,669.44          360
4915807       DANA POINT                    CA      92629     SFD         6.875          6.500          $1,806.56          360
4915819       CALABASAS                     CA      91302     SFD         7.250          6.500         $ 2,660.49          360
4915824       TORRANCE                      CA      90505     SFD         6.875          6.500         $ 2,167.87          360
4915825       ORANGE                        CA      92869     SFD         6.875          6.500         $ 1,931.38          360
4915834       SANTA ANA                     CA      92706     SFD         7.125          6.500         $ 3,604.40          360
4915837       AREA OF VISTA                 CA      92084     SFD         7.125          6.500         $ 1,949.75          360
4915845       LAKE FOREST                   CA      92630     SFD         7.125          6.500         $ 1,931.56          360
4915847       SAUGUS AREA                   CA      91350     SFD         7.250          6.500         $ 2,011.74          360
4915855       LA HABRA                      CA      90631     SFD         7.375          6.500         $ 1,761.23          360
4915866       LOOMIS                        CA      95650     SFD         7.125          6.500         $ 1,731.46          360
4915874       THOUSAND OAKS                 CA      91362     LCO         7.125          6.500          $2,216.54          360
4915876       LOS ANGELES                   CA      90045     SFD         7.125          6.500          $1,879.68          360
4915893       SANTA ANA                     CA      92705     SFD         7.000          6.500         $ 1,867.51          360
4915900       SOUTHLAKE                     TX      76092     SFD         6.875          6.500          $2,627.72          360
4915948       SWAMPSCOTT                    MA      01907     SFD         7.375          6.500         $ 2,030.58          360
4916451       FREMONT                       CA      94539     SFD         7.125          6.500         $ 1,778.62          360
4916460       YORBA LINDA                   CA      92887     SFD         6.875          6.500          $3,153.26          360
4916462       SAN PEDRO                     CA      90732     SFD         7.125          6.500         $ 2,752.15          360
4916467       CUPERTINO                     CA      95014     SFD         7.125          6.500         $ 2,270.44          360
4916479       CAMARILLO                     CA      93012     SFD         7.125          6.500          $2,735.30          360
4916483       DANA POINT                    CA      92629     SFD         7.375          6.500         $ 1,747.41          360
4916487       LONG BEACH                    CA      90808     SFD         7.125          6.500          $1,738.20          360
4916493       RANCHO SANTA  MARGARITA A     CA      92688     SFD         7.125          6.500          $1,698.45          360
4916499       BROOKLINE                     MA      02167     SFD         7.125          6.500          $2,762.25          360
4916618       LOS ANGELES                   CA      90045     SFD         7.125          6.500         $ 2,295.36          360
4916663       ANAHEIM                       CA      92808     SFD         7.125          6.500         $ 2,046.09          360
4916674       SAN FRANCISCO                 CA      94132     LCO         7.250          6.500         $ 1,944.21          360
4916681       MORAGA                        CA      94556     SFD         7.250          6.500          $2,148.86          360
4916685       IRVINE                        CA      92620     SFD         6.875          6.500          $2,710.49          360
4916688       SACRAMENTO                    CA      95864     SFD         7.125          6.500         $ 1,920.10          360
4916704       TUSTIN                        CA      92782     PUD         7.125          6.500         $ 1,866.21          360
4916708       SAN DIEGO                     CA      92122     SFD         7.125          6.500          $2,128.96          360
4916719       LOS ANGELES                   CA      90034     SFD         7.125          6.500         $ 1,717.99          360
4916725       SOUTH PASADENA                CA      91030     SFD         6.875          6.500         $ 2,430.64          360
4916812       WHITTIER                      CA      90605     SFD         7.500          6.500          $2,254.97          360
4917262       GLENDALE                      CA      91214     SFD         7.125          6.500          $1,680.26          360
4917267       SAN DIEGO                     CA      92122     HCO         7.125          6.500          $2,533.19          360
4917280       TRABUCO CANYON AREA           CA      92679     SFD         6.875          6.500          $2,179.04          360
4917286       WOODLAND HILLS LOS ANGELE     CA      91367     SFD         7.250          6.500         $ 1,773.66          360
4917292       GLENDALE                      CA      91208     SFD         7.125          6.500         $ 2,017.79          360
4917297       ARROYO GRANDE                 CA      93420     SFD         7.375          6.500          $3,522.45          360
4917309       MORRO BAY                     CA      93442     SFD         7.125          6.500         $ 1,819.05          360
4917319       SANTA MONICA                  CA      90405     SFD         7.125          6.500         $ 2,508.93          360
4917323       HUNTINGTON BEACH              CA      92648     SFD         7.125          6.500          $2,587.08          360
4917326       FULLERTON                     CA      92835     SFD         7.125          6.500         $ 1,784.01          360
4917333       LAGUNA NIGUEL                 CA      92677     SFD         7.125          6.500         $ 1,697.78          360
4917337       MALIBU                        CA      90265     SFD         6.875          6.500         $ 4,266.76          360
4917390       FOUNTAIN VALLEY               CA      92708     PUD         7.125          6.500          $1,738.20          360
4917393       LOS ANGELES                   CA      90068     SFD         7.125          6.500          $2,081.80          360
4917396       MOORPARK                      CA      93021     SFD         7.125          6.500          $1,744.94          360
4917411       ANAHEIM HILLS                 CA      92808     SFD         7.125          6.500          $1,643.88          360
4917414       RANCHO PALOS VERDES           CA      90275     SFD         7.125          6.500         $ 3,469.66          360
4917419       WOODBRIDGE                    CT      06525     SFD         7.000          6.500         $ 2,280.66          360
4917432       ORANGE                        CA      92869     SFD         7.250          6.500         $ 2,444.24          360
4917443       LOS ANGELES                   CA      90035     SFD         7.125          6.500          $1,809.95          360
4917460       POWAY                         CA      92064     SFD         7.875          6.500         $ 3,480.33          360
4917545       SEAL BEACH                    CA      90740     SFD         7.125          6.500         $ 1,751.67          360
4917548       VALENCIA                      CA      91354     SFD         7.125          6.500          $2,001.96          360
4917557       LOS ANGELES                   CA      90045     SFD         7.125          6.500         $ 3,051.95          360
4917565       RESTON                        VA      22091     SFD         6.875          6.500         $ 1,664.01          360
4917567       NORTHRIDGE                    CA      91324     SFD         7.125          6.500          $2,944.15          360
4917573       LOS ANGELES                   CA      90064     SFD         7.125          6.500         $ 3,498.63          360
4917579       THOUSAND OAKS                 CA      91362     SFD         7.125          6.500          $2,189.59          360
4917586       SAN CLEMENTE                  CA      92673     SFD         7.125          6.500          $2,001.37          300
4917590       LOS ANGELES                   CA      90049     SFD         7.375          6.500         $ 3,287.62          360
4917594       FAIRFIELD BAY                 AR      72088     SFD         7.250          6.500         $ 3,300.03          360
4917598       SANTA ANA                     CA      92706     PUD         7.125          6.500         $ 1,819.05          360
4917599       NEWPORT BEACH                 CA      92660     SFD         7.125          6.500         $ 4,345.49          360
4917602       LAGUNA NIGUEL                 CA      92677     LCO         7.125          6.500         $ 2,479.96          360
4917607       THOUSAND OAKS                 CA      91362     LCO         7.125          6.500          $2,469.18          360
4917629       ARCADIA                       CA      91006     SFD         7.125          6.500          $3,018.26          360
4917656       LOS ANGELES                   CA      90272     SFD         6.875          6.500          $2,956.18          360
4917673       NEWBURY PARK                  CA      91320     SFD         6.875          6.500          $2,594.87          360
4917699       VALENCIA                      CA      91354     SFD         7.125          6.500         $ 1,852.73          360
4917704       YORBA LINDA                   CA      92686     SFD         7.250          6.500         $ 1,910.10          360
4917718       SCOTTS VALLEY                 CA      95066     SFD         7.125          6.500          $2,189.59          360
4917813       REDONDO BEACH                 CA      90278     LCO         7.250          6.500          $1,956.49          360
4917834       SANTA MONICA                  CA      90403     SFD         7.125          6.500         $ 3,233.85          360
4917840       CULVER CITY AREA              CA      90230     SFD         7.125          6.500         $ 1,768.52          360
4918135       SAN DIEGO                     CA      92130     SFD         7.125          6.500          $2,352.97          360
4918167       FULLERTON                     CA      92833     SFD         7.250          6.500          $1,828.24          360
4918266       LAGUNA HILLS                  CA      92653     SFD         7.250          6.500          $1,998.78          360
4918270       SANTA MONICA                  CA      90402     SFD         7.250          6.500          $2,527.47          360
4918275       PALMDALE                      CA      93551     SFD         7.250          6.500          $1,664.52          360
4918295       MANHATTAN BEACH               CA      90266     SFD         7.250          6.500          $3,479.10          360
4918332       LOS ANGELES                   CA      90045     SFD         7.250          6.500         $ 1,957.85          360
4918423       BEVERLY HILLS                 CA      90212     HCO         7.250          6.500         $ 1,739.55          360
4918441       LAGUNA NIGUEL                 CA      92677     SFD         7.250          6.500          $1,903.28          360
4918452       GLENDORA                      CA      91740     SFD         7.125          6.500         $ 1,805.57          360
4918472       LOS ANGELES                   CA      90068     SFD         7.000          6.500         $ 1,703.18          360
4918719       WEST HILLS                    CA      91307     SFD         7.250          6.500          $3,479.10          360
4918726       LOS ANGELES                   CA      91436     SFD         7.250          6.500          $1,968.08          360
4918746       WALNUT CREEK                  CA      94598     SFD         7.250          6.500         $ 1,742.97          360
4918749       FLANDERS                      NJ      07836     SFD         7.250          6.500         $ 1,675.43          360
4918754       BUENA PARK                    CA      90620     PUD         7.000          6.500         $ 1,729.13          360
4918758       LONG BEACH                    CA      90807     SFD         7.250          6.500          $1,780.49          360
4918791       NORCO                         CA      91760     SFD         7.250          6.500          $1,664.52          360
4918814       CYPRESS                       CA      90630     SFD         7.250          6.500          $2,657.76          360
4919090       OJAI                          CA      93023     SFD         7.250          6.500          $2,130.44          360
4919106       CYPRESS                       CA      90630     SFD         7.000          6.500          $2,000.57          360
4919107       ROWLAND HEIGHTS AREA          CA      91748     SFD         7.000          6.500         $ 2,594.68          360
4919985       FAYETTEVILLE                  AR      72703     SFD         6.750          6.483          $2,010.98          360
4919995       FAYETTEVILLE                  AR      72703     SFD         7.125          6.500         $ 2,694.87          360
4920233       WILMETTE                      IL      60091     SFD         7.250          6.500         $ 2,046.53          360
4920253       CRESSKILL                     NJ      07626     SFD         7.750          6.500          $2,256.70          360
4920306       ST AUGUSTINE                  FL      32084     SFD         7.375          6.500         $ 2,762.71          360
4920792       SPOKANE                       WA      99201     SFD         6.750          6.483         $ 1,929.71          360
4920926       SAN JUAN CAPISTRANO           CA      92675     SFD         7.500          6.500         $ 3,255.55          360
4920972       OXFORD                        MI      48371     SFD         7.250          6.500         $ 1,086.71          360
4921263       LOS ANGELES                   CA      90045     SFD         7.250          6.500          $1,639.27          360
4921625       TULSA                         OK      74114     SFD         7.125          6.500          $2,128.95          360
4921662       ANAHEIM                       CA      92808     SFD         7.250          6.500         $ 2,008.26          360
4921899       ALISO VIEJO AREA              CA      92656     LCO         6.500          6.233         $ 1,795.08          360
4921914       LONG BEACH                    CA      90814     LCO         7.250          6.500         $ 1,787.31          360
4922084       MISSION VIEJO                 CA      92692     SFD         7.250          6.500         $ 1,708.17          360
4922103       YORBA LINDA                   CA      92887     SFD         7.375          6.500         $ 3,306.96          360
4922205       PASADENA AREA                 CA      91107     SFD         7.125          6.500         $ 2,356.00          360
4922215       SAN DIEGO                     CA      92014     LCO         7.125          6.500         $ 1,856.10          360
4922218       MISSION VIEJO                 CA      92692     SFD         7.125          6.500          $2,230.01          360
4922228       PASADENA AREA                 CA      91104     SFD         7.250          6.500         $ 1,691.80          360
4922237       FULLERTON                     CA      92833     SFD         7.000          6.500          $1,929.38          360
4922460       NEWTON                        MA      02459     SFD         7.250          6.500          $2,169.32          360
4923453       CROWNSVILLE                   MD      21032     SFD         7.250          6.500         $ 2,393.42          360
4923481       BATAVIA                       IL      60510     SFD         7.125          6.500         $ 2,155.90          360
4927172       LAGUNA NIGUEL                 CA      92677     SFD         7.250          6.500         $ 1,985.14          360
4928124       SAN RAMON                     CA      94583     SFD         7.250          6.500         $ 2,865.15          360
4928993       TRABUCO CANYON                CA      92679     SFD         7.250          6.500          $2,148.86          360
4929270       NANUET                        NY      10954     SFD         7.375          6.500         $ 2,072.03          360
6183635       SANTA TERESA                  NM      88008     SFD         7.250          6.500         $ 1,995.37          360
6465289       IRVINE                        CA      92620     SFD         7.375          6.500         $ 1,684.21          360
6491672       FAIRHOPE                      AL      36532     SFD         7.375          6.500          $2,624.57          360
6536678       MESA                          AZ      85205     SFD         7.250          6.500          $1,743.98          360
6542136       CHESTER                       NJ      07930     SFD         7.000          6.500          $3,278.61          360
6556208       COLORADO SPRINGS              CO      80908     SFD         7.250          6.500         $ 1,745.55          360
6568546       SURF CITY                     NJ      08008     SFD         7.500          6.500          $2,696.16          360
6578573       BRECKENRIDGE                  CO      80424     SFD         7.125          6.500          $3,334.91          360
6580242       CARBONDALE                    CO      81623     SFD         7.750          6.500         $ 1,762.37          360
6583432       PHOENIX                       AZ      85021     PUD         7.000          6.500         $ 2,874.11          360
6583839       FALLBROOK                     CA      92630     PUD         6.750          6.483          $2,140.37          360
6607860       FT WORTH                      TX      76132     PUD         7.000          6.500         $ 3,087.00          360
6611245       SAN DIEGO                     CA      92128     SFD         6.875          6.500          $2,128.78          360
6716497       PHOENIX                       AZ      85045     PUD         6.750          6.483         $ 1,607.53          360
6734104       NORTH OAKS                    MN      55127     SFD         7.375          6.500         $ 2,110.70          360
6765645       SANTA CLARA                   CA      95054     SFD         6.875          6.500          $1,786.29          360
6767007       WAUCONDA                      IL      60084     SFD         7.250          6.500          $1,880.23          360
6771697       CRYSTAL LAKE                  IL      60014     SFD         7.250          6.500          $2,148.86          360
6782185       BOLINGBROOK                   IL      60490     SFD         7.250          6.500         $ 1,725.22          360
6795436       EAGAN                         MN      55122     SFD         7.000          6.500         $ 1,616.69          360
6804742       SCOTTSDALE                    AZ      85259     PUD         7.250          6.500         $ 2,206.84          360
6826822       OAK PARK                      CA      91301     PUD         6.750          6.483          $2,756.54          360
6832605       GLEN MILLS                    PA      19342     SFD         6.750          6.483          $1,998.46          360
6837647       OAK PARK                      CA      91301     SFD         7.250          6.500         $ 2,501.54          360
6839183       WYOMING                       MN      55092     SFD         7.250          6.500         $ 1,705.44          360
6850123       VERNON HILLS                  IL      60061     SFD         7.250          6.500         $ 2,387.62          360
6852864       TUSTIN                        CA      92782     PUD         7.250          6.500         $ 1,931.58          360
6859096       MONTVILLE TWNSHIP             NJ      07045     SFD         6.875          6.500         $ 2,610.57          240
6874427       CRYSTAL LAKE                  IL      60014     SFD         7.250          6.500          $1,839.58          360
6882934       DUDLEY                        MA      01571     SFD         7.750          6.500           $ 779.10          360
6894231       HAMILTON                      MT      59840     SFD         7.000          6.500         $ 1,896.11          360
6894434       PLEASANT VALLEY               IA      52767     SFD         7.375          6.500         $ 2,110.70          360
6897874       CAMARILLO                     CA      93010     SFD         6.750          6.483          $1,849.48          360
6899995       VESTAL                        NY      13850     SFD         7.500          6.500          $1,909.73          360
6903253       MARIETTA                      GA      30066     SFD         7.375          6.500          $1,666.93          360
6913471       CAMARILLO                     CA      93010     SFD         6.875          6.500         $ 2,002.98          360
6915952       INDIALANTIC                   FL      32903     PUD         7.500          6.500           $ 874.02          360
6922890       DANVILLE                      CA      94526     SFD         6.750          6.483          $1,686.36          360
6925129       CHANHASSEN                    MN      55317     SFD         7.000          6.500         $ 1,785.17          360
6925371       SIMI VALLEY                   CA      93065     SFD         6.875          6.500         $ 1,747.43          360
6925684       SAN DIEGO                     CA      92131     PUD         6.875          6.500         $ 1,708.01          360
6927577       SOUTH RIDING                  VA      20152     SFD         6.750          6.483         $ 2,071.95          360
6932679       CENTREVILLE                   VA      20121     SFD         6.500          6.233         $ 1,557.73          360
6932690       CENTREVILLE                   VA      20121     PUD         6.625          6.358          $1,870.33          240
6934981       GREAT FALLS                   VA      22066     SFD         6.750          6.483         $ 1,984.71          360
6938359       GIG HARBOR                    WA      98332     SFD         7.375          6.500         $ 1,453.18          360
6940317       VALENCIA                      CA      91354     LCO         6.125          5.858           $ 376.72          360
6947729       MONUMENT                      CO      80132     SFD         7.125          6.500         $ 2,239.78          360
6953754       EDINA                         MN      55424     SFD         6.875          6.500          $2,627.72          360
6955127       ROCKVILLE                     MD      20850     SFD         6.875          6.500          $2,218.78          360
6974092       CANYON COUNTRY                CA      91351     SFD         6.875          6.500         $ 3,564.17          360
6981725       LAS FLORES AREA               CA      92688     PUD         7.250          6.500         $ 2,131.80          360
6986325       SANTEE                        CA      92071     SFD         7.000          6.500          $1,828.25          360
6986508       SNOWMASS                      CO      81654     SFD         7.000          6.500         $ 2,395.09          360
7000785       WEST CHESTER                  PA      19382     SFD         6.875          6.500          $2,107.39          360
7036696       ALISO VIEJO                   CA      92656     LCO         7.375          6.500          $1,790.92          360
7042954       PLYMOUTH                      MN      55447     SFD         7.125          6.500         $ 1,852.73          360
7058175       OAK PARK                      CA      91301     PUD         6.875          6.500         $ 2,558.41          360
7075248       LIVINGSTON                    NJ      07039     SFD         6.875          6.500         $ 2,167.87          360
7083874       SAN JOSE                      CA      95132     SFD         7.375          6.500         $ 2,301.71          360
7087945       AUDUBON                       NJ      08106     SFD         7.625          6.500           $ 495.46          360
7089581       BUENA PARK                    CA      90620     LCO         7.250          6.500         $ 1,818.00          360
7091529       PARK CITY                     UT      84098     SFD         7.250          6.500         $ 4,093.06          360
7092601       OAK PARK                      CA      91301     SFD         6.750          6.483          $2,772.43          360
7096777       STAMFORD                      CT      06902     SFD         6.875          6.500         $ 2,621.15          360
7102463       LAFAYETTE                     CO      80026     SFD         7.000          6.500         $ 2,528.15          360
7103472       DEL MAR                       CA      92014     LCO         7.250          6.500         $ 2,911.53          360
7103821       BROOKLYN                      NY      11217     MF2         7.875          6.500         $ 2,443.48          360
7105319       BOTHELL                       WA      98021     SFD         7.375          6.500         $ 1,825.11          360
7106922       NEWTON                        MA      02468     SFD         7.500          6.500         $ 2,237.49          360
7107965       CHASKA                        MN      55318     SFD         7.375          6.500         $ 1,856.53          360
7111103       NANUET                        NY      10954     SFD         7.375          6.500         $ 1,989.14          360
7113646       SAN FRANCISCO                 CA      94110     SFD         7.500          6.500          $1,845.93          360
7114043       PACIFIC GROVE                 CA      93950     SFD         6.875          6.500         $ 1,859.11          360
7114167       ALPHARETTA                    GA      30022     PUD         7.125          6.500         $ 1,831.98          360
7116240       WESTFIELD                     NJ      07090     SFD         6.625          6.358         $ 2,663.69          360
7118281       WOODBURY                      NY      11797     SFD         7.250          6.500          $1,800.95          360
7119002       ALLSTON                       MA      02134     MF2         7.875          6.500         $ 2,512.37          360
7122438       SAN JOSE                      CA      95111     PUD         7.375          6.500          $1,846.87          360
7122669       SAN FRANCISCO                 CA      94107     LCO         7.000          6.500          $2,448.31          360
7123111       MILFORD                       NJ      08848     SFD         7.500          6.500           $ 908.98          360
7123372       CLEARWATER                    FL      33767     HCO         7.375          6.500         $ 3,074.89          360
7123754       VADNAIS HEIGHTS               MN      55127     SFD         7.000          6.500         $ 1,783.01          360
7125174       NOVI                          MI      48374     SFD         7.500          6.500         $ 3,048.58          360
7129630       WESTLAKE VILLAGE              CA      91361     SFD         7.250          6.500          $1,872.23          360
7130458       UNION CITY                    CA      94587     SFD         7.125          6.500         $ 2,067.64          360
7130709       TRACY                         CA      95376     SFD         7.375          6.500         $ 1,818.55          360
7130831       HORTONVILLE                   WI      54944     SFD         7.500          6.500          $1,992.76          360
7135136       BOULDER                       CO      80301     PUD         7.375          6.500          $2,416.42          360
7135191       LA VERNE                      CA      91750     SFD         6.875          6.500         $ 2,364.94          360
7136458       CHELSEA                       MI      48118     SFD         7.500          6.500          $1,992.76          360
7138739       SILVER SPRING                 MD      20906     SFD         7.375          6.500          $1,824.07          360
7139553       MENLO PARK                    CA      95348     SFD         6.875          6.500         $ 3,284.64          360
7143941       ENGLEWOOD                     CO      80110     SFD         7.375          6.500         $ 4,489.39          360
7144356       SOUTH JORDAN                  UT      84095     SFD         7.125          6.500          $1,766.49          360
7144670       GOLD RIVER                    CA      95670     PUD         7.375          6.500          $2,106.56          360
7146259       SO BARRINGTON                 IL      60010     SFD         7.250          6.500         $ 2,046.53          360
7149004       WEST DES MOINES               IA      50265     SFD         7.000          6.500         $ 3,246.68          360
7151671       ST PAUL                       MN      55102     SFD         7.000          6.500         $ 1,610.70          360
7152085       FORT WASHINGTON               PA      19034     SFD         7.000          6.500          $2,215.46          360
7152881       GIG HARBOR                    WA      98335     SFD         7.500          6.500           $ 629.29          360
7153302       BELLVUE                       CO      80512     SFD         7.250          6.500          $1,500.24          360
7153668       LA JOLLA                      CA      92037     PUD         7.000          6.500         $ 2,468.27          360
7153766       SAN DIEGO                     CA      92129     SFD         7.000          6.500         $ 2,203.48          360
7154224       MIDDLETOWN                    NJ      07748     SFD         7.625          6.500          $1,884.50          360
7161294       GILROY                        CA      95020     SFD         7.000          6.500          $2,153.92          360
7162646       HIDDEN HILLS                  CA      91302     SFD         7.250          6.500         $ 4,093.06          360
7163511       MOUNT PROSPECT                IL      60056     SFD         7.500          6.500          $1,838.03          360
7164336       CLIVE                         IA      50325     SFD         6.875          6.500          $2,272.97          360
7165884       FREMONT                       CA      94536     SFD         7.000          6.500          $1,644.63          360
7166203       FREMONT                       CA      94555     PUD         6.750          6.483          $2,252.91          360
7166971       LA JOLLA                      CA      92037     SFD         6.625          6.358         $ 1,721.26          300
7179177       MONTVALE                      NJ      07645     SFD         7.500          6.500          $1,826.70          360
7180655       BURLINGTON                    VT      05401     SFD         7.375          6.500         $ 1,975.33          360
7180890       BRECKENRIDGE                  CO      80424     SFD         7.375          6.500         $ 3,259.96          360
7185152       FREMONT                       CA      94538     SFD         7.125          6.500         $ 1,888.10          360
7185807       EDWARDS                       CO      81632     SFD         7.125          6.500         $ 1,881.02          360
7188222       DURHAM                        NC      27705     SFD         7.250          6.500         $ 1,773.66          360
7188606       SAN DIEGO                     CA      92130     SFD         7.125          6.500         $ 3,890.72          360
7189985       DANVILLE                      CA      94506     SFD         7.000          6.500         $ 3,878.71          360
7193109       SAN DIEGO                     CA      92119     SFD         7.000          6.500          $1,929.38          360
7194623       KIHEI                         HI      96753     SFD         6.875          6.500         $ 4,161.64          360
7194743       NORRISTOWN                    PA      19401     SFD         7.250          6.500         $ 1,839.15          360
7195811       COTO DE CAZA                  CA      92679     PUD         7.250          6.500         $ 1,773.66          360
7197423       EDEN PRAIRIE                  MN      55346     SFD         7.375          6.500         $ 1,738.77          360
7197595       KEY LARGO                     FL      33037     SFD         7.375          6.500          $6,906.75          360
7199258       CHADDS FORD                   PA      19317     SFD         6.750          6.483          $2,532.13          360
7200117       PLEASANTON                    CA      94566     SFD         7.125          6.500         $ 2,802.67          360
7202292       BRISBANE                      CA      94005     SFD         7.125          6.500          $1,286.80          360
7202462       SOMONAUK                      IL      60552     SFD         7.125          6.500         $ 1,879.67          360
7203413       SWAMPSCOTT                    MA      01907     SFD         7.625          6.500          $1,840.26          360
7203432       POWAY                         CA      92064     SFD         7.125          6.500         $ 3,145.59          360
7203665       SNOHOMISH                     WA      98290     SFD         7.125          6.500          $2,358.01          360
7206006       EL GRANADA                    CA      94018     SFD         6.750          6.483          $1,634.47          360
7206525       DENVER                        CO      80218     LCO         7.250          6.500         $ 1,739.55          360
7207023       CHARLOTTE                     NC      28278     SFD         6.875          6.500          $1,642.32          360
7207068       BOYCE                         VA      22620     SFD         7.125          6.500          $3,132.79          360
7208818       IRVINE                        CA      92620     SFD         7.250          6.500          $1,867.46          360
7208951       LAS FLORES                    CA      92688     SFD         7.625          6.500          $2,047.56          360
7209342       SANTA CRUZ                    CA      95060     SFD         7.000          6.500         $ 2,155.58          360
7210501       MCGREGOR                      TX      76657     SFD         7.125          6.500          $3,013.04          360
7211152       LOWER MERION TWP              PA      19041     SFD         7.125          6.500          $3,031.73          360
7212499       BULLHEAD CITY                 AZ      86429     SFD         7.500          6.500          $1,748.04          360
7213063       SNOWMASS VILLAGE              CO      81615     LCO         7.250          6.500         $ 2,728.71          360
7213386       DALY CITY                     CA      94104     SFD         6.875          6.500         $ 1,906.19          360
7213613       KIRKLAND                      WA      98033     LCO         7.000          6.500          $2,128.97          360
7214353       DIAMOND BAR                   CA      91765     SFD         7.250          6.500         $ 6,627.34          360
7214765       NORDMAN                       ID      83848     SFD         7.250          6.500         $ 2,046.53          360
7214855       LONG LAKE                     MN      55356     SFD         6.875          6.500         $ 1,911.66          360
7217575       COLD SPRING                   MN      56320     SFD         7.125          6.500         $ 2,425.39          360
7217593       LOS ANGELES                   CA      91411     SFD         7.375          6.500          $1,709.42          360
7221236       ORANGE                        CA      92869     SFD         7.750          6.500         $ 2,453.00          360
7221623       WILTON                        CT      06897     SFD         6.875          6.500         $ 2,102.17          360
7221691       EL DORADO HILLS               CA      95762     SFD         7.125          6.500          $1,702.30          360
7224012       ELK GROVE                     CA      95758     PUD         7.250          6.500          $1,799.89          360
7227784       CHANHASSEN                    MN      55317     SFD         7.000          6.500          $2,049.13          360
7228536       EL SEGUNDO                    CA      90245     SFD         7.250          6.500         $ 2,217.07          360
7230711       COLTS NECK                    NJ      07722     SFD         7.125          6.500         $ 1,681.60          360
7231216       WOODSTOCK                     IL      60098     SFD         7.375          6.500          $1,664.53          360
7232849       SAN JOSE                      CA      95135     SFD         6.500          6.233          $2,508.05          360
7233140       HONOLULU                      HI      96825     SFD         6.875          6.500         $ 2,443.78          360
7234847       MORGAN HILL                   CA      95037     PUD         6.625          6.358         $ 3,161.86          360
7234890       EDWARDS                       CO      81632     SFD         7.125          6.500         $ 3,926.09          360
7235807       SAN FRANCISCO                 CA      94107     LCO         7.000          6.500         $ 2,089.05          360
7237953       WESTMINSTER                   CO      80020     SFD         7.125          6.500          $3,467.97          360
7247367       ROSS                          CA      94957     SFD         7.375          6.500         $ 3,646.76          360
7249086       GREENLEAF                     WI      54126     SFD         7.500          6.500          $2,447.25          360
7249110       LITTLETON                     CO      80121     SFD         7.125          6.500         $ 1,984.77          360
7257154       ATLANTA                       GA      30306     SFD         7.000          6.500         $ 2,208.80          360
7257576       WASHINGTON                    DC      20015     SFD         7.375          6.500          $2,075.48          360
7258315       CAMARILLO                     CA      93010     SFD         7.250          6.500         $ 2,728.71          360
7258379       OJAI                          CA      93023     SFD         7.250          6.500          $2,434.01          360
7258656       SANDY                         UT      84092     PUD         7.000          6.500          $1,940.02          360
7258665       LOOMIS                        CA      95650     SFD         7.125          6.500          $6,099.12          360
7261648       WOODINVILLE                   WA      98072     SFD         7.125          6.500          $1,993.87          360
7270282       HOUSTON                       TX      77056     PUD         7.000          6.500         $ 1,783.01          360
7270379       DENVER                        CO      80209     SFD         7.500          6.500         $ 2,624.85          360
7278857       FAIRFIELD                     CT      06432     SFD         6.750          6.483          $1,952.28          360
7281244       SYCAMORE                      IL      60178     SFD         7.250          6.500         $ 2,155.68          360
7281959       CLANCY                        MT      59634     SFD         7.500          6.500          $1,790.86          360
7282058       POWAY                         CA      92064     SFD         7.125          6.500         $ 4,278.11          360
7283029       ATLANTA                       GA      30319     SFD         6.875          6.500          $1,962.90          360
7283179       SAN DIEGO                     CA      92130     SFD         7.000          6.500          $1,962.64          360
7284064       DENVER                        CO      80202     LCO         7.000          6.500          $2,421.70          360
7285385       CHAPEL HILL                   NC      27514     PUD         7.250          6.500         $ 2,402.62          360
7287086       DALY CITY                     CA      94014     SFD         7.375          6.500         $ 1,924.57          360
7287146       BANKS                         OR      97106     SFD         7.125          6.500         $ 1,704.51          360
7287841       LOS GATOS                     CA      95032     SFD         7.000          6.500         $ 3,268.30          360
7287853       SAN JOSE                      CA      95136     SFD         6.875          6.500         $ 1,697.50          360
7288669       SAN FRANCISCO                 CA      94116     SFD         7.000          6.500          $1,649.95          360
7289633       ROCHESTER                     MN      55902     SFD         7.000          6.500         $ 3,444.27          360
7290854       ESCONDIDO                     CA      92029     SFD         7.125          6.500         $ 1,637.14          360
7291726       SALT LAKE CITY                UT      84117     SFD         7.125          6.500          $2,419.32          360
7292439       CARLSBAD                      CA      92009     SFD         7.250          6.500         $ 2,919.71          360
7292468       EVANSTON                      IL      60201     SFD         7.125          6.500         $ 2,326.69          360
7294106       LOS ALTOS HILLS               CA      94022     SFD         7.000          6.500         $ 6,653.03          360
7294609       ANDOVER                       MA      01810     SFD         7.125          6.500         $ 2,499.50          360
7295405       DENVER                        CO      80218     SFD         7.250          6.500         $ 2,796.92          360
7295747       MUKILTEO                      WA      98275     SFD         7.000          6.500          $2,138.95          360
7296192       AURORA                        CO      80015     SFD         7.375          6.500         $ 2,105.87          360
7298210       APTOS                         CA      95003     SFD         7.000          6.500          $1,829.58          360
7299238       MURRIETA                      CA      92562     SFD         6.875          6.500         $ 2,259.84          360
7300089       SUNNYVALE                     CA      94087     SFD         6.875          6.500         $ 1,760.57          360
7301716       EVERGREEN                     CO      80439     PUD         7.125          6.500          $2,627.50          360
7301802       CONCORD                       CA      94521     SFD         7.250          6.500          $1,644.04          360
7302774       DENVER                        CO      80209     SFD         7.375          6.500         $ 1,765.02          360
7308662       GOLDEN                        CO      80401     SFD         7.250          6.500         $ 2,564.98          360
7311507       MORGAN HILL                   CA      95037     SFD         6.625          6.358         $ 1,581.57          360
7314371       ENCINITAS                     CA      92007     SFD         7.375          6.500           $ 863.34          360
7315821       SAN DIEGO                     CA      92130     SFD         7.375          6.500          $3,280.71          360
7316170       PLEASANTON                    CA      94588     SFD         7.250          6.500          $1,948.30          360
7316914       ALPINE                        CA      91901     SFD         6.375          6.108         $ 1,547.20          360
7317177       HASTINGS                      MN      55033     SFD         7.500          6.500         $ 1,756.43          360
7317207       CINCINNATI                    OH      45208     SFD         7.000          6.500          $2,448.31          360
7317633       SAN DIEGO                     CA      92116     SFD         6.875          6.500          $1,733.92          360
7318953       MILL VALLEY                   CA      94941     SFD         7.000          6.500         $ 3,226.72          360
7321412       CASTLE ROCK                   CO      80104     SFD         7.125          6.500         $ 2,122.21          360
7322312       SAN DIEGO                     CA      92107     SFD         6.875          6.500         $ 1,665.31          360
7322515       HONOLULU                      HI      96825     SFD         6.750          6.483         $ 2,672.22          360
7323736       LITTLETON                     CO      80123     PUD         6.750          6.483          $2,561.96          360
7325910       SANTA CLARITA                 CA      91321     SFD         7.000          6.500          $2,727.74          360
7328225       CHAPEL HILL                   NC      27516     SFD         7.250          6.500         $ 2,262.06          240
7328441       CORONADO                      CA      92118     PUD         6.750          6.483         $ 2,257.12          360
7330316       BEVERLY HILLS                 CA      90210     SFD         7.000          6.500          $4,989.77          360
7335486       SCOTTSDALE                    AZ      85259     SFD         7.125          6.500          $2,937.41          360
7335642       LOVELAND                      CO      80538     SFD         6.875          6.500         $ 1,708.67          360
7335682       PASADENA                      CA      91107     SFD         7.250          6.500          $2,619.56          360
7336095       LA SELVA BEACH                CA      95076     SFD         6.875          6.500         $ 2,622.46          360
7337243       SAINT CHARLES                 IL      60175     SFD         6.625          6.358          $1,920.93          360
7337278       STOCKTON                      CA      95204     PUD         6.875          6.500         $ 2,887.20          360
7338415       VERADALE                      WA      99037     SFD         7.000          6.500          $1,686.54          360
7339717       SUWANEE                       GA      30024     SFD         7.125          6.500         $ 2,115.48          360
7342751       PARADISE VALLEY               AZ      85253     SFD         6.875          6.500         $ 6,569.29          360
7342968       MINNETONKA                    MN      55345     SFD         6.875          6.500         $ 2,496.33          360
7343238       OAKTON                        VA      22124     SFD         7.250          6.500         $ 1,747.74          360
7343338       SAN JOSE                      CA      95123     SFD         7.000          6.500          $1,942.68          360
7343375       GIG HARBOR                    WA      98332     SFD         6.875          6.500         $ 2,621.15          360
7343628       BASALT                        CO      81621     SFD         6.875          6.500         $ 6,569.29          360
7343987       REDWOOD CITY                  CA      94063     SFD         6.875          6.500         $ 1,760.57          360
7345736       SOUTH PASADENA                CA      91030     SFD         7.000          6.500         $ 2,388.44          360
7346521       YORBA LINDA                   CA      92887     PUD         6.875          6.500          $1,788.82          360
7348457       WOODINVILLE                   WA      98072     SFD         6.875          6.500          $1,960.93          360
7349627       CHARLOTTE                     NC      28277     SFD         7.125          6.500          $1,802.87          360
7350795       PLEASANTON                    CA      94566     SFD         7.125          6.500         $ 2,205.08          360
7351586       EL PASO                       TX      79922     SFD         6.625          6.358          $1,562.36          360
7351939       MILL VALLEY                   CA      94941     SFD         6.750          6.483          $6,142.22          360
7351990       SAN JOSE                      CA      95128     SFD         7.375          6.500         $ 2,364.87          360
7352123       NORTHBROOK                    IL      60062     SFD         6.875          6.500         $ 2,359.69          360
7352404       SAN JUAN CAPISTRA             CA      92675     PUD         6.750          6.483         $ 2,594.39          360
7352467       RALEIGH                       NC      27614     PUD         7.000          6.500          $1,640.64          360
7352805       BELMONT                       CA      94002     SFD         7.000          6.500         $ 1,665.25          360
7353250       SANTA ANA                     CA      92705     SFD         7.000          6.500         $ 2,701.13          360
7355154       SAN DIEGO                     CA      92128     PUD         7.000          6.500         $ 2,617.97          360
7355613       SPARTANBURG                   SC      29306     SFD         7.125          6.500         $ 2,859.94          360
7355834       BELLEVUE                      WA      98004     SFD         6.750          6.483         $ 2,367.38          360
7356048       WILMINGTON                    NC      28403     SFD         6.875          6.500         $ 1,871.43          360
7356506       ASHBURN                       VA      20147     SFD         6.750          6.483         $ 1,735.65          360
7356561       SAN JOSE                      CA      95121     SFD         7.000          6.500         $ 2,960.60          360
7356626       GIG HARBOR                    WA      98335     SFD         6.875          6.500         $ 2,062.76          360
7356826       SACRAMENTO                    CA      95829     SFD         7.000          6.500         $ 1,916.07          360
7360391       LOS ALTOS                     CA      94024     SFD         6.875          6.500         $ 5,275.14          360
7361351       RENO                          NV      89509     PUD         6.875          6.500          $3,431.80          360
7361480       PENRYN                        CA      95663     SFD         6.875          6.500         $ 1,678.45          360
7361602       LOS ANGELES                   CA      91326     SFD         7.500          6.500         $ 1,727.06          360
7362048       LOS ANGELES                   CA      91367     SFD         7.500          6.500         $ 2,510.18          360
7362171       PLACERVILLE                   CA      95667     PUD         7.125          6.500          $2,192.95          360
7364179       ONTARIO                       OR      97914     PUD         7.250          6.500         $ 2,239.58          360
7364585       LENOIR CITY                   TN      37772     SFD         6.500          6.233         $ 2,398.07          360
7366464       LOGAN                         UT      84321     SFD         7.375          6.500          $1,830.29          360
7369858       SAN RAMON                     CA      94583     SFD         7.000          6.500         $ 1,896.11          360
7370430       ORINDA                        CA      94563     SFD         7.125          6.500         $ 2,122.21          360
7372832       NEENAH                        WI      54956     SFD         7.625          6.500         $ 1,774.44          360
7377920       ASPEN                         CO      81611     SFD         7.500          6.500         $ 4,999.38          360
7382236       MOUNTAIN VIEW                 CA      94043     SFD         6.875          6.500          $2,769.74          360
7382326       CAPE MAY                      NJ      08204     SFD         7.500          6.500          $1,873.89          360
7383659       ATLANTA                       GA      30306     SFD         7.375          6.500          $2,251.46          360
7384559       LAFAYETTE                     CA      94549     SFD         7.875          6.500         $ 3,096.05          360
7386505       LA JOLLA                      CA      92037     SFD         6.750          6.483          $3,564.05          360
7387877       WESTMINSTER                   CO      80020     PUD         7.000          6.500         $ 3,048.08          360
7405084       TUSTIN                        CA      92782     PUD         6.750          6.483         $ 2,088.49          360
7411655       OAKTON                        VA      22124     SFD         7.000          6.500          $1,990.92          360
7422027       CORONADO                      CA      92118     SFD         7.625          6.500          $4,954.56          360
7422386       SNOWMASS VILLAGE              CO      81615     LCO         7.500          6.500          $3,076.54          360


(i)        (viii)           (ix)                 (x)    (xi)        (xii)          (xiii)     (xiv)          (xv)         (xvi)
-----      ----------       --------------       ------ ---------   ----------     --------   -----------    -----------  -------
                            CUT-OFF
MORTGAGE   SCHEDULED        DATE                                    MORTGAGE                  T.O.P.         MASTER       FIXED
LOAN       MATURITY         PRINCIPAL                               INSURANCE      SERVICE    MORTGAGE       SERVICE      RETAINED
NUMBER     DATE             BALANCE              LTV    SUBSIDY     CODE           FEE        LOAN           FEE          YIELD
--------   -----------      --------------       ------ ---------   ----------     --------   -----------    -----------  -------
4648171    1-Oct-28         $ 449,278.14         78.67                             0.250                       0.017        0.358
4701851    1-Oct-28         $ 509,181.88         76.69                             0.250                       0.017        0.358
4711637    1-Nov-28         $ 289,762.29         69.05                             0.250                       0.017        0.233
4745408    1-Oct-28         $ 315,779.96         79.99                             0.250                       0.017        0.233
4758750    1-Dec-28         $ 253,800.00         90.00                   24        0.250                       0.017        0.733
4767131    1-Jul-28         $ 261,015.51         72.78                             0.250                       0.017        0.733
4770755    1-Jun-28         $ 269,596.40         72.22                             0.250                       0.017        0.733
4772347    1-Nov-28         $ 321,722.76         69.57                             0.250                       0.017        0.000
4785806    1-Dec-28         $ 250,000.00         67.06                             0.250                       0.017        0.233
4803206    1-Sep-28         $ 294,351.96         79.99                             0.250                       0.017        0.108
4805491    1-Jul-28         $ 297,520.76         79.99                             0.250                       0.017        0.483
4809567    1-Nov-28         $ 395,683.32         80.00                             0.250                       0.017        0.358
4816641    1-Oct-28         $ 294,549.66         89.35                   11        0.250                       0.017        0.608
4821007    1-Sep-28         $ 260,235.06         62.74                             0.250                       0.017        0.000
4823510    1-Dec-28         $ 253,500.00         75.00                             0.250                       0.017        0.608
4824784    1-Jun-28         $ 326,402.65         80.00                             0.250                       0.017        0.358
4825276    1-Nov-28         $ 251,752.30         90.00                   17        0.250                       0.017        0.608
4826046    1-Oct-28         $ 299,542.04         58.25                             0.250                       0.017        0.608
4827429    1-Oct-28         $ 648,982.80         67.62                             0.250                       0.017        0.483
4829025    1-Oct-28         $ 129,815.89         74.93                             0.250                       0.017        0.983
4831105    1-Feb-28         $ 468,654.07         80.00                             0.250                       0.017        1.108
4831914    1-Sep-28         $ 398,935.39         76.73                             0.250                       0.017        0.000
4831933    1-Sep-28         $ 260,968.66         75.00                             0.250                       0.017        0.358
4832625    1-Nov-28         $ 283,484.12         44.33                             0.250                       0.017        0.608
4832767    1-Sep-28         $ 446,918.82         80.00                             0.250                       0.017        0.358
4832937    1-Aug-28         $ 118,892.68         75.00                             0.250                       0.017        0.733
4837280    1-Oct-28         $ 484,277.87         60.63                             0.250                       0.017        0.733
4839633    1-Oct-28         $ 287,127.14         79.99                             0.250                       0.017        0.233
4840169    1-Oct-28         $ 738,841.99         56.92                             0.250                       0.017        0.483
4840371    1-Oct-28         $ 322,481.87         79.95                             0.250                       0.017        0.358
4840824    1-Nov-28         $ 399,603.14         71.43                             0.250                       0.017        0.733
4841141    1-Sep-28         $ 291,295.30         80.00                             0.250                       0.017        0.358
4841337    1-Dec-28         $ 260,000.00         72.63                             0.250                       0.017        0.000
4841772    1-Aug-28         $ 147,533.99         80.00                             0.250                       0.017        0.483
4842774    1-Sep-28         $ 298,096.32         94.92                   12        0.250                       0.017        0.858
4844534    1-Nov-28         $ 295,757.37         77.89                             0.250                       0.017        0.233
4845730    1-Aug-28         $ 262,391.48         79.76                             0.250                       0.017        0.608
4846034    1-Aug-28         $ 123,609.54         80.00                             0.250                       0.017        0.483
4846999    1-Nov-28         $ 359,732.82         80.00                             0.250                       0.017        0.733
4847740    1-Sep-28         $ 449,040.99         64.29                             0.250                       0.017        0.983
4848806    1-Oct-28         $ 434,302.21         77.68                             0.250                       0.017        0.358
4848807    1-Oct-28         $ 329,483.58         71.74                             0.250                       0.017        0.483
4849104    1-Nov-18         $ 331,362.67         65.10                             0.250                       0.017        0.233
4849172    1-Sep-28         $ 335,228.27         80.00                             0.250                       0.017        0.608
4849210    1-Oct-28         $ 258,596.50         57.78                             0.250                       0.017        0.000
4849662    1-Aug-28         $ 310,319.81         89.99                   12        0.250                       0.017        0.483
4849760    1-Nov-28         $ 259,802.16         78.79                             0.250                       0.017        0.608
4850089    1-Nov-28         $ 349,733.67         68.79                             0.250                       0.017        0.608
4851076    1-Nov-28         $ 394,691.86         49.38                             0.250                       0.017        0.483
4852227    1-Nov-28         $ 354,716.11         47.33                             0.250                       0.017        0.358
4852753    1-Nov-28         $ 309,758.17         79.90                             0.250                       0.017        0.483
4852903    1-Aug-28         $ 277,785.72         78.48                             0.250                       0.017        0.858
4853021    1-Nov-28         $ 303,074.91         90.00                   33        0.250                       0.017        0.733
4853083    1-Jan-28         $ 278,557.60         62.88                             0.250                       0.017        0.733
4853104    1-Oct-28         $ 302,737.15         80.00                             0.250                       0.017        0.608
4854575    1-Nov-28         $ 394,691.86         52.20                             0.250                       0.017        0.483
4854794    1-Oct-28         $ 391,386.54         80.00                             0.250                       0.017        0.483
4855372    1-Oct-28         $ 285,951.79         80.00                             0.250                       0.017        0.483
4855432    1-Aug-28         $ 348,770.61         79.55                             0.250                       0.017        0.833
4855440    1-Aug-28         $ 247,424.01         94.99                   12        0.250                       0.017        0.883
4855860    1-Dec-28         $ 299,000.00         94.92                   12        0.250                       0.017        0.608
4856299    1-Oct-28         $ 299,409.01         68.18                             0.250                       0.017        0.483
4856373    1-Nov-28         $ 309,769.94         79.51                             0.250                       0.017        0.733
4856450    1-Nov-28         $ 319,750.36         68.82                             0.250                       0.017        0.483
4856475    1-Sep-28          $ 58,269.17         80.00                             0.250                       0.017        0.733
4856593    1-Dec-28         $ 275,600.00         56.82                             0.250                       0.017        0.358
4856626    1-Sep-28         $ 299,327.90         71.43                             0.250                       0.017        0.733
4856733    1-Nov-28         $ 253,397.20         80.00                             0.250                       0.017        0.358
4857184    1-Nov-28         $ 289,773.77         60.92                             0.250                       0.017        0.483
4858113    1-Aug-28         $ 516,336.44         74.00                             0.250                       0.017        0.383
4858181    1-Aug-28         $ 350,933.85         80.00                             0.250                       0.017        0.683
4858853    1-Dec-28         $ 200,000.00         54.35                             0.250                       0.017        1.108
4858944    1-Dec-28         $ 400,000.00         80.00                             0.250                       0.017        0.108
4859379    1-Oct-28         $ 277,953.42         80.00                             0.250                       0.017        0.358
4859447    1-Nov-28         $ 355,236.17         90.00                   24        0.250                       0.017        0.733
4859546    1-Nov-28         $ 288,768.89         89.75                   06        0.250                       0.017        0.358
4859552    1-Nov-28         $ 265,797.59         80.00                             0.250                       0.017        0.608
4860119    1-Nov-28         $ 368,723.18         70.38                             0.250                       0.017        0.733
4860195    1-Nov-28         $ 327,250.80         77.79                             0.250                       0.017        0.608
4861634    1-Nov-28         $ 639,525.03         80.00                             0.250                       0.017        0.733
4861681    1-Oct-28         $ 259,593.12         70.27                             0.250                       0.017        0.483
4861819    1-Oct-28         $ 154,539.14         90.00                   13        0.250                       0.017        0.108
4861862    1-Jul-28         $ 426,431.30         78.53                             0.250                       0.017        0.858
4862368    1-Nov-28         $ 347,728.52         35.88                             0.250                       0.017        0.483
4862392    1-Nov-28         $ 352,218.11         75.00                             0.250                       0.017        0.358
4862508    1-Nov-28         $ 899,297.91         60.00                             0.250                       0.017        0.483
4862628    1-Nov-28         $ 271,227.50         89.00                   17        0.250                       0.017        0.233
4863110    1-Nov-28         $ 264,093.06         79.24                             0.250                       0.017        0.358
4863305    1-Dec-28         $ 358,000.00         67.17                             0.250                       0.017        0.233
4863463    1-Dec-28         $ 245,000.00         74.24                             0.250                       0.017        0.233
4863503    1-Oct-28         $ 258,624.07         78.68                             0.250                       0.017        0.233
4863636    1-Sep-28         $ 327,687.47         90.00                   06        0.250                       0.017        0.233
4863816    1-Oct-28         $ 275,557.25         78.86                             0.250                       0.017        0.358
4864269    1-Nov-28         $ 452,672.12         53.29                             0.250                       0.017        0.858
4864840    1-Dec-28         $ 400,000.00         69.90                             0.250                       0.017        0.608
4864861    1-Oct-28         $ 254,291.43         90.00                   12        0.250                       0.017        0.358
4865575    1-Nov-28         $ 615,419.53         43.22                             0.250                       0.017        0.483
4865920    1-Dec-28         $ 285,600.00         80.00                             0.250                       0.017        0.483
4866096    1-Sep-28         $ 362,769.55         75.00                             0.250                       0.017        0.358
4866220    1-Nov-28         $ 344,730.87         76.67                             0.250                       0.017        0.483
4866352    1-Nov-28         $ 303,744.61         80.00                             0.250                       0.017        0.108
4866367    1-Nov-28         $ 758,591.67         57.88                             0.250                       0.017        0.483
4866726    1-Dec-28         $ 285,650.00         88.71                   12        0.250                       0.017        0.233
4866801    1-Nov-28         $ 242,824.12         84.97                   01        0.250                       0.017        0.858
4866915    1-Nov-28         $ 299,765.97         66.37                             0.250                       0.017        0.483
4867085    1-Nov-28         $ 649,505.40         60.75                             0.250                       0.017        0.608
4867101    1-Nov-28         $ 479,625.55         49.23                             0.250                       0.017        0.483
4867160    1-Nov-28         $ 276,599.65         80.00                             0.250                       0.017        0.858
4867319    1-Nov-28         $ 639,051.09         67.68                             0.250                       0.017        0.483
4867357    1-Nov-28         $ 564,559.24         59.47                             0.250                       0.017        0.483
4867548    1-Nov-28         $ 242,810.44         87.41                   17        0.250                       0.017        0.483
4867798    1-Oct-28         $ 336,485.56         61.83                             0.250                       0.017        0.608
4867939    1-Nov-28         $ 327,756.58         80.00                             0.250                       0.017        0.733
4868237    1-Nov-28         $ 278,765.60         90.00                   17        0.250                       0.017        0.108
4868308    1-Nov-28         $ 352,225.02         69.80                             0.250                       0.017        0.483
4868316    1-Nov-28         $ 259,797.17         76.47                             0.250                       0.017        0.483
4868369    1-Nov-28         $ 380,095.80         76.08                             0.250                       0.017        0.358
4868772    1-Sep-28         $ 267,353.22         80.00                             0.250                       0.017        0.358
4868815    1-Sep-28         $ 271,390.63         80.00                             0.250                       0.017        0.733
4868864    1-Sep-28         $ 171,315.34         74.98                             0.250                       0.017        0.733
4868895    1-Nov-28         $ 999,130.34         62.50                             0.250                       0.017        0.233
4868921    1-Sep-28          $ 81,825.25         39.61                             0.250                       0.017        0.983
4869193    1-Nov-28         $ 340,727.30         50.71                             0.250                       0.017        0.358
4869379    1-Sep-28         $ 586,021.14         80.00                             0.250                       0.017        0.233
4869505    1-Sep-28         $ 248,568.31         80.00                             0.250                       0.017        0.108
4869542    1-Sep-28         $ 260,385.50         79.09                             0.250                       0.017        0.483
4869555    1-Sep-28         $ 201,136.97         80.00                             0.250                       0.017        0.608
4869728    1-Nov-28         $ 488,099.58         66.46                             0.250                       0.017        0.233
4869809    1-Oct-28         $ 291,575.96         80.00                             0.250                       0.017        0.858
4869926    1-Nov-28         $ 468,570.29         52.22                             0.250                       0.017        0.608
4870019    1-Oct-28         $ 339,454.59         68.83                             0.250                       0.017        0.358
4870045    1-Oct-28         $ 327,433.61         78.10                             0.250                       0.017        0.000
4870396    1-Nov-28         $ 267,546.27         85.00                   06        0.250                       0.017        0.608
4870658    1-Nov-28         $ 399,680.12         67.80                             0.250                       0.017        0.358
4871694    1-Nov-28         $ 349,705.95         58.33                             0.250                       0.017        0.108
4871845    1-Oct-28         $ 348,376.25         80.00                             0.250                       0.017        0.233
4871884    1-Oct-28         $ 373,514.55         69.28                             0.250                       0.017        0.483
4871923    1-Nov-28         $ 250,794.26         73.82                             0.250                       0.017        0.233
4871994    1-Nov-28         $ 281,780.01         65.58                             0.250                       0.017        0.483
4872051    1-Nov-28         $ 458,632.94         66.04                             0.250                       0.017        0.358
4872234    1-Sep-28         $ 339,179.48         80.00                             0.250                       0.017        0.358
4873132    1-Nov-28         $ 479,616.15         62.10                             0.250                       0.017        0.358
4873300    1-Oct-28         $ 299,494.48         55.76                             0.250                       0.017        0.108
4873723    1-Dec-28         $ 418,600.00         56.42                             0.250                       0.017        0.233
4873932    1-Nov-28         $ 367,719.98         63.45                             0.250                       0.017        0.608
4873965    1-Nov-28         $ 272,770.64         43.61                             0.250                       0.017        0.108
4874247    1-Nov-28         $ 514,617.79         68.67                             0.250                       0.017        0.733
4874694    1-Nov-28         $ 245,812.80         79.87                             0.250                       0.017        0.608
4874852    1-Dec-28         $ 388,000.00         80.00                             0.250                       0.017        0.483
4874951    1-Nov-28         $ 254,805.96         68.00                             0.250                       0.017        0.608
4875007    1-Nov-28         $ 330,748.13         55.17                             0.250                       0.017        0.608
4875144    1-Nov-28         $ 554,855.93         50.48                             0.250                       0.017        0.358
4875252    1-Nov-28         $ 294,758.18         78.67                             0.250                       0.017        0.233
4875285    1-Oct-28         $ 256,108.43         90.00                   33        0.250                       0.017        0.608
4875495    1-Nov-28         $ 290,684.03         82.67                   24        0.250                       0.017        0.733
4875642    1-Nov-28         $ 298,772.48         74.75                             0.250                       0.017        0.608
4875788    1-Nov-28         $ 326,744.91         76.94                             0.250                       0.017        0.483
4875921    1-Nov-28         $ 297,173.70         67.59                             0.250                       0.017        0.608
4875947    1-Oct-28         $ 318,687.96         77.85                             0.250                       0.017        0.358
4876016    1-Sep-28         $ 149,129.59         80.00                             0.250                       0.017        0.983
4876141    1-Sep-28         $ 115,740.11         80.00                             0.250                       0.017        0.733
4876226    1-Sep-28         $ 444,524.62         49.51                             0.250                       0.017        0.358
4876241    1-Sep-28         $ 255,426.46         80.00                             0.250                       0.017        0.733
4876293    1-Sep-28         $ 277,224.07         79.89                             0.250                       0.017        0.608
4876448    1-Nov-28         $ 299,539.94         66.67                             0.250                       0.017        0.233
4876566    1-Nov-28         $ 189,840.38         95.00                   01        0.250                       0.017        0.108
4876690    1-Nov-28         $ 252,298.08         51.53 GD 3YR                      0.250                       0.017        0.358
4876792    1-Oct-28         $ 299,415.33         41.96                             0.250                       0.017        0.000
4876875    1-Oct-28         $ 303,512.34         80.00                             0.250                       0.017        0.358
4877599    1-Nov-28         $ 293,852.92         85.00                   12        0.250                       0.017        0.108
4878380    1-Oct-28         $ 376,579.83         80.00                             0.250                       0.017        0.233
4878400    1-Oct-28         $ 399,309.28         78.97                             0.250                       0.017        0.000
4878452    1-Nov-28         $ 326,005.48         70.16                             0.250                       0.017        0.483
4878609    1-Nov-28         $ 412,619.76         56.57                             0.250                       0.017        0.358
4878984    1-Oct-28         $ 136,275.57         70.00                             0.250                       0.017        0.233
4878994    1-Sep-28         $ 295,702.11         74.10                             0.250                       0.017        0.483
4879013    1-Nov-28         $ 269,284.48         70.00                             0.250                       0.017        0.358
4879154    1-Sep-28         $ 275,680.98         90.00                   01        0.250                       0.017        0.733
4879277    1-Nov-28         $ 567,257.13         69.66                             0.250                       0.017        0.483
4879369    1-Sep-28         $ 264,247.31         73.61                             0.250                       0.017        0.483
4879633    1-Nov-28         $ 246,571.41         75.00                             0.250                       0.017        0.858
4880112    1-Nov-28         $ 364,643.23         47.10                             0.250                       0.017        0.608
4880580    1-Nov-28         $ 261,450.90         61.13                             0.250                       0.017        0.608
4880653    1-Nov-28         $ 289,779.33         66.67                             0.250                       0.017        0.608
4880726    1-Nov-28         $ 264,793.27         67.95                             0.250                       0.017        0.483
4880937    1-Nov-28         $ 999,239.07         64.85                             0.250                       0.017        0.608
4881577    1-Nov-28         $ 499,628.92         71.94                             0.250                       0.017        0.733
4881684    1-Oct-28         $ 294,538.35         76.62                             0.250                       0.017        0.483
4881687    1-Nov-28         $ 318,590.64         90.00                   06        0.250                       0.017        0.233
4881691    1-Nov-28         $ 315,834.44         87.81                   06        0.250                       0.017        0.108
4881695    1-Nov-28         $ 376,016.53         64.88                             0.250                       0.017        0.233
4882038    1-Nov-28         $ 335,710.71         79.06                             0.250                       0.017        0.000
4882195    1-Sep-28         $ 315,248.57         80.00                             0.250                       0.017        0.433
4882202    1-Sep-28         $ 259,372.52         80.00                             0.250                       0.017        0.358
4882291    1-Nov-28         $ 254,501.08         63.75                             0.250                       0.017        0.483
4882365    1-Oct-28         $ 359,422.51         90.00                   17        0.250                       0.017        0.358
4882401    1-Nov-28         $ 393,700.19         68.52                             0.250                       0.017        0.608
4882427    1-Nov-28         $ 366,727.63         65.89                             0.250                       0.017        0.733
4882428    1-Nov-28         $ 248,795.90         89.89                   12        0.250                       0.017        0.233
4882531    1-Sep-28         $ 997,691.73         65.57                             0.250                       0.017        0.583
4882548    1-Dec-28         $ 261,000.00         90.00                   17        0.250                       0.017        0.858
4882557    1-Sep-28         $ 304,053.46         77.16                             0.250                       0.017        0.283
4882646    1-Nov-28         $ 280,286.56         85.00                   11        0.250                       0.017        0.608
4882707    1-Sep-28         $ 283,150.10         77.81                             0.250                       0.017        0.583
4882872    1-Sep-28         $ 734,351.08         57.50                             0.250                       0.017        0.733
4882878    1-Nov-28         $ 351,718.51         75.37                             0.250                       0.017        0.358
4883168    1-Sep-28         $ 277,312.38         56.39                             0.250                       0.017        0.233
4883241    1-Sep-28         $ 313,859.27         61.69                             0.250                       0.017        0.483
4883510    1-Sep-28         $ 359,185.38         76.60                             0.250                       0.017        0.683
4883560    1-Nov-28         $ 291,766.49         80.00                             0.250                       0.017        0.358
4883588    1-Nov-28         $ 299,754.09         50.85                             0.250                       0.017        0.233
4883606    1-Nov-28         $ 256,454.71         79.70                             0.250                       0.017        0.608
4883816    1-Nov-28         $ 374,700.11         89.71                   17        0.250                       0.017        0.358
4883881    1-Nov-28         $ 399,647.08         67.80                             0.250                       0.017        0.000
4883887    1-Sep-28         $ 264,157.77         32.10                             0.250                       0.017        0.333
4883969    1-Sep-28         $ 255,414.91         80.00                             0.250                       0.017        0.633
4884162    1-Nov-28         $ 366,744.36         90.00                   33        0.250                       0.017        0.858
4884214    1-Nov-28         $ 384,692.12         66.38                             0.250                       0.017        0.358
4884260    1-Dec-28         $ 255,000.00         62.65                             0.250                       0.017        0.358
4884301    1-Nov-28         $ 273,286.64         74.93                             0.250                       0.017        0.483
4884315    1-Nov-28         $ 285,282.76         58.27                             0.250                       0.017        0.608
4884354    1-Sep-28         $ 299,293.65         88.24                   06        0.250                       0.017        0.483
4884604    1-Nov-28         $ 368,319.52         78.43                             0.250                       0.017        0.608
4884662    1-Oct-28         $ 299,542.04         93.75                   11        0.250                       0.017        0.608
4885074    1-Sep-28         $ 312,277.49         74.52                             0.250                       0.017        0.583
4885205    1-Nov-28         $ 434,634.54         62.14                             0.250                       0.017        0.108
4885211    1-Nov-28         $ 533,961.95         79.76                             0.250                       0.017        0.233
4885227    1-Sep-28         $ 269,001.96         70.03                             0.250                       0.017        0.783
4885229    1-Nov-28         $ 344,743.95         60.79                             0.250                       0.017        0.733
4885267    1-Nov-28         $ 635,465.68         80.00                             0.250                       0.017        0.108
4885290    1-Sep-28         $ 389,072.62         75.73                             0.250                       0.017        0.433
4885535    1-Nov-28         $ 537,080.70         64.76                             0.250                       0.017        0.483
4885546    1-Dec-28         $ 258,700.00         49.75                             0.250                       0.017        0.358
4885564    1-Nov-28         $ 371,424.14         66.97                             0.250                       0.017        0.733
4885662    1-Nov-18         $ 322,389.30         70.22                             0.250                       0.017        0.358
4885800    1-Sep-28         $ 414,042.07         33.20                             0.250                       0.017        0.583
4885805    1-Nov-28         $ 323,644.49         90.00                   01        0.250                       0.017        0.233
4885825    1-Dec-18         $ 352,000.00         66.79                             0.250                       0.017        0.483
4885902    1-Sep-28         $ 319,216.22         69.41                             0.250                       0.017        0.283
4885918    1-Aug-28         $ 259,243.85         80.00                             0.250                       0.017        0.883
4885982    1-Nov-28         $ 251,388.63         80.00                             0.250                       0.017        0.108
4886201    1-Sep-28         $ 663,055.20         59.07                             0.250                       0.017        0.883
4886252    1-Sep-28         $ 247,703.70         74.12                             0.250                       0.017        0.383
4886293    1-Nov-28         $ 274,780.08         78.57                             0.250                       0.017        0.358
4886314    1-Nov-28         $ 469,624.15         65.73                             0.250                       0.017        0.358
4886320    1-Nov-18         $ 341,230.63         69.80                             0.250                       0.017        0.358
4886326    1-Dec-28         $ 273,700.00         79.80                             0.250                       0.017        0.000
4886398    1-Nov-28         $ 414,668.12         68.48                             0.250                       0.017        0.358
4886403    1-Nov-28         $ 219,832.59         52.63                             0.250                       0.017        0.608
4886621    1-Nov-28         $ 347,721.70         68.24                             0.250                       0.017        0.358
4886730    1-Nov-28         $ 389,688.12         54.55                             0.250                       0.017        0.358
4886796    1-Nov-28         $ 277,128.21         69.34                             0.250                       0.017        0.358
4887004    1-Oct-28         $ 355,414.66         80.00                             0.250                       0.017        0.233
4887005    1-Oct-28         $ 343,384.48         89.99                   01        0.250                       0.017        0.233
4887009    1-Nov-28         $ 439,665.20         80.00                             0.250                       0.017        0.608
4887536    1-Nov-28         $ 335,231.70         63.90                             0.250                       0.017        0.358
4887590    1-Nov-28         $ 366,706.51         77.26                             0.250                       0.017        0.358
4887687    1-Nov-28         $ 284,788.48         75.00                             0.250                       0.017        0.733
4887695    1-Nov-28         $ 418,664.92         67.80                             0.250                       0.017        0.358
4887707    1-Nov-18         $ 366,284.72         67.34                             0.250                       0.017        0.108
4887781    1-Oct-28          $ 98,773.41         93.40                   01        0.250                       0.017        0.608
4887837    1-Nov-28         $ 334,245.47         64.33                             0.250                       0.017        0.608
4887911    1-Nov-28         $ 340,227.70         68.79                             0.250                       0.017        0.358
4887952    1-Nov-28         $ 251,808.24         64.62                             0.250                       0.017        0.608
4888039    1-Nov-28         $ 378,696.91         58.31                             0.250                       0.017        0.358
4888093    1-Nov-28         $ 286,121.00         52.06                             0.250                       0.017        0.358
4888094    1-Nov-28         $ 371,716.93         59.52                             0.250                       0.017        0.608
4888135    1-Nov-28         $ 349,720.11         50.00                             0.250                       0.017        0.358
4888175    1-Nov-28         $ 340,727.30         42.36                             0.250                       0.017        0.358
4888208    1-Nov-28         $ 324,758.80         89.78                   17        0.250                       0.017        0.733
4888364    1-Oct-28         $ 267,930.06         79.99                             0.250                       0.017        0.483
4888409    1-Oct-28         $ 340,654.19         74.98                             0.250                       0.017        0.608
4888431    1-Oct-28         $ 304,154.92         80.00                             0.250                       0.017        0.483
4888547    1-Oct-28         $ 357,966.22         77.10                             0.250                       0.017        0.733
4888752    1-Nov-28         $ 248,795.89         64.18                             0.250                       0.017        0.233
4888942    1-Oct-28         $ 427,578.29         45.08                             0.250                       0.017        0.108
4889069    1-Nov-28         $ 375,706.68         80.00                             0.250                       0.017        0.483
4889098    1-Oct-28         $ 179,711.27         40.00                             0.250                       0.017        0.358
4889114    1-Oct-28         $ 390,617.53         80.00                             0.250                       0.017        0.733
4889140    1-Oct-28         $ 351,435.35         80.00                             0.250                       0.017        0.358
4889181    1-Nov-28         $ 314,728.79         41.45                             0.250                       0.017        0.000
4889213    1-Oct-28         $ 268,029.91         79.07                             0.250                       0.017        0.483
4889225    1-Nov-28         $ 574,562.46         65.71                             0.250                       0.017        0.608
4889228    1-Oct-28         $ 549,094.45         63.22                             0.250                       0.017        0.483
4889287    1-Nov-28         $ 247,706.61         79.74                             0.250                       0.017        0.483
4889291    1-Oct-28         $ 347,494.66         80.00                             0.250                       0.017        0.858
4889303    1-Oct-28         $ 546,322.22         80.00                             0.250                       0.017        0.358
4889449    1-Dec-28         $ 252,000.00         80.00                             0.250                       0.017        0.108
4889480    1-Nov-28         $ 299,771.72         78.95                             0.250                       0.017        0.608
4889510    1-Nov-28         $ 480,015.83         37.68                             0.250                       0.017        0.358
4889600    1-Nov-28         $ 256,323.47         95.00                   24        0.250                       0.017        1.108
4889697    1-Nov-28         $ 402,270.60         84.84                   17        0.250                       0.017        0.358
4889775    1-Nov-28         $ 274,772.94         59.57                             0.250                       0.017        0.233
4889835    1-Aug-28         $ 256,768.63         80.00                             0.250                       0.017        0.358
4890158    1-Nov-28         $ 272,797.39         88.06                   17        0.250                       0.017        0.733
4890407    1-Oct-28         $ 299,168.33         75.00                             0.250                       0.017        0.483
4890474    1-Nov-28         $ 349,713.11         28.00                             0.250                       0.017        0.233
4890636    1-Nov-28         $ 305,749.17         68.76                             0.250                       0.017        0.233
4890898    1-Nov-28         $ 569,555.34         72.61                             0.250                       0.017        0.483
4891153    1-Nov-28         $ 446,633.59         66.22                             0.250                       0.017        0.233
4891194    1-Oct-28         $ 349,380.70         63.99                             0.250                       0.017        0.000
4891569    1-Nov-28         $ 499,590.15         69.64                             0.250                       0.017        0.233
4891613    1-Nov-28         $ 341,655.58         89.99                   17        0.250                       0.017        0.000
4891658    1-Oct-28         $ 282,578.63         82.03                   12        0.250                       0.017        0.733
4891666    1-Oct-28         $ 391,101.29         73.92                             0.250                       0.017        0.608
4891684    1-Nov-28         $ 400,171.30         52.76                             0.250                       0.017        0.233
4891801    1-Oct-28         $ 359,502.87         80.00                             0.250                       0.017        1.108
4891804    1-Nov-28         $ 489,598.34         57.11                             0.250                       0.017        0.233
4891833    1-Oct-28         $ 399,419.16         88.89                   01        0.250                       0.017        0.858
4891899    1-Oct-28         $ 268,090.14         75.00                             0.250                       0.017        0.608
4892039    1-Nov-28         $ 254,796.07         69.67                             0.250                       0.017        0.358
4892127    1-Oct-28         $ 275,484.37         72.63                             0.250                       0.017        0.608
4892135    1-Oct-28         $ 270,754.10         80.00                             0.250                       0.017        0.233
4892221    1-Oct-28         $ 276,377.46         79.09                             0.250                       0.017        0.608
4892284    1-Nov-28         $ 332,727.04         49.33                             0.250                       0.017        0.233
4892349    1-Nov-28         $ 313,854.97         90.00                   11        0.250                       0.017        0.483
4892490    1-Nov-28         $ 325,939.14         60.41                             0.250                       0.017        0.358
4892529    1-Dec-28         $ 425,000.00         65.89                             0.250                       0.017        0.358
4892534    1-Nov-28         $ 338,735.55         63.96                             0.250                       0.017        0.483
4892637    1-Dec-28         $ 490,000.00         45.58                             0.250                       0.017        0.233
4892647    1-Nov-28         $ 438,948.69         32.54                             0.250                       0.017        0.358
4892854    1-Nov-28         $ 271,771.48         36.86                             0.250                       0.017        0.108
4892867    1-Nov-28         $ 379,396.36         79.94                             0.250                       0.017        0.358
4892893    1-Nov-28         $ 626,498.59         64.64                             0.250                       0.017        0.358
4892914    1-Nov-18         $ 338,368.76         75.00                             0.250                       0.017        0.483
4892925    1-Nov-28         $ 602,480.83         49.02                             0.250                       0.017        0.000
4892952    1-Nov-28         $ 371,671.79         80.00                             0.250                       0.017        0.000
4892960    1-Nov-28         $ 279,781.58         80.00                             0.250                       0.017        0.483
4892985    1-Nov-28         $ 325,698.06         50.15                             0.250                       0.017        0.000
4893104    1-Nov-28         $ 359,690.04         80.00                             0.250                       0.017        0.000
4893138    1-Nov-28         $ 454,844.90         75.24                             0.250                       0.017        0.483
4893316    1-Nov-28         $ 279,758.93         80.00                             0.250                       0.017        0.000
4893357    1-Dec-28         $ 399,000.00         63.84                             0.250                       0.017        0.000
4893444    1-Nov-28         $ 437,132.45         70.00                             0.250                       0.017        0.108
4893539    1-Nov-28         $ 299,576.09         57.69                             0.250                       0.017        0.233
4893606    1-Oct-28         $ 295,380.12         75.00                             0.250                       0.017        0.000
4893675    1-Oct-28         $ 574,054.61         47.92                             0.250                       0.017        0.233
4893700    1-Nov-28         $ 288,169.37         80.00                             0.250                       0.017        0.358
4893867    1-Nov-28         $ 334,738.67         62.62                             0.250                       0.017        0.483
4893969    1-Nov-28         $ 906,274.68         58.52                             0.250                       0.017        0.358
4894027    1-Nov-28         $ 359,682.38         61.02                             0.250                       0.017        0.000
4894064    1-Nov-28         $ 449,631.13         42.86                             0.250                       0.017        0.233
4894472    1-Nov-28         $ 275,768.13         75.62                             0.250                       0.017        0.108
4894559    1-Nov-28         $ 588,705.00         79.62                             0.250                       0.017        0.108
4894612    1-Nov-28         $ 479,606.54         68.57                             0.250                       0.017        0.233
4894657    1-Dec-28         $ 276,000.00         80.00                             0.250                       0.017        1.108
4894693    1-Nov-28         $ 287,699.68         80.00                             0.250                       0.017        0.000
4894719    1-Nov-28         $ 249,814.46         77.64                             0.250                       0.017        0.733
4894728    1-Nov-28         $ 275,274.17         69.75                             0.250                       0.017        0.233
4894762    1-Oct-28         $ 275,795.79         85.00                   12        0.250                       0.017        0.233
4894898    1-Dec-28         $ 413,000.00         70.00                             0.250                       0.017        0.358
4894942    1-Nov-28         $ 549,591.82         65.87                             0.250                       0.017        0.733
4894977    1-Nov-28         $ 296,756.55         47.90                             0.250                       0.017        0.233
4894987    1-Nov-28         $ 291,760.64         52.14                             0.250                       0.017        0.233
4895016    1-Sep-28         $ 255,426.46         80.00                             0.250                       0.017        0.733
4895046    1-Nov-28         $ 381,179.49         59.15                             0.250                       0.017        0.108
4895068    1-Nov-28         $ 284,766.38         77.03                             0.250                       0.017        0.233
4895091    1-Nov-28         $ 379,688.52         60.32                             0.250                       0.017        0.233
4895135    1-Nov-28         $ 325,726.12         52.58                             0.250                       0.017        0.108
4895160    1-Oct-28         $ 289,557.32         77.33                             0.250                       0.017        0.608
4895228    1-Nov-28         $ 426,658.53         70.00                             0.250                       0.017        0.358
4895242    1-Nov-28         $ 419,164.53         69.92                             0.250                       0.017        0.358
4895251    1-Oct-28         $ 317,502.36         70.67                             0.250                       0.017        0.483
4895293    1-Oct-28         $ 261,914.56         80.00                             0.250                       0.017        0.358
4895321    1-Nov-28         $ 483,603.26         76.83                             0.250                       0.017        0.233
4895327    1-Nov-28         $ 415,659.01         56.29                             0.250                       0.017        0.233
4895336    1-Nov-28         $ 300,316.13         67.55                             0.250                       0.017        0.483
4895409    1-Nov-28         $ 365,684.88         40.67                             0.250                       0.017        0.000
4895466    1-Nov-28         $ 257,798.73         65.32                             0.250                       0.017        0.483
4895486    1-Nov-28         $ 259,781.56         76.02                             0.250                       0.017        0.108
4896086    1-Nov-28         $ 388,688.92         45.76                             0.250                       0.017        0.358
4896093    1-Nov-28         $ 413,668.93         57.50                             0.250                       0.017        0.358
4896210    1-Oct-28         $ 416,424.17         79.43                             0.250                       0.017        1.108
4896245    1-Oct-28         $ 339,454.61         79.07                             0.250                       0.017        0.358
4896404    1-Nov-28         $ 259,786.88         89.97                   17        0.250                       0.017        0.233
4896405    1-Nov-28         $ 293,759.01         72.59                             0.250                       0.017        0.233
4896665    1-Nov-28         $ 332,740.23         60.55                             0.250                       0.017        0.483
4896681    1-Nov-28         $ 816,330.30         54.47                             0.250                       0.017        0.233
4896861    1-Nov-28         $ 264,788.08         71.24                             0.250                       0.017        0.358
4896892    1-Nov-28         $ 254,790.97         73.91                             0.250                       0.017        0.233
4896907    1-Dec-28         $ 244,000.00         65.07                             0.250                       0.017        0.608
4896938    1-Nov-28         $ 496,592.61         76.46                             0.250                       0.017        0.233
4897003    1-Dec-28         $ 256,000.00         80.00                             0.250                       0.017        0.233
4897038    1-Nov-28         $ 394,676.22         49.87                             0.250                       0.017        0.233
4897086    1-Nov-28         $ 261,795.61         79.39                             0.250                       0.017        0.483
4897089    1-Nov-28         $ 254,801.08         85.00                   01        0.250                       0.017        0.483
4897156    1-Dec-28         $ 357,000.00         79.33                             0.250                       0.017        0.233
4897169    1-Nov-28         $ 245,798.35         69.30                             0.250                       0.017        0.233
4897235    1-Nov-28         $ 315,759.54         80.00                             0.250                       0.017        0.608
4897287    1-Nov-28         $ 185,355.29         70.00                             0.250                       0.017        0.483
4897350    1-Nov-28         $ 362,723.78         54.18                             0.250                       0.017        0.608
4897352    1-Nov-28         $ 399,663.95         45.45                             0.250                       0.017        0.108
4897371    1-Nov-28         $ 399,680.12         66.75                             0.250                       0.017        0.358
4897404    1-Dec-28         $ 324,000.00         63.53                             0.250                       0.017        0.000
4897487    1-Nov-28         $ 355,708.19         80.00                             0.250                       0.017        0.233
4897498    1-Dec-28         $ 492,000.00         80.00                             0.250                       0.017        0.233
4897551    1-Nov-28         $ 269,755.91         31.58                             0.250                       0.017        0.000
4897552    1-Nov-28         $ 399,672.12         58.39                             0.250                       0.017        0.233
4897629    1-Nov-28         $ 287,270.09         74.68                             0.250                       0.017        0.358
4897655    1-Oct-28         $ 277,862.48         78.39                             0.250                       0.017        0.483
4897690    1-Oct-28         $ 499,197.95         57.14                             0.250                       0.017        0.358
4897749    1-Nov-28         $ 377,282.76         79.49                             0.250                       0.017        0.108
4897895    1-Nov-28         $ 290,855.44         75.61                             0.250                       0.017        0.108
4897919    1-Nov-28         $ 309,745.89         57.94                             0.250                       0.017        0.233
4897952    1-Nov-28         $ 283,561.40         80.00                             0.250                       0.017        0.108
4897990    1-Nov-28         $ 253,791.80         50.80                             0.250                       0.017        0.233
4897996    1-Nov-28         $ 271,777.04         63.85                             0.250                       0.017        0.233
4898012    1-Nov-28         $ 646,994.88         63.17                             0.250                       0.017        0.483
4898021    1-Nov-28         $ 265,447.86         69.91                             0.250                       0.017        0.608
4898104    1-Nov-28         $ 254,796.07         43.97                             0.250                       0.017        0.358
4898133    1-Nov-28         $ 284,742.35         54.81                             0.250                       0.017        0.000
4898145    1-Nov-28         $ 307,241.66         75.00                             0.250                       0.017        0.108
4898150    1-Nov-28         $ 374,147.56         69.35                             0.250                       0.017        0.000
4898172    1-Oct-28         $ 328,921.52         75.74                             0.250                       0.017        0.358
4898190    1-Nov-28         $ 259,792.08         73.24                             0.250                       0.017        0.358
4898251    1-Dec-28         $ 245,250.00         90.00                   24        0.250                       0.017        0.000
4898290    1-Oct-28         $ 343,474.89         80.00                             0.250                       0.017        0.608
4898310    1-Nov-28         $ 273,258.69         75.97                             0.250                       0.017        0.000
4898387    1-Oct-28         $ 339,440.99         72.49                             0.250                       0.017        0.233
4898493    1-Dec-28         $ 275,000.00         61.80                             0.250                       0.017        0.108
4898555    1-Nov-28         $ 400,694.87         66.83                             0.250                       0.017        0.608
4898595    1-Nov-28         $ 267,790.93         68.72                             0.250                       0.017        0.483
4898647    1-Nov-28         $ 484,692.45         69.30                             0.250                       0.017        0.108
4898677    1-Dec-28         $ 346,000.00         54.06                             0.250                       0.017        0.233
4898732    1-Nov-28         $ 403,169.25         75.42                             0.250                       0.017        0.233
4898736    1-Nov-28         $ 350,739.50         68.82                             0.250                       0.017        0.733
4898741    1-Nov-28         $ 419,672.35         62.78                             0.250                       0.017        0.483
4898784    1-Dec-28         $ 300,000.00         49.18                             0.250                       0.017        0.108
4898941    1-Nov-28         $ 649,492.93         68.42                             0.250                       0.017        0.483
4898958    1-Nov-28         $ 367,491.00         59.32                             0.250                       0.017        0.108
4898980    1-Nov-28         $ 343,461.20         77.07                             0.250                       0.017        0.108
4899017    1-Nov-28         $ 467,616.38         79.32                             0.250                       0.017        0.233
4899022    1-Nov-28         $ 399,655.60         61.54                             0.250                       0.017        0.000
4899212    1-Nov-28         $ 339,728.10         80.00                             0.250                       0.017        0.358
4899227    1-Dec-28         $ 395,000.00         45.93                             0.250                       0.017        0.233
4899230    1-Dec-28         $ 306,000.00         69.55                             0.250                       0.017        0.483
4899448    1-Nov-28         $ 240,816.62         64.27                             0.250                       0.017        0.608
4899455    1-Dec-28         $ 362,000.00         77.85                             0.250                       0.017        0.358
4899955    1-Nov-28         $ 573,529.49         66.90                             0.250                       0.017        0.233
4900084    1-Nov-28         $ 293,465.12         66.00 GD 6YR                      0.250                       0.017        0.358
4900098    1-Nov-28         $ 264,793.27         89.83                   17        0.250                       0.017        0.483
4900196    1-Nov-28         $ 271,493.25         65.63                             0.250                       0.017        0.608
4900265    1-Dec-28         $ 255,000.00         83.61                   17        0.250                       0.017        0.108
4900401    1-Dec-28         $ 378,600.00         65.84                             0.250                       0.017        0.233
4900445    1-Nov-28         $ 332,234.10         61.01                             0.250                       0.017        0.358
4900632    1-Oct-28         $ 299,542.04         80.00                             0.250                       0.017        0.608
4900685    1-Sep-28         $ 253,686.27         60.69                             0.250                       0.017        0.358
4900705    1-Oct-28         $ 287,538.01         80.00                             0.250                       0.017        0.358
4900724    1-Nov-28         $ 468,384.32         75.00                             0.250                       0.017        0.483
4900779    1-Oct-28         $ 397,642.08         69.99                             0.250                       0.017        0.608
4900797    1-Oct-28         $ 331,480.45         80.00                             0.250                       0.017        0.483
4900861    1-Oct-28         $ 304,403.14         74.39                             0.250                       0.017        0.983
4900870    1-Oct-28         $ 299,530.53         75.00                             0.250                       0.017        0.483
4900873    1-Nov-28         $ 338,715.20         75.00                             0.250                       0.017        0.108
4900915    1-Nov-28         $ 279,776.08         70.00                             0.250                       0.017        0.358
4900988    1-Oct-28         $ 257,606.14         78.18                             0.250                       0.017        0.608
4901085    1-Oct-28         $ 288,125.50         71.68                             0.250                       0.017        0.233
4901107    1-Dec-28         $ 283,500.00         90.00                   06        0.250                       0.017        0.358
4901217    1-Sep-28         $ 259,303.04         79.99                             0.250                       0.017        0.608
4901253    1-Oct-28         $ 146,041.14         79.99                             0.250                       0.017        0.000
4901381    1-Nov-28         $ 149,873.99         75.00                             0.250                       0.017        0.108
4901552    1-Oct-28         $ 335,447.55         79.06                             0.250                       0.017        0.233
4901889    1-Oct-28         $ 388,375.98         65.99                             0.250                       0.017        0.358
4901950    1-Nov-28         $ 299,038.79         95.00                   17        0.250                       0.017        0.983
4902112    1-Oct-28         $ 327,486.70         80.00                             0.250                       0.017        0.483
4902129    1-Sep-28         $ 307,199.97         71.63                             0.250                       0.017        0.000
4902154    1-Sep-28         $ 242,761.74         75.00                             0.250                       0.017        0.358
4902384    1-Oct-28         $ 256,744.90         79.98                             0.250                       0.017        0.000
4902565    1-Nov-28          $ 93,773.07         80.00                             0.250                       0.017        0.233
4903088    1-Dec-28         $ 290,000.00         86.96                   17        0.250                       0.017        0.000
4903123    1-Oct-28         $ 371,432.14         74.40                             0.250                       0.017        0.608
4903159    1-Oct-28         $ 517,169.08         59.54                             0.250                       0.017        0.358
4903192    1-Oct-28         $ 307,468.15         80.00                             0.250                       0.017        0.000
4903223    1-Oct-28         $ 322,269.26         80.00                             0.250                       0.017        0.233
4903259    1-Oct-28         $ 464,144.43         76.10                             0.250                       0.017        0.483
4903275    1-Oct-28         $ 335,419.79         80.00                             0.250                       0.017        0.000
4903371    1-Nov-28         $ 644,458.11         50.00                             0.250                       0.017        0.108
4903388    1-Oct-28         $ 399,358.34         65.57                             0.250                       0.017        0.358
4903440    1-Oct-28         $ 387,346.20         80.00                             0.250                       0.017        0.108
4903447    1-Oct-28         $ 399,342.33         57.14                             0.250                       0.017        0.233
4903466    1-Oct-28         $ 369,875.68         80.00                             0.250                       0.017        0.108
4903471    1-Nov-28         $ 279,770.48         63.35                             0.250                       0.017        0.233
4903488    1-Nov-28         $ 267,769.25         80.00                             0.250                       0.017        0.000
4903556    1-Oct-28         $ 265,551.78         72.09                             0.250                       0.017        0.108
4903765    1-Oct-28         $ 261,569.23         72.78                             0.250                       0.017        0.233
4903803    1-Nov-28         $ 249,800.08         59.97                             0.250                       0.017        0.358
4903815    1-Oct-28         $ 330,482.02         63.23                             0.250                       0.017        0.483
4903822    1-Sep-28         $ 289,317.20         70.73                             0.250                       0.017        0.483
4903826    1-Sep-28         $ 359,152.41         71.57                             0.250                       0.017        0.483
4903845    1-Oct-28         $ 499,217.55         72.67                             0.250                       0.017        0.483
4903876    1-Oct-28         $ 271,563.69         80.00                             0.250                       0.017        0.358
4903913    1-Oct-28         $ 315,505.48         80.00                             0.250                       0.017        0.483
4904052    1-Nov-28         $ 251,798.48         90.00                   13        0.250                       0.017        0.358
4904145    1-Dec-28         $ 257,000.00         73.43                             0.250                       0.017        0.233
4904170    1-Nov-28         $ 264,782.77         67.95                             0.250                       0.017        0.233
4904753    1-Nov-28         $ 323,765.49         90.00                   17        0.250                       0.017        0.858
4904851    1-Oct-28         $ 299,530.53         63.16                             0.250                       0.017        0.483
4905093    1-Nov-28         $ 279,764.77         80.00                             0.250                       0.017        0.108
4905875    1-Dec-28         $ 250,000.00         58.14                             0.250                       0.017        0.358
4906119    1-Nov-28         $ 248,805.76         79.05                             0.250                       0.017        0.483
4906241    1-Nov-28         $ 299,747.96         53.86                             0.250                       0.017        0.108
4906509    1-Dec-28         $ 460,000.00         80.00                             0.250                       0.017        0.000
4906621    1-Dec-28         $ 255,200.00         80.00                             0.250                       0.017        0.483
4906981    1-Nov-28         $ 381,135.14         63.58                             0.250                       0.017        0.000
4907124    1-Oct-28         $ 278,729.52         80.00                             0.250                       0.017        0.108
4907190    1-Oct-28         $ 283,077.89         58.45                             0.250                       0.017        0.733
4907214    1-Oct-28         $ 349,478.88         63.64                             0.250                       0.017        0.733
4907246    1-Nov-28         $ 471,640.84         80.00                             0.250                       0.017        0.608
4907256    1-Nov-28         $ 363,196.88         89.95                   33        0.250                       0.017        0.733
4907511    1-Nov-28         $ 274,780.08         47.41                             0.250                       0.017        0.358
4907566    1-Dec-28         $ 250,000.00         63.29                             0.250                       0.017        0.733
4907702    1-Dec-28         $ 300,000.00         77.43                             0.250                       0.017        0.233
4907713    1-Nov-28         $ 306,772.16         46.10                             0.250                       0.017        0.733
4908727    1-Nov-28         $ 385,775.63         90.00                   17        0.250                       0.017        0.108
4909664    1-Nov-28         $ 314,741.79         75.00                             0.250                       0.017        0.233
4909806    1-Oct-28         $ 547,120.94         56.49                             0.250                       0.017        0.358
4909889    1-Nov-28         $ 417,532.05         80.00                             0.250                       0.017        0.608
4910133    1-Dec-28         $ 340,000.00         61.48                             0.250                       0.017        0.608
4910237    1-Oct-28         $ 339,518.49         78.16                             0.250                       0.017        0.983
4910872    1-Dec-28         $ 124,000.00         80.00                             0.250                       0.017        0.000
4911090    1-Nov-28         $ 331,741.00         80.00                             0.250                       0.017        0.483
4911646    1-Oct-28         $ 265,473.47         73.86                             0.250                       0.017        0.358
4911653    1-Oct-28         $ 297,510.05         70.12                             0.250                       0.017        0.233
4911661    1-Nov-28         $ 285,615.69         79.03                             0.250                       0.017        0.233
4911753    1-Oct-28         $ 269,556.07         73.97                             0.250                       0.017        0.233
4911766    1-Oct-28         $ 281,569.54         77.90                             0.250                       0.017        0.608
4911775    1-Oct-28         $ 241,621.29         89.96                   24        0.250                       0.017        0.483
4911777    1-Oct-28         $ 642,992.20         53.67                             0.250                       0.017        0.483
4911788    1-Oct-28         $ 423,319.85         80.00                             0.250                       0.017        0.358
4911810    1-Oct-28          $ 97,447.28         43.38                             0.250                       0.017        0.483
4911821    1-Oct-28         $ 210,949.68         70.03                             0.250                       0.017        0.733
4911822    1-Oct-28         $ 242,647.14         83.79                   06        0.250                       0.017        0.858
4911836    1-Nov-28         $ 261,668.93         94.99                   01        0.250                       0.017        0.000
4911867    1-Oct-28          $ 86,969.05         80.00                             0.250                       0.017        0.608
4911874    1-Nov-28         $ 207,833.67         80.00                             0.250                       0.017        0.358
4911902    1-Nov-28         $ 223,829.56         80.00                             0.250                       0.017        0.608
4911908    1-Oct-28         $ 106,229.31         95.00                   01        0.250                       0.017        0.358
4911917    1-Oct-28         $ 499,197.95         76.92                             0.250                       0.017        0.358
4911923    1-Oct-28         $ 261,800.04         78.59                             0.250                       0.017        0.483
4911927    1-Oct-28         $ 299,244.53         75.95                             0.250                       0.017        0.608
4911957    1-Oct-28         $ 485,918.33         63.25                             0.250                       0.017        0.608
4911975    1-Oct-28         $ 536,138.59         63.18                             0.250                       0.017        0.358
4911998    1-Oct-28         $ 338,666.63         79.19                             0.250                       0.017        0.483
4912105    1-Dec-28         $ 355,000.00         73.96                             0.250                       0.017        0.608
4912139    1-Oct-28         $ 407,392.51         80.00                             0.250                       0.017        0.733
4913335    1-Nov-28         $ 242,795.85         74.31                             0.250                       0.017        0.108
4913517    1-Oct-28         $ 396,893.19         75.00                             0.250                       0.017        0.608
4913573    1-Nov-28         $ 357,021.27         90.00                   01        0.250                       0.017        0.483
4913586    1-Oct-28         $ 344,434.81         71.13                             0.250                       0.017        0.358
4913594    1-Oct-28         $ 399,358.34         65.04                             0.250                       0.017        0.358
4913627    1-Nov-28         $ 306,148.84         80.00                             0.250                       0.017        0.233
4913666    1-Oct-28         $ 360,435.06         57.30                             0.250                       0.017        0.483
4913684    1-Oct-28         $ 316,491.48         74.15                             0.250                       0.017        0.358
4913685    1-Oct-28         $ 310,488.66         65.06                             0.250                       0.017        0.233
4913714    1-Oct-28         $ 327,499.29         79.32                             0.250                       0.017        0.608
4913744    1-Nov-28         $ 269,773.17         52.94                             0.250                       0.017        0.108
4913807    1-Oct-28         $ 215,678.40         80.00                             0.250                       0.017        0.733
4913863    1-Nov-28         $ 455,661.58         80.00                             0.250                       0.017        0.733
4913886    1-Oct-28         $ 292,042.26         75.00                             0.250                       0.017        0.483
4913936    1-Nov-28         $ 173,411.21         79.98                             0.250                       0.017        0.358
4913955    1-Oct-28         $ 251,605.65         80.00                             0.250                       0.017        0.483
4913995    1-Nov-28         $ 217,834.12         68.13                             0.250                       0.017        0.608
4914022    1-Nov-28         $ 186,857.71         69.26                             0.250                       0.017        0.608
4914058    1-Nov-28         $ 241,302.04         70.00                             0.250                       0.017        0.233
4914071    1-Nov-28         $ 379,696.12         80.00                             0.250                       0.017        0.358
4914075    1-Nov-28         $ 313,055.59         58.56                             0.250                       0.017        0.483
4914104    1-Nov-28         $ 321,208.91         58.45                             0.250                       0.017        0.358
4914120    1-Nov-28         $ 286,964.58         67.58                             0.250                       0.017        0.233
4914641    1-Nov-28         $ 249,080.22         67.38                             0.250                       0.017        0.358
4914683    1-Nov-28         $ 364,708.11         78.49                             0.250                       0.017        0.358
4914699    1-Nov-23         $ 310,652.54         85.91                   33        0.250                       0.017        0.858
4914703    1-Oct-28         $ 366,425.67         79.78                             0.250                       0.017        0.483
4914714    1-Nov-28         $ 639,462.32         67.37                             0.250                       0.017        0.108
4914726    1-Nov-28         $ 296,268.69         79.07                             0.250                       0.017        0.483
4914734    1-Nov-28         $ 378,397.15         78.73                             0.250                       0.017        0.358
4914743    1-Nov-28         $ 452,637.74         74.26                             0.250                       0.017        0.358
4914838    1-Nov-28         $ 302,008.29         75.00                             0.250                       0.017        0.358
4914851    1-Nov-28         $ 254,796.07         60.00                             0.250                       0.017        0.358
4914853    1-Nov-28         $ 281,785.41         69.63                             0.250                       0.017        0.608
4914856    1-Nov-28         $ 254,086.36         75.91                             0.250                       0.017        0.108
4914887    1-Nov-28         $ 253,796.88         79.38                             0.250                       0.017        0.358
4914894    1-Nov-28         $ 286,770.48         74.55                             0.250                       0.017        0.358
4914899    1-Nov-18         $ 296,438.46         90.00                   33        0.250                       0.017        0.358
4914902    1-Oct-28         $ 286,523.18         60.42                             0.250                       0.017        0.358
4914946    1-Nov-28         $ 299,765.97         75.00                             0.250                       0.017        0.483
4914953    1-Nov-28         $ 302,264.01         79.19                             0.250                       0.017        0.483
4914957    1-Nov-28         $ 284,242.80         74.48                             0.250                       0.017        0.000
4914960    1-Nov-28         $ 266,791.71         79.70                             0.250                       0.017        0.483
4914963    1-Nov-28         $ 276,178.97         75.52                             0.250                       0.017        0.358
4914967    1-Nov-28         $ 253,297.28         61.83                             0.250                       0.017        0.358
4914976    1-Nov-28         $ 274,780.08         61.11                             0.250                       0.017        0.358
4914979    1-Nov-28         $ 449,640.14         50.00                             0.250                       0.017        0.358
4914984    1-Nov-28         $ 269,784.08         58.70                             0.250                       0.017        0.358
4915008    1-Nov-28         $ 301,408.77         74.48                             0.250                       0.017        0.358
4915018    1-Nov-28         $ 286,952.38         79.99                             0.250                       0.017        1.108
4915019    1-Nov-28         $ 307,741.23         80.00                             0.250                       0.017        0.108
4915024    1-Nov-28         $ 246,602.64         70.51                             0.250                       0.017        0.358
4915059    1-Nov-28         $ 514,567.33         78.03                             0.250                       0.017        0.108
4915069    1-Nov-28         $ 278,771.30         73.42                             0.250                       0.017        0.233
4915083    1-Nov-28         $ 266,786.48         89.00                   33        0.250                       0.017        0.358
4915087    1-Nov-28         $ 364,735.82         79.52                             0.250                       0.017        0.858
4915088    1-Nov-28         $ 258,792.87         69.44                             0.250                       0.017        0.358
4915093    1-Nov-28         $ 325,989.10         75.00                             0.250                       0.017        0.358
4915097    1-Nov-28         $ 285,771.29         78.36                             0.250                       0.017        0.358
4915100    1-Nov-28         $ 403,660.58         78.45                             0.250                       0.017        0.108
4915130    1-Nov-28         $ 259,797.17         80.00                             0.250                       0.017        0.483
4915164    1-Nov-28         $ 483,622.44         69.14                             0.250                       0.017        0.483
4915171    1-Nov-28         $ 275,773.77         66.35                             0.250                       0.017        0.233
4915173    1-Nov-28         $ 449,648.96         53.57                             0.250                       0.017        0.483
4915180    1-Nov-28         $ 320,543.46         52.59                             0.250                       0.017        0.358
4915517    1-Nov-28         $ 249,400.39         80.00                             0.250                       0.017        0.358
4915576    1-Nov-28         $ 299,266.36         48.23                             0.250                       0.017        0.483
4915587    1-Nov-28         $ 434,660.66         46.28                             0.250                       0.017        0.483
4915593    1-Nov-28         $ 316,746.50         55.61                             0.250                       0.017        0.358
4915763    1-Nov-28         $ 265,307.85         90.00                   01        0.250                       0.017        0.858
4915795    1-Nov-28         $ 406,008.61         71.98                             0.250                       0.017        0.108
4915807    1-Nov-28         $ 274,768.97         78.57                             0.250                       0.017        0.108
4915819    1-Nov-28         $ 389,695.76         75.00                             0.250                       0.017        0.483
4915824    1-Nov-28         $ 329,722.76         71.74                             0.250                       0.017        0.108
4915825    1-Nov-28         $ 293,753.00         61.89                             0.250                       0.017        0.108
4915834    1-Nov-28         $ 534,572.16         76.43                             0.250                       0.017        0.358
4915837    1-Nov-28         $ 288,935.75         79.29                             0.250                       0.017        0.358
4915845    1-Nov-28         $ 286,470.72         75.45                             0.250                       0.017        0.358
4915847    1-Nov-28         $ 294,669.95         84.99                   33        0.250                       0.017        0.483
4915855    1-Nov-28         $ 254,805.96         85.00                   33        0.250                       0.017        0.608
4915866    1-Nov-28         $ 256,794.48         71.39                             0.250                       0.017        0.358
4915874    1-Nov-28         $ 328,736.90         77.41                             0.250                       0.017        0.358
4915876    1-Nov-28         $ 278,776.88         68.05                             0.250                       0.017        0.358
4915893    1-Nov-28         $ 280,469.91         69.31                             0.250                       0.017        0.233
4915900    1-Nov-28         $ 399,663.95         80.00                             0.250                       0.017        0.108
4915948    1-Oct-28         $ 293,551.21         72.59                             0.250                       0.017        0.608
4916451    1-Nov-28         $ 263,788.88         80.00                             0.250                       0.017        0.358
4916460    1-Nov-28         $ 479,596.74         80.00                             0.250                       0.017        0.108
4916462    1-Nov-28         $ 408,173.32         77.81                             0.250                       0.017        0.358
4916467    1-Nov-28         $ 336,730.50         74.89                             0.250                       0.017        0.358
4916479    1-Nov-28         $ 405,675.33         70.00                             0.250                       0.017        0.358
4916483    1-Nov-28         $ 252,807.49         72.29                             0.250                       0.017        0.608
4916487    1-Nov-28         $ 257,793.68         78.18                             0.250                       0.017        0.358
4916493    1-Nov-28         $ 251,898.39         76.39                             0.250                       0.017        0.358
4916499    1-Nov-28         $ 409,672.13         58.57                             0.250                       0.017        0.358
4916618    1-Nov-28         $ 340,427.55         63.68                             0.250                       0.017        0.358
4916663    1-Nov-28         $ 303,457.13         74.99                             0.250                       0.017        0.358
4916674    1-Nov-28         $ 284,777.67         73.08                             0.250                       0.017        0.483
4916681    1-Nov-28         $ 314,754.27         70.00                             0.250                       0.017        0.483
4916685    1-Nov-28         $ 412,253.36         68.77                             0.250                       0.017        0.108
4916688    1-Nov-28         $ 284,772.09         71.25                             0.250                       0.017        0.358
4916704    1-Nov-28         $ 276,778.48         72.89                             0.250                       0.017        0.358
4916708    1-Nov-28         $ 311,846.25         76.14                             0.250                       0.017        0.358
4916719    1-Nov-28         $ 254,796.07         70.83                             0.250                       0.017        0.358
4916725    1-Nov-28         $ 369,689.15         67.27                             0.250                       0.017        0.108
4916812    1-Nov-28         $ 322,260.66         75.00                             0.250                       0.017        0.733
4917262    1-Nov-28         $ 249,200.55         79.17                             0.250                       0.017        0.358
4917267    1-Nov-28         $ 375,699.31         62.67                             0.250                       0.017        0.358
4917280    1-Nov-28         $ 331,421.32         77.14                             0.250                       0.017        0.108
4917286    1-Nov-28         $ 259,797.17         63.41                             0.250                       0.017        0.483
4917292    1-Nov-28         $ 299,260.49         83.08                   33        0.250                       0.017        0.358
4917297    1-Nov-28         $ 509,611.92         60.71                             0.250                       0.017        0.608
4917309    1-Nov-28         $ 269,784.08         78.26                             0.250                       0.017        0.358
4917319    1-Nov-28         $ 372,102.20         68.96                             0.250                       0.017        0.358
4917323    1-Nov-28         $ 382,248.57         79.18                             0.250                       0.017        0.358
4917326    1-Nov-28         $ 264,528.66         80.00                             0.250                       0.017        0.358
4917333    1-Nov-28         $ 251,798.47         79.75                             0.250                       0.017        0.358
4917337    1-Nov-28         $ 648,954.33         74.23                             0.250                       0.017        0.108
4917390    1-Nov-28         $ 257,793.68         69.73                             0.250                       0.017        0.358
4917393    1-Nov-28         $ 308,752.89         53.74                             0.250                       0.017        0.358
4917396    1-Nov-28         $ 258,792.87         78.01                             0.250                       0.017        0.358
4917411    1-Nov-28         $ 243,804.87         80.00                             0.250                       0.017        0.358
4917414    1-Nov-28         $ 514,588.15         68.67                             0.250                       0.017        0.358
4917419    1-Nov-28         $ 342,519.01         82.40                   33        0.250                       0.017        0.233
4917432    1-Nov-28         $ 358,020.49         75.43                             0.250                       0.017        0.483
4917443    1-Nov-28         $ 268,435.16         43.12                             0.250                       0.017        0.358
4917460    1-Nov-28         $ 479,669.67         80.00                             0.250                       0.017        1.108
4917545    1-Nov-28         $ 259,792.08         59.09                             0.250                       0.017        0.358
4917548    1-Nov-28         $ 296,912.37         74.29                             0.250                       0.017        0.358
4917557    1-Nov-28         $ 452,637.74         82.66                   33        0.250                       0.017        0.358
4917565    1-Nov-28         $ 253,087.19         76.76                             0.250                       0.017        0.108
4917567    1-Nov-28         $ 436,650.54         79.45                             0.250                       0.017        0.358
4917573    1-Nov-28         $ 518,884.71         78.68                             0.250                       0.017        0.358
4917579    1-Nov-28         $ 324,740.10         69.89                             0.250                       0.017        0.358
4917586    1-Nov-23         $ 279,661.13         62.22                             0.250                       0.017        0.358
4917590    1-Nov-28         $ 475,637.80         59.99                             0.250                       0.017        0.608
4917594    1-Nov-28         $ 483,372.63         75.00                             0.250                       0.017        0.483
4917598    1-Nov-28         $ 269,784.08         70.13                             0.250                       0.017        0.358
4917599    1-Nov-28         $ 644,484.20         67.19                             0.250                       0.017        0.358
4917602    1-Nov-28         $ 367,805.63         78.32                             0.250                       0.017        0.358
4917607    1-Nov-28         $ 366,206.91         69.81                             0.250                       0.017        0.358
4917629    1-Nov-28         $ 447,641.74         80.00                             0.250                       0.017        0.358
4917656    1-Nov-28         $ 449,621.95         67.67                             0.250                       0.017        0.108
4917673    1-Nov-28         $ 394,668.15         64.75                             0.250                       0.017        0.108
4917699    1-Nov-28         $ 274,780.08         74.32                             0.250                       0.017        0.358
4917704    1-Nov-28         $ 279,781.57         74.67                             0.250                       0.017        0.483
4917718    1-Nov-28         $ 324,740.10         67.71                             0.250                       0.017        0.358
4917813    1-Nov-28         $ 286,576.26         72.61                             0.250                       0.017        0.483
4917834    1-Nov-28         $ 479,616.15         50.53                             0.250                       0.017        0.358
4917840    1-Nov-28         $ 262,290.07         75.00                             0.250                       0.017        0.358
4918135    1-Nov-28         $ 348,970.70         69.16                             0.250                       0.017        0.358
4918167    1-Nov-28         $ 267,790.93         80.00                             0.250                       0.017        0.483
4918266    1-Nov-28         $ 292,771.43         78.13                             0.250                       0.017        0.483
4918270    1-Nov-28         $ 370,210.97         41.17                             0.250                       0.017        0.483
4918275    1-Nov-28         $ 243,809.65         80.00                             0.250                       0.017        0.483
4918295    1-Nov-28         $ 509,602.15         67.82                             0.250                       0.017        0.483
4918332    1-Nov-28         $ 286,776.11         82.23                   33        0.250                       0.017        0.483
4918423    1-Nov-28         $ 254,801.08         68.92                             0.250                       0.017        0.483
4918441    1-Nov-28         $ 278,782.35         65.65                             0.250                       0.017        0.483
4918452    1-Nov-28         $ 267,785.68         80.00                             0.250                       0.017        0.358
4918472    1-Nov-28         $ 255,790.15         80.00                             0.250                       0.017        0.233
4918719    1-Nov-28         $ 509,602.15         78.46                             0.250                       0.017        0.483
4918726    1-Nov-28         $ 288,274.94         71.23                             0.250                       0.017        0.483
4918746    1-Nov-28         $ 255,300.68         64.04                             0.250                       0.017        0.483
4918749    1-Aug-28         $ 244,826.64         76.75                             0.250                       0.017        0.483
4918754    1-Nov-28         $ 259,686.95         79.60                             0.250                       0.017        0.233
4918758    1-Nov-28         $ 260,796.39         72.50                             0.250                       0.017        0.483
4918791    1-Nov-28         $ 243,809.65         87.14                   12        0.250                       0.017        0.483
4918814    1-Nov-28         $ 389,296.07         80.00                             0.250                       0.017        0.483
4919090    1-Nov-28         $ 312,056.37         62.46                             0.250                       0.017        0.483
4919106    1-Nov-28         $ 300,453.51         71.60                             0.250                       0.017        0.233
4919107    1-Nov-28         $ 389,680.32         72.90                             0.250                       0.017        0.233
4919985    1-Nov-28         $ 309,783.05         89.88                   01        0.250                       0.017        0.000
4919995    1-Nov-28         $ 399,680.13         64.00                             0.250                       0.017        0.358
4920233    1-Nov-28         $ 299,665.97         61.86                             0.250                       0.017        0.483
4920253    1-Nov-28         $ 314,777.67         90.00                   01        0.250                       0.017        0.983
4920306    1-Dec-28         $ 400,000.00         64.62                             0.250                       0.017        0.608
4920792    1-Dec-28         $ 297,520.00         80.00                             0.250                       0.017        0.000
4920926    1-Nov-28         $ 465,254.45         80.00                             0.250                       0.017        0.733
4920972    1-Nov-28         $ 159,175.73         89.98                   33        0.250                       0.017        0.483
4921263    1-Nov-28         $ 240,112.54         69.65                             0.250                       0.017        0.483
4921625    1-Nov-28         $ 315,747.30         79.80                             0.250                       0.017        0.358
4921662    1-Nov-28         $ 294,160.35         90.00                   33        0.250                       0.017        0.483
4921899    1-Nov-28         $ 283,743.25         78.89                             0.250                       0.017        0.000
4921914    1-Nov-28         $ 261,795.61         79.64                             0.250                       0.017        0.483
4922084    1-Nov-28         $ 250,204.66         80.00                             0.250                       0.017        0.483
4922103    1-Nov-28         $ 478,435.66         79.98                             0.250                       0.017        0.608
4922205    1-Nov-28         $ 348,856.34         77.88                             0.250                       0.017        0.358
4922215    1-Nov-28         $ 275,279.68         76.53                             0.250                       0.017        0.358
4922218    1-Nov-28         $ 330,735.30         61.30                             0.250                       0.017        0.358
4922228    1-Nov-28         $ 247,806.53         80.00                             0.250                       0.017        0.483
4922237    1-Nov-28         $ 289,762.29         77.33                             0.250                       0.017        0.233
4922460    1-Nov-28         $ 317,751.93         70.35                             0.250                       0.017        0.483
4923453    1-Nov-28         $ 350,576.30         79.99                             0.250                       0.017        0.483
4923481    1-Nov-28         $ 319,744.10         80.00                             0.250                       0.017        0.358
4927172    1-Dec-28         $ 291,000.00         75.00                             0.250                       0.017        0.483
4928124    1-Nov-28         $ 419,672.35         75.00                             0.250                       0.017        0.483
4928993    1-Oct-28         $ 314,507.04         67.74                             0.250                       0.017        0.483
4929270    1-Dec-28         $ 300,000.00         80.00                             0.250                       0.017        0.608
6183635    1-Oct-28         $ 292,042.26         90.00                   33        0.250                       0.017        0.483
6465289    1-Jan-28         $ 241,745.07         84.99                   11        0.250                       0.017        0.608
6491672    1-Nov-28         $ 379,710.85         80.00                             0.250                       0.017        0.608
6536678    1-Nov-28         $ 255,450.57         79.99                             0.250                       0.017        0.483
6542136    1-Nov-28         $ 492,396.06         80.00                             0.250                       0.017        0.233
6556208    1-Nov-28         $ 255,643.54         80.00                             0.250                       0.017        0.483
6568546    1-Nov-28         $ 385,312.83         79.67                             0.250                       0.017        0.733
6578573    1-Oct-28         $ 494,205.95         85.49                             0.250                       0.017        0.358
6580242    1-Jan-28         $ 243,916.97         94.98                   33        0.250                       0.017        0.983
6583432    1-Nov-28         $ 431,645.89         80.00                             0.250                       0.017        0.233
6583839    1-Nov-28         $ 329,715.88         62.62                             0.250                       0.017        0.000
6607860    1-Aug-28         $ 462,465.31         80.00                             0.250                       0.017        0.233
6611245    1-Jan-28         $ 320,968.05         89.99                   13        0.250                       0.017        0.108
6716497    1-Nov-28         $ 247,633.61         73.88                             0.250                       0.017        0.000
6734104    1-Apr-28         $ 303,699.23         80.00                             0.250                       0.017        0.608
6765645    1-Nov-28         $ 271,687.56         80.00                             0.250                       0.017        0.108
6767007    1-Nov-28         $ 275,406.99         89.93                   24        0.250                       0.017        0.483
6771697    1-Nov-28         $ 314,754.27         81.31                             0.250                       0.017        0.483
6782185    1-Nov-28         $ 251,486.13         90.00                   17        0.250                       0.017        0.483
6795436    1-Nov-28         $ 242,800.81         79.98                             0.250                       0.017        0.233
6804742    1-Nov-28         $ 323,247.64         76.35                             0.250                       0.017        0.483
6826822    1-Nov-28         $ 424,634.09         66.79                             0.250                       0.017        0.000
6832605    1-Nov-28         $ 307,854.72         80.00                             0.250                       0.017        0.000
6837647    1-Aug-28         $ 365,545.34         79.99                             0.250                       0.017        0.483
6839183    1-Oct-28         $ 249,407.57         73.11                             0.250                       0.017        0.483
6850123    1-Oct-28         $ 349,452.27         79.55                             0.250                       0.017        0.483
6852864    1-Sep-28         $ 282,483.34         79.99                             0.250                       0.017        0.483
6859096    1-Nov-18         $ 339,337.35         71.58                             0.250                       0.017        0.108
6874427    1-Nov-28         $ 269,453.64         95.00                   17        0.250                       0.017        0.483
6882934    1-Oct-28         $ 108,595.99         75.00                             0.250                       0.017        0.983
6894231    1-Nov-28         $ 284,766.39         77.32                             0.250                       0.017        0.233
6894434    1-Jul-28         $ 304,422.96         80.00                             0.250                       0.017        0.608
6897874    1-Nov-28         $ 284,904.49         80.00                             0.250                       0.017        0.000
6899995    1-Oct-28         $ 272,718.33         95.00                   01        0.250                       0.017        0.733
6903253    1-Oct-28         $ 240,979.58         90.00                   06        0.250                       0.017        0.608
6913471    1-Aug-28         $ 303,866.54         74.98                             0.250                       0.017        0.108
6915952    1-Nov-28         $ 124,907.23         48.41                             0.250                       0.017        0.733
6922890    1-Nov-28         $ 259,574.02         76.47                             0.250                       0.017        0.000
6925129    1-Nov-28         $ 268,105.06         80.00                             0.250                       0.017        0.233
6925371    1-Nov-28         $ 265,776.53         79.97                             0.250                       0.017        0.108
6925684    1-Oct-28         $ 259,561.89         73.13                             0.250                       0.017        0.108
6927577    1-Nov-28         $ 319,174.96         79.99                             0.250                       0.017        0.000
6932679    1-Nov-28         $ 246,227.21         79.99                             0.250                       0.017        0.000
6932690    1-Nov-18         $ 247,901.04         80.00                             0.250                       0.017        0.000
6934981    1-Sep-28         $ 305,205.17         90.00                   01        0.250                       0.017        0.000
6938359    1-Oct-28         $ 210,078.82         80.00                             0.250                       0.017        0.608
6940317    1-Jul-28          $ 61,695.60         33.93                             0.250                       0.017        0.000
6947729    1-Nov-28         $ 332,184.14         69.99                             0.250                       0.017        0.358
6953754    1-Oct-28         $ 399,325.97         74.77                             0.250                       0.017        0.108
6955127    1-Nov-28         $ 337,466.25         80.00                             0.250                       0.017        0.108
6974092    1-Nov-28         $ 541,658.36         80.00                             0.250                       0.017        0.108
6981725    1-Nov-28         $ 312,256.22         88.62                   17        0.250                       0.017        0.483
6986325    1-Nov-28         $ 274,574.75         79.99                             0.250                       0.017        0.233
6986508    1-Nov-28         $ 359,704.91         80.00                             0.250                       0.017        0.233
7000785    1-Sep-28         $ 319,981.85         80.00                             0.250                       0.017        0.108
7036696    1-Nov-28         $ 259,102.69         89.99                   33        0.250                       0.017        0.608
7042954    1-Oct-28         $ 274,558.86         89.31                   06        0.250                       0.017        0.358
7058175    1-Nov-28         $ 389,122.81         79.99                             0.250                       0.017        0.108
7075248    1-Nov-28         $ 329,722.76         62.86                             0.250                       0.017        0.108
7083874    1-Sep-28         $ 332,089.33         62.88                             0.250                       0.017        0.608
7087945    1-Nov-28          $ 69,749.33         74.87                             0.250                       0.017        0.858
7089581    1-Nov-28         $ 266,292.10         94.99                   17        0.250                       0.017        0.483
7091529    1-Oct-28         $ 599,061.05         64.86                             0.250                       0.017        0.483
7092601    1-Nov-28         $ 427,081.98         79.99                             0.250                       0.017        0.000
7096777    1-Nov-28         $ 398,664.79         79.96                             0.250                       0.017        0.108
7102463    1-Oct-28         $ 379,375.22         65.52                             0.250                       0.017        0.233
7103472    1-Sep-28         $ 425,795.11         80.00                             0.250                       0.017        0.483
7103821    1-Sep-28         $ 336,299.67         74.89                             0.250                       0.017        1.108
7105319    1-Oct-28         $ 263,846.62         77.90                             0.250                       0.017        0.608
7106922    1-Oct-28         $ 319,523.54         80.00                             0.250                       0.017        0.733
7107965    1-Sep-28         $ 268,182.63         80.00                             0.250                       0.017        0.608
7111103    1-Nov-28         $ 287,780.86         80.00                             0.250                       0.017        0.608
7113646    1-Nov-28         $ 263,804.07         80.00                             0.250                       0.017        0.733
7114043    1-Nov-28         $ 282,762.24         77.53                             0.250                       0.017        0.108
7114167    1-Nov-28         $ 271,702.55         80.00                             0.250                       0.017        0.358
7116240    1-Nov-28         $ 415,632.98         80.00                             0.250                       0.017        0.000
7118281    1-Oct-28         $ 263,586.86         80.00                             0.250                       0.017        0.483
7119002    1-Sep-28         $ 345,779.91         90.00                   12        0.250                       0.017        1.108
7122438    1-Nov-28         $ 267,196.53         85.98                   11        0.250                       0.017        0.608
7122669    1-Nov-28         $ 367,698.36         80.00                             0.250                       0.017        0.233
7123111    1-Oct-28         $ 129,806.44         32.50                             0.250                       0.017        0.733
7123372    1-Sep-28         $ 443,339.52         80.00                             0.250                       0.017        0.608
7123754    1-Nov-28         $ 267,780.32         80.00                             0.250                       0.017        0.233
7125174    1-Nov-28         $ 435,676.42         80.00                             0.250                       0.017        0.733
7129630    1-Nov-28         $ 274,235.91         89.98                   01        0.250                       0.017        0.483
7130458    1-Nov-28         $ 306,654.58         76.27                             0.250                       0.017        0.358
7130709    1-Oct-28         $ 262,898.07         94.99                   24        0.250                       0.017        0.608
7130831    1-Sep-28         $ 284,361.50         87.69                   17        0.250                       0.017        0.733
7135136    1-Oct-28         $ 349,329.94         80.00                             0.250                       0.017        0.608
7135191    1-Nov-28         $ 357,334.10         75.79                             0.250                       0.017        0.108
7136458    1-Nov-28         $ 284,788.49         78.08                             0.250                       0.017        0.733
7138739    1-Oct-28         $ 263,696.85         95.00                   24        0.250                       0.017        0.608
7139553    1-Sep-28         $ 498,732.60         36.76                             0.250                       0.017        0.108
7143941    1-Oct-28         $ 649,007.76         76.56                             0.250                       0.017        0.608
7144356    1-Oct-28         $ 261,779.40         89.49                   13        0.250                       0.017        0.358
7144670    1-Nov-28         $ 304,767.92         83.11                   24        0.250                       0.017        0.608
7146259    1-Sep-28         $ 299,293.66         54.55                             0.250                       0.017        0.483
7149004    1-Oct-28         $ 487,197.64         80.00                             0.250                       0.017        0.233
7151671    1-Oct-28         $ 241,550.46         90.00                   01        0.250                       0.017        0.233
7152085    1-Nov-28         $ 332,727.04         90.00                   12        0.250                       0.017        0.233
7152881    1-Sep-28          $ 89,798.37         60.40                             0.250                       0.017        0.733
7153302    1-Oct-28         $ 219,575.85         76.92                             0.250                       0.017        0.483
7153668    1-Nov-28         $ 370,695.90         61.83                             0.250                       0.017        0.233
7153766    1-Nov-28         $ 330,535.71         89.99                   12        0.250                       0.017        0.233
7154224    1-Oct-28         $ 265,360.20         75.00                             0.250                       0.017        0.858
7161294    1-Nov-28         $ 323,484.62         79.99                             0.250                       0.017        0.233
7162646    1-Nov-28         $ 599,531.94         58.54                             0.250                       0.017        0.483
7163511    1-Sep-28         $ 262,281.06         79.66                             0.250                       0.017        0.733
7164336    1-Nov-28         $ 345,709.32         69.20                             0.250                       0.017        0.108
7165884    1-Nov-28         $ 246,997.37         80.00                             0.250                       0.017        0.233
7166203    1-Nov-28         $ 347,050.93         90.00                   24        0.250                       0.017        0.000
7166971    1-Nov-23         $ 251,669.99         58.60                             0.250                       0.017        0.000
7179177    1-Nov-28         $ 261,056.11         95.00                   06        0.250                       0.017        0.733
7180655    1-Oct-28         $ 285,563.42         89.94                   11        0.250                       0.017        0.608
7180890    1-Nov-28         $ 471,636.85         80.00                             0.250                       0.017        0.608
7185152    1-Oct-28         $ 279,800.43         95.00                   24        0.250                       0.017        0.358
7185807    1-Oct-28         $ 278,752.13         80.00                             0.250                       0.017        0.358
7188222    1-Nov-28         $ 259,797.17         80.00                             0.250                       0.017        0.483
7188606    1-Nov-28         $ 577,038.19         70.00                             0.250                       0.017        0.358
7189985    1-Nov-28         $ 582,522.12         58.30                             0.250                       0.017        0.233
7193109    1-Nov-28         $ 289,762.29         74.36                             0.250                       0.017        0.233
7194623    1-Nov-28         $ 632,967.79         70.00                             0.250                       0.017        0.108
7194743    1-Oct-28         $ 269,178.09         89.99                   01        0.250                       0.017        0.483
7195811    1-Nov-28         $ 259,797.17         72.22                             0.250                       0.017        0.483
7197423    1-Nov-28         $ 251,558.44         95.00                   16        0.250                       0.017        0.608
7197595    1-Nov-28         $ 999,239.08         71.43                             0.250                       0.017        0.608
7199258    1-Oct-28         $ 389,725.85         80.00                             0.250                       0.017        0.000
7200117    1-Oct-28         $ 415,332.68         80.00                             0.250                       0.017        0.358
7202292    1-Nov-28         $ 190,847.26         58.77                             0.250                       0.017        0.358
7202462    1-Nov-28         $ 278,776.89         79.94                             0.250                       0.017        0.358
7203413    1-Nov-28         $ 259,811.82         76.47                             0.250                       0.017        0.858
7203432    1-Nov-28         $ 466,526.63         70.00                             0.250                       0.017        0.358
7203665    1-Nov-28         $ 349,720.12         70.00                             0.250                       0.017        0.358
7206006    1-Nov-28         $ 251,783.03         80.00                             0.250                       0.017        0.000
7206525    1-Nov-28         $ 254,801.08         75.00                             0.250                       0.017        0.483
7207023    1-Nov-28         $ 249,789.97         69.44                             0.250                       0.017        0.108
7207068    1-Oct-28         $ 463,874.15         74.40                             0.250                       0.017        0.358
7208818    1-Oct-28         $ 273,288.87         75.00                             0.250                       0.017        0.483
7208951    1-Oct-28         $ 288,866.91         90.00                   17        0.250                       0.017        0.858
7209342    1-Nov-28         $ 322,734.42         80.00                             0.250                       0.017        0.233
7210501    1-Oct-28         $ 446,118.34         68.80                             0.250                       0.017        0.358
7211152    1-Nov-28         $ 449,640.15         90.00                   12        0.250                       0.017        0.358
7212499    1-Nov-28         $ 249,814.46         92.59                   24        0.250                       0.017        0.733
7213063    1-Nov-28         $ 399,374.03         61.54                             0.250                       0.017        0.483
7213386    1-Nov-28         $ 289,923.23         80.00                             0.250                       0.017        0.108
7213613    1-Nov-28         $ 319,737.70         73.56                             0.250                       0.017        0.233
7214353    1-Oct-28         $ 969,979.70         46.26                             0.250                       0.017        0.483
7214765    1-Nov-28         $ 299,765.97         75.00                             0.250                       0.017        0.483
7214855    1-Nov-28         $ 290,677.07         36.38                             0.250                       0.017        0.108
7217575    1-Nov-28         $ 359,712.11         75.79                             0.250                       0.017        0.358
7217593    1-Nov-28         $ 247,311.67         90.00                   01        0.250                       0.017        0.608
7221236    1-Nov-28         $ 342,158.33         80.00                             0.250                       0.017        0.983
7221623    1-Nov-28         $ 319,731.16         66.67                             0.250                       0.017        0.108
7221691    1-Nov-28         $ 252,469.94         80.00                             0.250                       0.017        0.358
7224012    1-Oct-28         $ 263,432.10         90.00                   17        0.250                       0.017        0.483
7227784    1-Nov-28         $ 307,747.54         73.33                             0.250                       0.017        0.233
7228536    1-Nov-28         $ 324,746.47         66.33                             0.250                       0.017        0.483
7230711    1-Nov-28         $ 249,400.40         80.00                             0.250                       0.017        0.358
7231216    1-Nov-28         $ 240,816.62         59.51                             0.250                       0.017        0.608
7232849    1-Nov-28         $ 396,441.28         80.00                             0.250                       0.017        0.000
7233140    1-Nov-28         $ 371,687.47         80.00                             0.250                       0.017        0.108
7234847    1-Nov-28         $ 493,364.33         61.73                             0.250                       0.017        0.000
7234890    1-Nov-28         $ 582,283.99         75.00                             0.250                       0.017        0.358
7235807    1-Nov-28         $ 313,742.62         58.69                             0.250                       0.017        0.233
7237953    1-Oct-28         $ 513,924.27         79.99                             0.250                       0.017        0.358
7247367    1-Nov-28         $ 527,598.24         69.29                             0.250                       0.017        0.608
7249086    1-Oct-28         $ 349,478.88         70.00                             0.250                       0.017        0.733
7249110    1-Nov-28         $ 294,364.42         43.64                             0.250                       0.017        0.358
7257154    1-Nov-28         $ 331,727.87         80.00                             0.250                       0.017        0.233
7257576    1-Nov-28         $ 300,271.34         75.13                             0.250                       0.017        0.608
7258315    1-Oct-28         $ 399,374.03         80.00                             0.250                       0.017        0.483
7258379    1-Nov-28         $ 356,521.66         79.29                             0.250                       0.017        0.483
7258656    1-Nov-28         $ 291,360.98         63.39                             0.250                       0.017        0.233
7258665    1-Nov-28         $ 904,568.05         69.64                             0.250                       0.017        0.358
7261648    1-Nov-28         $ 295,713.33         79.99                             0.250                       0.017        0.358
7270282    1-Nov-28         $ 267,780.32         80.00                             0.250                       0.017        0.233
7270379    1-Nov-28         $ 375,121.40         74.78                             0.250                       0.017        0.733
7278857    1-Nov-28         $ 300,740.85         70.00                             0.250                       0.017        0.000
7281244    1-Nov-28         $ 315,753.49         79.00                             0.250                       0.017        0.483
7281959    1-Nov-28         $ 255,934.92         75.00                             0.250                       0.017        0.733
7282058    1-Nov-28         $ 634,492.20         60.48                             0.250                       0.017        0.358
7283029    1-Nov-28         $ 298,548.98         80.00                             0.250                       0.017        0.108
7283179    1-Nov-28         $ 294,758.19         60.20                             0.250                       0.017        0.233
7284064    1-Nov-28         $ 363,629.97         80.00                             0.250                       0.017        0.233
7285385    1-Nov-28         $ 351,925.26         60.62                             0.250                       0.017        0.483
7287086    1-Nov-28         $ 278,437.97         89.89                   24        0.250                       0.017        0.608
7287146    1-Dec-28         $ 253,000.00         73.33                             0.250                       0.017        0.358
7287841    1-Nov-28         $ 490,847.32         75.00                             0.250                       0.017        0.233
7287853    1-Nov-28         $ 258,182.92         80.00                             0.250                       0.017        0.108
7288669    1-Nov-28         $ 247,796.72         80.00                             0.250                       0.017        0.233
7289633    1-Nov-28         $ 517,275.65         67.67                             0.250                       0.017        0.233
7290854    1-Nov-28         $ 242,805.67         57.18                             0.250                       0.017        0.358
7291726    1-Nov-28         $ 358,812.84         90.00                   13        0.250                       0.017        0.358
7292439    1-Nov-28         $ 427,666.12         80.00                             0.250                       0.017        0.483
7292468    1-Nov-28         $ 345,073.83         77.61                             0.250                       0.017        0.358
7294106    1-Nov-28         $ 999,180.30         39.68                             0.250                       0.017        0.233
7294609    1-Nov-28         $ 370,703.31         68.70                             0.250                       0.017        0.358
7295405    1-Nov-28         $ 409,680.16         71.93                             0.250                       0.017        0.483
7295747    1-Nov-28         $ 321,236.47         64.30                             0.250                       0.017        0.233
7296192    1-Nov-28         $ 304,667.99         78.18                             0.250                       0.017        0.608
7298210    1-Nov-28         $ 274,774.59         60.44                             0.250                       0.017        0.233
7299238    1-Nov-28         $ 343,710.99         43.00                             0.250                       0.017        0.108
7300089    1-Nov-28         $ 267,774.85         51.84                             0.250                       0.017        0.108
7301716    1-Nov-28         $ 389,688.13         47.85                             0.250                       0.017        0.358
7301802    1-Nov-28         $ 240,812.00         77.74                             0.250                       0.017        0.483
7302774    1-Nov-28         $ 255,355.55         95.00                   33        0.250                       0.017        0.608
7308662    1-Nov-28         $ 375,706.69         80.00                             0.250                       0.017        0.483
7311507    1-Nov-28         $ 246,657.41         74.85                             0.250                       0.017        0.000
7314371    1-Nov-28         $ 124,904.89         27.41                             0.250                       0.017        0.608
7315821    1-Nov-28         $ 473,894.27         59.38                             0.250                       0.017        0.608
7316170    1-Nov-28         $ 285,377.20         54.40                             0.250                       0.017        0.483
7316914    1-Nov-28         $ 247,770.30         80.00                             0.250                       0.017        0.000
7317177    1-Nov-28         $ 251,013.57         55.82                             0.250                       0.017        0.733
7317207    1-Nov-28         $ 367,698.36         69.43                             0.250                       0.017        0.233
7317633    1-Nov-28         $ 263,721.25         76.51                             0.250                       0.017        0.108
7318953    1-Nov-28         $ 484,602.45         43.11                             0.250                       0.017        0.233
7321412    1-Nov-28         $ 314,748.10         66.32                             0.250                       0.017        0.358
7322312    1-Nov-28         $ 253,287.03         66.02                             0.250                       0.017        0.108
7322515    1-Nov-28         $ 411,645.28         79.84                             0.250                       0.017        0.000
7323736    1-Nov-28         $ 394,659.92         71.82                             0.250                       0.017        0.000
7325910    1-Nov-28         $ 409,663.93         74.55                             0.250                       0.017        0.233
7328225    1-Dec-18         $ 286,200.00         90.00                   11        0.250                       0.017        0.483
7328441    1-Nov-28         $ 347,700.38         80.00                             0.250                       0.017        0.000
7330316    1-Nov-28         $ 748,562.00         49.02                             0.250                       0.017        0.233
7335486    1-Nov-28         $ 435,651.34         70.32                             0.250                       0.017        0.358
7335642    1-Nov-28         $ 259,881.49         59.79                             0.250                       0.017        0.108
7335682    1-Nov-28         $ 383,700.44         80.00                             0.250                       0.017        0.483
7336095    1-Nov-28         $ 397,887.08         55.44                             0.250                       0.017        0.108
7337243    1-Nov-28         $ 299,735.32         66.89                             0.250                       0.017        0.000
7337278    1-Nov-28         $ 439,130.77         79.91                             0.250                       0.017        0.108
7338415    1-Nov-28         $ 253,292.21         74.56                             0.250                       0.017        0.233
7339717    1-Nov-28         $ 313,748.90         80.00                             0.250                       0.017        0.358
7342751    1-Nov-28         $ 999,159.88         54.05                             0.250                       0.017        0.108
7342968    1-Nov-28         $ 379,680.75         80.00                             0.250                       0.017        0.108
7343238    1-Nov-28         $ 256,000.14         76.48                             0.250                       0.017        0.483
7343338    1-Nov-28         $ 291,760.65         80.00                             0.250                       0.017        0.233
7343375    1-Nov-28         $ 398,535.94         63.84                             0.250                       0.017        0.108
7343628    1-Nov-28         $ 999,159.88         45.98                             0.250                       0.017        0.108
7343987    1-Nov-28         $ 267,774.85         58.26                             0.250                       0.017        0.108
7345736    1-Nov-28         $ 358,705.73         78.04                             0.250                       0.017        0.233
7346521    1-Nov-28         $ 269,571.23         77.80                             0.250                       0.017        0.108
7348457    1-Nov-28         $ 298,249.23         56.32                             0.250                       0.017        0.108
7349627    1-Nov-28         $ 267,386.01         52.47                             0.250                       0.017        0.358
7350795    1-Dec-28         $ 327,300.00         73.55                             0.250                       0.017        0.358
7351586    1-Nov-28         $ 243,784.72         57.41                             0.250                       0.017        0.000
7351939    1-Nov-28         $ 946,184.66         55.71                             0.250                       0.017        0.000
7351990    1-Nov-28         $ 342,139.46         80.00                             0.250                       0.017        0.608
7352123    1-Nov-28         $ 358,898.23         59.08                             0.250                       0.017        0.108
7352404    1-Nov-28         $ 399,655.61         36.33                             0.250                       0.017        0.000
7352467    1-Nov-28         $ 246,397.86         90.00                   24        0.250                       0.017        0.233
7352805    1-Nov-28         $ 250,094.83         73.19                             0.250                       0.017        0.233
7353250    1-Nov-28         $ 405,618.33         79.61                             0.250                       0.017        0.233
7355154    1-Nov-28         $ 393,177.45         78.70                             0.250                       0.017        0.233
7355613    1-Nov-28         $ 424,160.53         65.31                             0.250                       0.017        0.358
7355834    1-Nov-28         $ 364,685.75         59.35                             0.250                       0.017        0.000
7356048    1-Nov-28         $ 284,635.67         69.69                             0.250                       0.017        0.108
7356506    1-Nov-28         $ 267,369.60         78.71                             0.250                       0.017        0.000
7356561    1-Nov-28         $ 444,635.23         74.17                             0.250                       0.017        0.233
7356626    1-Nov-28         $ 313,736.20         73.88                             0.250                       0.017        0.108
7356826    1-Nov-28         $ 287,763.93         73.85                             0.250                       0.017        0.233
7360391    1-Nov-28         $ 802,325.38         73.00                             0.250                       0.017        0.108
7361351    1-Nov-28         $ 521,961.12         74.63                             0.250                       0.017        0.108
7361480    1-Nov-28         $ 255,285.35         62.32                             0.250                       0.017        0.108
7361602    1-Nov-28         $ 246,816.69         78.41                             0.250                       0.017        0.733
7362048    1-Nov-28         $ 358,733.57         75.58                             0.250                       0.017        0.733
7362171    1-Nov-28         $ 325,239.71         69.26                             0.250                       0.017        0.358
7364179    1-Nov-28         $ 328,043.90         70.00                             0.250                       0.017        0.483
7364585    1-Nov-28         $ 379,057.01         71.32                             0.250                       0.017        0.000
7366464    1-Nov-28         $ 264,798.36         69.74                             0.250                       0.017        0.608
7369858    1-Nov-28         $ 284,766.39         75.00                             0.250                       0.017        0.233
7370430    1-Nov-28         $ 314,748.10         77.78                             0.250                       0.017        0.358
7372832    1-Nov-28         $ 250,518.55         95.00                   33        0.250                       0.017        0.858
7377920    1-Dec-28         $ 715,000.00         65.00                             0.250                       0.017        0.733
7382236    1-Nov-28         $ 421,265.79         80.00                             0.250                       0.017        0.108
7382326    1-Nov-28         $ 267,801.11         80.00                             0.250                       0.017        0.733
7383659    1-Nov-28         $ 325,731.96         90.00                   06        0.250                       0.017        0.608
7384559    1-Nov-28         $ 426,706.14         89.99                   24        0.250                       0.017        1.108
7386505    1-Nov-28         $ 549,026.89         70.00                             0.250                       0.017        0.000
7387877    1-Nov-28         $ 457,774.46         85.00                   33        0.250                       0.017        0.233
7405084    1-Nov-28         $ 321,722.76         80.00                             0.250                       0.017        0.000
7411655    1-Dec-28         $ 299,250.00         95.00                   01        0.250                       0.017        0.233
7422027    1-Dec-28         $ 700,000.00         80.00                             0.250                       0.017        0.858
7422386    1-Nov-28         $ 439,673.46         80.00                             0.250                       0.017        0.733

                        $ 350,828,702.44

COUNT:                                      1027
WAC:                                 7.145112257
WAM:                                 357.3920788
WALTV:                               71.53818907

                                   EXHIBIT F-3


            [Schedule of Mortgage Loans Serviced by Other Servicers]

NASCOR
NMI / 1998-34 Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS


(i)           (ii)                                                 (iii)         (iv)           (v)        (vi)           (vii)
-----         ---------------------------      -----       -----   --------      --------       --------   ----------     --------
                                                                                                NET
MORTGAGE                                                                         MORTGAGE       MORTGAGE   CURRENT        ORIGINAL
LOAN                                                       ZIP     PROPERTY      INTEREST       INTEREST   MONTHLY        TERM TO
NUMBER        CITY                             STATE       CODE    TYPE          RATE           RATE       PAYMENT        MATURITY
--------      ---------------------------     -------      ------  --------      --------       --------   ----------     --------
4823912       BOERNE                           TX          78006   SFD            7.000          6.500      $1,683.33          346
4837104       CHAPEL HILL                      NC          27514   SFD            7.125          6.500      $2,358.01          360
4838772       TULSA                            OK          74105   SFD            7.375          6.500      $3,425.75          360
4849460       TEMPLE CITY                      CA          91780   SFD            7.500          6.500      $1,678.11          360
4849607       SANTA BARBARA                    CA          93110   SFD            7.500          6.500      $2,419.28          360
4854184       BURLINGTON                       VT          05401   LCO            7.750          6.500        $429.85          360
4859593       TULSA                            OK          74137   SFD            7.250          6.500      $2,135.21          360
4859656       LAWTON                           OK          73505   SFD            6.750          6.483      $1,816.07          360
4860548       SAN MATEO                        CA          94402   SFD            7.625          6.500      $1,946.43          360
4862731       TULSA                            OK          74114   SFD            7.250          6.500      $6,096.95          360
4866440       BLOOMFIELD TOWNSHIP              MI          48301   SFD            7.375          6.500      $1,819.93          360
4866503       HIGHLANDS                        NC          28741   SFD            7.750          6.500      $1,876.29          360
4867339       ATLANTA                          GA          30327   SFD            7.625          6.500      $5,215.38          360
4867937       TOPANGA                          CA          90290   SFD            7.000          6.500      $2,086.39          360
4868324       LONGWOOD                         FL          32779   PUD            7.250          6.500      $1,643.70          360
4870520       SHELBY TOWNSHIP                  MI          48317   SFD            7.500          6.500      $2,397.61          360
4870662       SO SAN FRANCISCO                 CA          94080   SFD            7.625          6.500      $2,089.41          360
4871922       LAWRENCE                         NJ          08532   SFD            7.125          6.500      $1,684.30          360
4871949       STERLING                         VA          20165   SFD            7.125          6.500      $2,075.06          360
4873601       BOULDER                          CO          80301   SFD            7.500          6.500      $1,762.02          360
4873907       RIVA                             MD          21140   SFD            7.000          6.500      $1,904.10          360
4874221       CONCORD                          MA          01742   SFD            7.250          6.500      $2,339.87          360
4874649       BETHESDA                         MD          20814   LCO            7.000          6.500      $1,636.98          360
4874786       APEX                             NC          27502   SFD            7.250          6.500      $1,781.50          360
4875063       DALLAS                           TX          75204   LCO            7.250          6.500      $1,678.16          360
4875189       BURLINGAME                       CA          94010   SFD            7.250          6.500      $3,751.97          360
4875673       WICHITA                          KS          67230   SFD            7.125          6.500      $2,048.10          360
4875880       PHOENIX                          AZ          85016   SFD            7.250          6.500      $2,065.63          360
4876477       CHANDLER                         AZ          85226   SFD            7.250          6.500      $2,336.45          360
4876574       LEXINGTON                        SC          29072   SFD            7.000          6.500      $1,807.63          360
4876813       SAN MARINO                       CA          91108   SFD            7.625          6.500      $4,211.38          360
4876881       PALO ALTO                        CA          94306   SFD            7.375          6.500      $2,141.09          360
4877224       BURBANK                          CA          91504   SFD            8.000          6.500      $2,542.13          360
4881180       MAPLE GLEN                       PA          19002   LCO            7.000          6.500        $997.95          360
4884975       CARLSBAD                         CA          92009   SFD            7.375          6.500      $2,093.79          360
4885178       SAN RAMON                        CA          94583   SFD            7.375          6.500      $2,707.45          360
4885242       CROWNSVILLE                      MD          21032   SFD            7.250          6.500      $2,401.27          360
4885322       HAMPTON FALLS                    NH          03844   SFD            7.375          6.500      $1,968.43          360
4885663       RANCHO SANTA MARGARITA           CA          92688   SFD            7.250          6.500      $2,002.53          360
4885686       PARKER                           CO          80134   SFD            7.250          6.500      $3,410.89          360
4885819       ANN ARBOR                        MI          48108   SFD            7.500          6.500      $1,752.94          360
4885842       LOS ANGELES                      CA          90046   SFD            7.500          6.500      $2,377.33          360
4885857       NORTHFIELD                       MN          55057   SFD            7.250          6.500      $2,046.53          360
4885957       UNION                            KY          41094   SFD            7.250          6.500      $3,110.73          360
4886018       LITTLE ROCK                      AR          72207   SFD            6.875          6.500      $1,806.55          360
4886048       PORTLAND                         OR          97225   SFD            7.375          6.500      $1,740.51          360
4886088       MOSELEY                          VA          23120   SFD            7.375          6.500      $1,875.88          360
4886120       FRESNO                           CA          93720   SFD            7.500          6.500      $3,496.08          360
4886160       SAN JOSE                         CA          95110   SFD            7.500          6.500      $1,756.78          360
4886188       NOVI                             MI          48374   SFD            7.500          6.500      $1,835.44          360
4887739       SEVIERVILLE                      TN          37876   SFD            8.125          6.500        $584.72          360
4888672       SAINT CHARLES                    MO          63301   SFD            7.500          6.500      $2,265.46          360
4889219       SALT LAKE CITY                   UT          84109   SFD            7.125          6.500      $1,866.20          360
4890615       CARLSBAD                         CA          92009   SFD            7.250          6.500      $1,964.67          360
4890951       GILBERT                          AZ          85254   SFD            7.375          6.500      $1,749.48          360
4891237       ATLANTA                          GA          30327   SFD            7.500          6.500      $3,985.52          360
4901145       SANDY                            UT          84093   SFD            7.000          6.483      $2,065.77          360
4901171       REDWOOD CITY                     CA          94065   SFD            7.125          6.500      $3,190.74          360
4906842       LARKSPUR                         CA          94939   SFD            7.250          6.500      $1,896.46          360
4906899       WHITTIER                         CA          90602   SFD            7.000          6.500      $2,148.93          360
4907235       GROVE                            OK          74344   SFD            7.000          6.500      $3,343.15          360
4908148       FAIRFAX                          VA          22033   SFD            7.500          6.500      $2,370.34          360
4908534       FISHERS                          IN          46038   SFD            7.500          6.500      $2,419.29          360
4908621       ROSEMEAD                         CA          91770   SFD            7.125          6.500      $1,643.87          360
4909418       SANTA BARBARA                    CA          93111   SFD            7.250          6.500      $2,742.35          360
4909425       GLENDALE                         CA          91201   SFD            7.250          6.500      $2,182.96          360
4909478       POWAY                            CA          92064   SFD            7.250          6.500      $2,592.27          360
4909497       SANTA BARBARA                    CA          93108   SFD            7.250          6.500      $3,738.33          360
4909645       SAN RAFAEL                       CA          94901   SFD            7.250          6.500      $2,101.10          360
4910248       CARLSBAD                         CA          92009   SFD            7.125          6.500      $1,934.25          360
4910300       MOORPARK                         CA          93021   SFD            7.125          6.500      $1,819.04          360
4910542       PLEASANT HILL                    CA          94523   SFD            7.500          6.500      $2,069.67          360
4910680       ANDOVER                          MA          01810   SFD            7.500          6.500      $1,929.84          360
4910698       OAKLAND                          CA          94602   SFD            7.500          6.500      $2,377.33          360
4910732       GILBERT                          AZ          85234   SFD            7.500          6.500      $2,164.42          360
4910777       PAYSON                           AZ          85541   SFD            7.250          6.500      $2,524.06          360
4910812       IPSWICH                          MA          01938   SFD            7.250          6.500      $3,751.97          360
4910841       BERKELEY                         CA          94708   SFD            7.375          6.500      $2,248.84          360
4910867       SAN FRANCISCO                    CA          94131   LCO            7.250          6.500      $2,237.54          360
4911014       SAN DIEGO                        CA          92103   SFD            7.250          6.500      $2,013.78          360
4911097       WESTERN SPRINGS                  IL          60558   SFD            7.250          6.500      $2,012.42          360
4911147       CHICAGO                          IL          60625   SFD            7.375          6.500      $2,382.83          360
4911206       NAPERVILLE                       IL          60566   SFD            7.250          6.500      $2,046.53          360
4911212       BOUNTIFUL                        UT          84010   SFD            7.250          6.500      $2,258.01          360
4911227       MELROSE                          MA          02176   SFD            7.250          6.500      $1,636.55          360
4911245       PARK CITY                        UT          84098   SFD            7.250          6.500      $2,237.54          360
4911252       CLARENDON HILLS                  IL          60514   SFD            7.250          6.500      $1,879.40          360
4911300       HINSDALE                         IL          60521   SFD            7.250          6.500      $2,259.37          360
4911310       PHOENIX                          AZ          85014   SFD            7.250          6.500      $1,671.00          360
4911322       INDIANAPOLIS                     IN          46260   PUD            7.500          6.500      $2,796.86          360
4911352       MARSHFIELD                       MA          02050   SFD            7.500          6.500      $2,496.20          360
4911372       HAWTHORNE WOODS                  IL          60047   SFD            7.250          6.500      $2,020.95          360
4911734       MISSION HILLS                    KS          66208   PUD            7.250          6.500      $4,365.93          360
4911764       SUDBURY                          MA          01776   SFD            7.375          6.500      $2,175.63          360
4911829       SAN JOSE                         CA          95123   SFD            7.375          6.500      $1,712.88          360
4911844       ST. LOUIS                        MO          63108   SFD            7.375          6.500      $2,377.65          360
4911865       PLACENTIA                        CA          92870   SFD            7.375          6.500      $1,795.76          360
4911930       BARRINGTON                       IL          60010   SFD            7.375          6.500      $2,201.53          360
4911960       OVERLAND PARK                    KS          66221   SFD            7.250          6.500      $2,080.64          360
4911964       LINCOLNSHIRE                     IL          60069   SFD            7.375          6.500      $2,451.90          360
4911965       FOUNTAIN HILLS                   AZ          85268   SFD            7.250          6.500      $1,762.07          360
4911973       LOS GATOS                        CA          95032   SFD            7.375          6.500      $3,066.60          360
4911989       CHICAGO                          IL          60646   SFD            7.250          6.500      $1,841.88          360
4911991       INDIALANTIC                      FL          32903   SFD            7.375          6.500      $1,897.34          352
4912047       NORMAN                           OK          73072   SFD            7.750          6.500      $2,579.08          360
4912182       MESA                             AZ          85207   SFD            7.250          6.500      $2,017.54          360
4912191       ORLANDO                          FL          32836   SFD            7.375          6.500      $2,373.11          354
4912219       PALATINE                         IL          60067   SFD            7.375          6.500      $2,403.55          360
4912247       NEWTON                           MA          02458   SFD            7.375          6.500      $2,733.91          360
4912268       CHEVY CHASE                      MD          20815   SFD            7.375          6.500      $2,099.66          360
4912329       CHICAGO                          IL          60657   LCO            7.375          6.500      $2,169.27          360
4912342       PARK CITY                        UT          84098   SFD            7.250          6.500      $1,888.27          360
4912348       SANTA ANA                        CA          92705   SFD            7.375          6.500      $1,771.58          360
4912354       LAGUNA NIGEL                     CA          92677   SFD            7.250          6.500      $3,110.73          360
4912449       HURRICANE                        WV          25526   SFD            7.375          6.500      $2,072.03          360
4912461       HINSDALE                         IL          60521   SFD            7.375          6.500      $2,279.23          360
4912849       ARROYO GRANDE                    CA          93420   SFD            7.500          6.500      $1,908.86          360
4912946       SILVERADO                        CA          92676   SFD            7.250          6.500      $3,115.84          360
4912970       BENTON                           LA          71006   SFD            7.250          6.500      $1,688.39          360
4912989       SOUTH SAN FRANCISCO              CA          94080   SFD            7.250          6.500      $1,997.42          360
4918608       CONWAY                           MA          01341   SFD            7.250          6.500      $1,635.18          360
4919441       COSTA MESA                       CA          92626   SFD            7.350          6.500      $1,653.54          360
4919512       SAN JOSE                         CA          95122   SFD            7.250          6.500      $1,580.61          360
4919990       MURRIETA                         CA          92562   SFD            7.125          6.500      $2,359.03          360
4920003       COPPELL                          TX          75019   SFD            6.875          6.500        $708.83          360
4920012       SAN DIEGO                        CA          92131   SFD            7.125          6.500      $1,650.62          360
4920029       ANCHORAGE                        AK          99516   SFD            7.250          6.500      $1,682.25          360
4920048       FAIRFIELD                        CT          06490   SFD            7.000          6.500      $3,488.19          360
4920084       WEST HOLLYWOOD                   CA          90048   SFD            7.000          6.500      $2,262.03          360
4920099       SANTA ANA                        CA          92705   SFD            6.875          6.500      $1,804.92          360
4920132       CARMEL                           CA          93923   SFD            7.250          6.500      $1,787.31          360
4920154       RIDGEFIELD                       WA          98642   SFD            7.125          6.500      $2,376.88          360
4920158       KIRKWOOD                         MO          63122   SFD            7.250          6.500      $1,967.40          360
4920254       FOOTHILL RANCH                   CA          92610   PUD            7.400          6.500      $1,630.56          360
4920318       IRVINE                           CA          92606   SFD            7.125          6.500      $2,081.80          360
4920361       ROCHESTER HILLS                  MI          48306   SFD            7.125          6.500      $1,658.36          360
4920485       HOUSTON                          TX          77025   SFD            7.000          6.500      $2,374.64          360
4920513       ROCHESTER HILLS                  MI          48309   SFD            7.125          6.500      $2,347.91          360
4920782       MOORESVILLE                      NC          28115   SFD            7.000          6.500      $2,125.39          360
4920794       MELVILLE                         NY          11747   SFD            7.250          6.500      $1,705.45          360
4920801       HIGHLAND PARK                    IL          60035   SFD            8.125          6.500      $3,396.93          360
4922392       SUNNY ISLES                      FL          33160   HCO            7.650          6.500      $1,688.65          360
4923372       FAIR OAKS                        CA          95628   SFD            7.375          6.500      $1,797.48          360
4923640       CINCINNATI                       OH          45244   SFD            6.750          6.483      $2,812.33          360
4923656       MERTON                           WI          53029   SFD            7.375          6.500      $1,768.13          360
4923673       MIAMI BEACH                      FL          33139   SFD            7.000          6.500      $1,946.01          360
4923770       NICHOLASVILLE                    KY          40356   SFD            7.125          6.500      $3,072.16          360
4930249       WESTFIELD                        MA          01085   SFD            8.000          6.500        $779.26          360
4930275       JOLIET                           IL          60432   SFD            8.375          6.500        $389.92          360
4930288       WALLINGFORD                      PA          19086   SFD            7.625          6.500        $778.58          360
4930316       CHATHAM                          NJ          07435   SFD            7.875          6.500        $875.89          360
4930419       WASHINGTON                       DC          20001   SFD            8.375          6.500        $585.26          360
4931451       CORNELIUS                        NC          28031   LCO            8.375          6.500      $1,469.98          360


(i)       (viii)        (ix)               (x)      (xi)        (xii)          (xiii)       (xiv)          (xv)        (xvi)
-----     ----------    --------------     ------   ---------   ----------     --------     -----------    ----------- --------
                        CUT-OFF
MORTGAGE  SCHEDULED     DATE                                    MORTGAGE                    T.O.P.         MASTER      FIXED
LOAN      MATURITY      PRINCIPAL                               INSURANCE      SERVICE      MORTGAGE       SERVICE     RETAINED
NUMBER    DATE          BALANCE            LTV      SUBSIDY     CODE           FEE          LOAN           FEE         YIELD
--------  -----------   --------------     ------   ---------   ----------     --------     -----------    ----------- --------
4823912   1-Aug-27        $249,548.69       59.95                               0.250                      0.017        0.233
4837104   1-Aug-28        $348,870.45       84.77                     12        0.250                      0.017        0.358
4838772   1-Nov-28        $495,622.58       80.00                               0.250                      0.017        0.608
4849460   1-Aug-28        $239,280.86       79.47                               0.250                      0.017        0.733
4849607   1-Aug-28        $344,961.02       79.54                               0.250                      0.017        0.733
4854184   1-Jan-28         $59,518.80       60.00                               0.250                      0.017        0.983
4859593   1-Nov-28        $312,755.83       78.25                               0.250                      0.017        0.483
4859656   1-Nov-28        $279,758.93       80.00                               0.250                      0.017        0.000
4860548   1-Jun-28        $273,659.89       53.92                               0.250                      0.017        0.858
4862731   1-Nov-28        $893,052.79       65.00                               0.250                      0.017        0.483
4866440   1-Nov-28        $263,299.50       86.39                     06        0.250                      0.017        0.608
4866503   1-Nov-28        $261,715.15       90.00                     11        0.250                      0.017        0.983
4867339   1-Mar-28        $731,926.38       66.99                               0.250                      0.017        0.858
4867937   1-Sep-28        $312,824.32       80.00                               0.250                      0.017        0.233
4868324   1-Aug-28        $240,191.31       76.74                               0.250                      0.017        0.483
4870520   1-Aug-28        $341,872.47       90.00                     01        0.250                      0.017        0.733
4870662   1-Aug-28        $294,296.51       89.18                     06        0.250                      0.017        0.858
4871922   1-Sep-28        $249,396.66       84.75                     12        0.250                      0.017        0.358
4871949   1-Sep-28        $307,256.68       80.00                               0.250                      0.017        0.358
4873601   1-Aug-28        $251,244.87       58.60                               0.250                      0.017        0.733
4873907   1-Sep-28        $285,492.08       56.90                               0.250                      0.017        0.233
4874221   1-Sep-28        $342,192.41       79.77                               0.250                      0.017        0.483
4874649   1-Aug-28        $245,236.16       95.00                     13        0.250                      0.017        0.233
4874786   1-Sep-28        $260,535.14       75.70                               0.250                      0.017        0.483
4875063   1-Aug-28        $245,225.37       80.00                               0.250                      0.017        0.483
4875189   1-Sep-28        $548,705.05       74.32                               0.250                      0.017        0.483
4875673   1-Jun-28        $301,340.52       80.00                               0.250                      0.017        0.358
4875880   1-Aug-28        $301,846.55       74.77                               0.250                      0.017        0.483
4876477   1-Aug-28        $341,421.56       78.74                               0.250                      0.017        0.483
4876574   1-Sep-28        $271,027.45       95.00                     11        0.250                      0.017        0.233
4876813   1-Sep-28        $593,699.82       67.31                               0.250                      0.017        0.858
4876881   1-Aug-28        $309,047.74       80.00                               0.250                      0.017        0.608
4877224   1-Sep-28        $345,747.96       89.99                     01        0.250                      0.017        1.233
4881180   1-Aug-28        $149,219.97       56.39                               0.250                      0.017        0.233
4884975   1-Sep-28        $302,453.69       79.99                               0.250                      0.017        0.608
4885178   1-Sep-28        $391,099.63       77.01                               0.250                      0.017        0.608
4885242   1-Sep-28        $351,171.20       79.82                               0.250                      0.017        0.483
4885322   1-Oct-28        $284,564.93       75.00                               0.250                      0.017        0.608
4885663   1-Sep-28        $292,858.85       79.99                               0.250                      0.017        0.483
4885686   1-Sep-28        $498,822.75       80.00                               0.250                      0.017        0.483
4885819   1-Oct-28        $250,326.71       75.00                               0.250                      0.017        0.733
4885842   1-Sep-28        $339,238.27       80.00                               0.250                      0.017        0.733
4885857   1-Sep-28        $299,293.66       78.95                               0.250                      0.017        0.483
4885957   1-Sep-28        $454,926.35       80.00                               0.250                      0.017        0.483
4886018   1-Oct-28        $274,536.62       63.95                               0.250                      0.017        0.108
4886048   1-Sep-28        $251,421.18       80.00                               0.250                      0.017        0.608
4886088   1-Sep-28        $270,976.16       80.00                               0.250                      0.017        0.608
4886120   1-Oct-28        $499,050.33       75.00                               0.250                      0.017        0.733
4886160   1-Sep-28        $250,196.08       75.00                               0.250                      0.017        0.733
4886188   1-Oct-28        $262,109.16       75.00                               0.250                      0.017        0.733
4887739   1-Aug-28         $78,541.82       60.58                               0.250                      0.017        1.358
4888672   1-Sep-28        $323,274.10       90.00                     01        0.250                      0.017        0.733
4889219   1-Nov-28        $276,778.49       72.70                               0.250                      0.017        0.358
4890615   1-Sep-28        $287,321.91       45.35                               0.250                      0.017        0.483
4890951   1-Sep-28        $252,718.21       79.16                               0.250                      0.017        0.608
4891237   1-Sep-28        $567,138.80       72.61                               0.250                      0.017        0.733
4901145   1-Jun-28        $308,850.18       90.00                     11        0.500                      0.017        0.000
4901171   1-Jun-28        $471,293.55       80.00                               0.500                      0.017        0.108
4906842   1-Sep-28        $277,345.42       61.78                               0.250                      0.017        0.483
4906899   1-Oct-28        $322,468.93       76.90                               0.250                      0.017        0.233
4907235   1-Nov-28        $502,088.10       75.00                               0.250                      0.017        0.233
4908148   1-Sep-28        $338,240.51       79.99                               0.250                      0.017        0.733
4908534   1-Sep-28        $345,224.81       79.99                               0.250                      0.017        0.733
4908621   1-Oct-28        $243,608.60       80.00                               0.250                      0.017        0.358
4909418   1-Sep-28        $401,053.51       70.53                               0.250                      0.017        0.483
4909425   1-Oct-28        $319,499.24       62.75                               0.250                      0.017        0.483
4909478   1-Sep-28        $379,105.31       75.25                               0.250                      0.017        0.483
4909497   1-Oct-28        $547,142.42       34.57                               0.250                      0.017        0.483
4909645   1-Oct-28        $307,518.01       66.96                               0.250                      0.017        0.483
4910248   1-Oct-28        $286,639.45       79.99                               0.250                      0.017        0.358
4910300   1-Oct-28        $269,203.90       76.06                               0.250                      0.017        0.358
4910542   1-Oct-28        $295,559.29       80.00                               0.250                      0.017        0.733
4910680   1-Sep-28        $275,381.63       80.00                               0.250                      0.017        0.733
4910698   1-Oct-28        $339,493.76       80.00                               0.250                      0.017        0.733
4910732   1-Sep-28        $308,856.49       77.39                               0.250                      0.017        0.733
4910777   1-Oct-28        $369,420.97       43.53                               0.250                      0.017        0.483
4910812   1-Sep-28        $548,705.05       70.97                               0.250                      0.017        0.483
4910841   1-Oct-28        $325,102.96       80.00                               0.250                      0.017        0.608
4910867   1-Sep-28        $327,227.74       80.00                               0.250                      0.017        0.483
4911014   1-Sep-28        $294,504.90       80.00                               0.250                      0.017        0.483
4911097   1-Sep-28        $293,675.43       62.11                               0.250                      0.017        0.483
4911147   1-Sep-28        $342,961.86       63.30                               0.250                      0.017        0.608
4911206   1-Sep-28        $299,293.66       80.00                               0.250                      0.017        0.483
4911212   1-Sep-28        $330,220.65       73.56                               0.250                      0.017        0.483
4911227   1-Sep-28        $239,335.15       79.99                               0.250                      0.017        0.483
4911245   1-Sep-28        $327,227.74       80.00                               0.250                      0.017        0.483
4911252   1-Oct-28        $275,068.86       74.46                               0.250                      0.017        0.483
4911300   1-Sep-28        $330,420.20       74.43                               0.250                      0.017        0.483
4911310   1-Aug-28        $244,178.67       89.99                               0.250                      0.017        0.483
4911322   1-Sep-28        $399,103.84       80.00                               0.250                      0.017        0.733
4911352   1-Aug-28        $355,930.22       78.07                               0.250                      0.017        0.733
4911372   1-Oct-28        $295,786.39       75.00                               0.250                      0.017        0.483
4911734   1-Sep-28        $638,493.15       77.11                               0.250                      0.017        0.483
4911764   1-Sep-28        $314,276.49       72.41                               0.250                      0.017        0.608
4911829   1-Oct-28        $247,535.25       80.00                               0.250                      0.017        0.608
4911844   1-Oct-28        $343,724.49       85.00                     13        0.250                      0.017        0.608
4911865   1-Oct-28        $259,603.10       77.61                               0.250                      0.017        0.608
4911930   1-Sep-28        $318,003.52       75.00                               0.250                      0.017        0.608
4911960   1-Sep-28        $304,281.88       67.78                               0.250                      0.017        0.483
4911964   1-Sep-28        $354,184.62       61.00                               0.250                      0.017        0.608
4911965   1-Aug-28        $257,486.64       79.48                               0.250                      0.017        0.483
4911973   1-Aug-28        $442,636.08       65.29                               0.250                      0.017        0.608
4911989   1-Sep-28        $269,364.29       63.53                               0.250                      0.017        0.483
4911991   1-Jan-28        $272,337.36       76.90                               0.250                      0.017        0.608
4912047   1-Oct-28        $359,490.20       75.00                               0.250                      0.017        0.983
4912182   1-Sep-28        $295,053.66       79.99                               0.250                      0.017        0.483
4912191   1-Feb-28        $340,905.01       90.00                     11        0.250                      0.017        0.608
4912219   1-Oct-28        $347,468.77       80.00                               0.250                      0.017        0.608
4912247   1-Oct-28        $395,226.75       41.23                               0.250                      0.017        0.608
4912268   1-Aug-28        $303,066.12       80.00                               0.250                      0.017        0.608
4912329   1-Sep-28        $313,358.62       80.00                               0.250                      0.017        0.608
4912342   1-Sep-28        $276,148.27       80.00                               0.250                      0.017        0.483
4912348   1-Oct-28        $256,108.45       75.00                               0.250                      0.017        0.608
4912354   1-Oct-28        $455,286.39       57.00                               0.250                      0.017        0.483
4912449   1-Aug-28        $299,078.44       75.95                               0.250                      0.017        0.608
4912461   1-Oct-28        $329,496.24       64.08                               0.250                      0.017        0.608
4912849   1-Sep-28        $272,388.36       75.83                               0.250                      0.017        0.733
4912946   1-Oct-28        $456,035.23       79.99                               0.250                      0.017        0.483
4912970   1-Sep-28        $246,917.25       90.00                     11        0.250                      0.017        0.483
4912989   1-Oct-28        $292,341.78       79.67                               0.250                      0.017        0.483
4918608   1-Sep-28        $239,135.62       74.91                               0.250                      0.017        0.483
4919441   1-Oct-28        $239,631.80       80.00                               0.250                      0.017        0.583
4919512   1-Oct-28        $231,337.39       74.98                               0.250                      0.017        0.483
4919990   1-Oct-28        $348,805.53       60.00                               0.250                      0.017        0.358
4920003   1-Oct-28        $107,718.18       79.99                               0.250                      0.017        0.108
4920012   1-Sep-28        $244,309.66       71.01                               0.250                      0.017        0.358
4920029   1-Sep-28        $245,699.71       72.53                               0.250                      0.017        0.483
4920048   1-Nov-28        $523,870.23       70.00                               0.250                      0.017        0.233
4920084   1-Sep-28        $339,159.02       77.27                               0.250                      0.017        0.233
4920099   1-Sep-28        $274,053.54       73.07                               0.250                      0.017        0.108
4920132   1-Oct-28        $261,588.98       31.57                               0.250                      0.017        0.483
4920154   1-Oct-28        $352,234.06       73.50                               0.250                      0.017        0.358
4920158   1-Oct-28        $287,948.68       69.16                               0.250                      0.017        0.483
4920254   1-Oct-28        $235,142.28       69.26                               0.250                      0.017        0.633
4920318   1-Sep-28        $308,254.25       79.98                               0.250                      0.017        0.358
4920361   1-Oct-28        $245,755.15       72.61                               0.250                      0.017        0.358
4920485   1-Nov-28        $356,632.42       74.22                               0.250                      0.017        0.233
4920513   1-Sep-28        $347,658.95       70.26                               0.250                      0.017        0.358
4920782   1-Oct-28        $318,935.73       70.37                               0.250                      0.017        0.233
4920794   1-Sep-28        $249,411.36       69.44                               0.250                      0.017        0.483
4920801   1-Oct-28        $456,899.42       70.38                               0.250                      0.017        1.358
4922392   1-Oct-28        $237,656.11       85.00                     11        0.250                      0.017        0.883
4923372   1-Oct-28        $259,852.73       67.60                               0.250                      0.017        0.608
4923640   1-Oct-28        $432,851.26       80.00                               0.250                      0.017        0.000
4923656   1-Sep-28        $255,412.01       80.00                               0.250                      0.017        0.608
4923673   1-Oct-28        $289,072.62       90.00                     13        0.250                      0.017        0.233
4923770   1-Oct-28        $455,268.51       80.00                               0.250                      0.017        0.358
4930249   1-Nov-28        $106,128.74       88.50                     12        0.250                      0.017        1.233
4930275   1-Dec-28         $51,300.00       90.00                     06        0.250                      0.017        1.608
4930288   1-Nov-28        $109,920.38       62.68                               0.250                      0.017        0.858
4930316   1-Nov-28        $120,716.86       80.00                               0.250                      0.017        1.108
4930419   1-Dec-28         $77,000.00       70.00                               0.250                      0.017        1.608
4931451   1-Nov-28        $193,279.79       81.95                     06        0.250                      0.017        1.608

                       $48,550,285.15

COUNT:                                     153
WAC:                               7.310348065
WAM:                               357.0344038
WALTV:                             74.43238399

NASCOR
NMI / 1998-34 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)           (xvii)                                (xviii)
-----         -----------                           -----------

MORTGAGE                                            NMI
LOAN                                                LOAN
NUMBER        SERVICER                              SELLER
--------      -----------------------------         ---------------------------
4823912       HUNTINGTON MORTGAGE COMPAN            HUNTINGTON MORTGAGE COMPAN
4837104       MARINE MIDLAND MORTGAGE CO            MARINE MIDLAND MORTGAGE CO
4838772       HIBERNIA NATIONAL BANK                HIBERNIA NATIONAL BANK
4849460       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4849607       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4854184       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4859593       BANK OF OKLAHOMA, N.A.                BANK OF OKLAHOMA, N.A.
4859656       BANK OF OKLAHOMA, N.A.                BANK OF OKLAHOMA, N.A.
4860548       BANK UNITED OF TEXAS                  BANK UNITED OF TEXAS
4862731       BANK OF OKLAHOMA, N.A.                BANK OF OKLAHOMA, N.A.
4866440       HUNTINGTON MORTGAGE COMPAN            HUNTINGTON MORTGAGE COMPAN
4866503       HUNTINGTON MORTGAGE COMPAN            HUNTINGTON MORTGAGE COMPAN
4867339       SUNTRUST MORTGAGE, INC.               SUNTRUST MORTGAGE, INC.
4867937       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4868324       SUNTRUST MORTGAGE, INC.               SUNTRUST MORTGAGE, INC.
4870520       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4870662       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4871922       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4871949       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873601       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873907       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874221       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874649       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874786       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4875063       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4875189       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4875673       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4875880       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4876477       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4876574       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4876813       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4876881       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4877224       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4881180       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4884975       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4885178       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4885242       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4885322       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4885663       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4885686       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4885819       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4885842       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4885857       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4885957       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4886018       HIBERNIA NATIONAL BANK                HIBERNIA NATIONAL BANK
4886048       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4886088       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4886120       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4886160       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4886188       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4887739       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4888672       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4889219       AMERICA FIRST CREDIT UNION            AMERICA FIRST CREDIT UNION
4890615       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4890951       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4891237       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4901145       BANK OF AMERICA, NT & SA              BANK OF AMERICA, NT & SA
4901171       BANK OF AMERICA, NT & SA              BANK OF AMERICA, NT & SA
4906842       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4906899       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4907235       BANK OF OKLAHOMA, N.A.                BANK OF OKLAHOMA, N.A.
4908148       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4908534       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4908621       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4909418       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4909425       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4909478       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4909497       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4909645       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4910248       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4910300       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4910542       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4910680       HOMESIDE LENDING                      HOMESIDE LENDING
4910698       HOMESIDE LENDING                      HOMESIDE LENDING
4910732       HOMESIDE LENDING                      HOMESIDE LENDING
4910777       HOMESIDE LENDING                      HOMESIDE LENDING
4910812       HOMESIDE LENDING                      HOMESIDE LENDING
4910841       HOMESIDE LENDING                      HOMESIDE LENDING
4910867       HOMESIDE LENDING                      HOMESIDE LENDING
4911014       HOMESIDE LENDING                      HOMESIDE LENDING
4911097       HOMESIDE LENDING                      HOMESIDE LENDING
4911147       HOMESIDE LENDING                      HOMESIDE LENDING
4911206       HOMESIDE LENDING                      HOMESIDE LENDING
4911212       HOMESIDE LENDING                      HOMESIDE LENDING
4911227       HOMESIDE LENDING                      HOMESIDE LENDING
4911245       HOMESIDE LENDING                      HOMESIDE LENDING
4911252       HOMESIDE LENDING                      HOMESIDE LENDING
4911300       HOMESIDE LENDING                      HOMESIDE LENDING
4911310       HOMESIDE LENDING                      HOMESIDE LENDING
4911322       HOMESIDE LENDING                      HOMESIDE LENDING
4911352       HOMESIDE LENDING                      HOMESIDE LENDING
4911372       HOMESIDE LENDING                      HOMESIDE LENDING
4911734       HOMESIDE LENDING                      HOMESIDE LENDING
4911764       HOMESIDE LENDING                      HOMESIDE LENDING
4911829       HOMESIDE LENDING                      HOMESIDE LENDING
4911844       HOMESIDE LENDING                      HOMESIDE LENDING
4911865       HOMESIDE LENDING                      HOMESIDE LENDING
4911930       HOMESIDE LENDING                      HOMESIDE LENDING
4911960       HOMESIDE LENDING                      HOMESIDE LENDING
4911964       HOMESIDE LENDING                      HOMESIDE LENDING
4911965       HOMESIDE LENDING                      HOMESIDE LENDING
4911973       HOMESIDE LENDING                      HOMESIDE LENDING
4911989       HOMESIDE LENDING                      HOMESIDE LENDING
4911991       HOMESIDE LENDING                      HOMESIDE LENDING
4912047       HOMESIDE LENDING                      HOMESIDE LENDING
4912182       HOMESIDE LENDING                      HOMESIDE LENDING
4912191       HOMESIDE LENDING                      HOMESIDE LENDING
4912219       HOMESIDE LENDING                      HOMESIDE LENDING
4912247       HOMESIDE LENDING                      HOMESIDE LENDING
4912268       HOMESIDE LENDING                      HOMESIDE LENDING
4912329       HOMESIDE LENDING                      HOMESIDE LENDING
4912342       HOMESIDE LENDING                      HOMESIDE LENDING
4912348       HOMESIDE LENDING                      HOMESIDE LENDING
4912354       HOMESIDE LENDING                      HOMESIDE LENDING
4912449       HOMESIDE LENDING                      HOMESIDE LENDING
4912461       HOMESIDE LENDING                      HOMESIDE LENDING
4912849       HOMESIDE LENDING                      HOMESIDE LENDING
4912946       HOMESIDE LENDING                      HOMESIDE LENDING
4912970       HOMESIDE LENDING                      HOMESIDE LENDING
4912989       HOMESIDE LENDING                      HOMESIDE LENDING
4918608       HOMESIDE LENDING                      HOMESIDE LENDING
4919441       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919512       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919990       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4920003       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4920012       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4920029       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4920048       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4920084       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4920099       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4920132       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4920154       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4920158       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4920254       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920318       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4920361       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4920485       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4920513       GMAC MORTGAGE CORP.                   GMAC MORTGAGE CORP.
4920782       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4920794       GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4920801       HOMESIDE LENDING                      HOMESIDE LENDING
4922392       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4923372       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4923640       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923656       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923673       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923770       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4930249       COLUMBIA NATIONAL, INC.               COLUMBIA NATIONAL, INC.
4930275       COLUMBIA NATIONAL, INC.               COLUMBIA NATIONAL, INC.
4930288       COLUMBIA NATIONAL, INC.               COLUMBIA NATIONAL, INC.
4930316       COLUMBIA NATIONAL, INC.               COLUMBIA NATIONAL, INC.
4930419       COLUMBIA NATIONAL, INC.               COLUMBIA NATIONAL, INC.
4931451       COLUMBIA NATIONAL, INC.               COLUMBIA NATIONAL, INC.

COUNT:                                                      153
WAC:                                                7.310348065
WAM:                                                357.0344038
WALTV:                                              74.43238399

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)


Loan Information
----------------

      Name of Mortgagor:                  _____________________________

      Servicer
      Loan No.:                           _____________________________

Custodian/Trust Administrator
-----------------------------

      Name:                               _____________________________

      Address:                            _____________________________

                                          _____________________________
      Custodian/Trustee
      Mortgage File No.:                  _____________________________

Seller
------

      Name:                               _____________________________

      Address:                            _____________________________

                                          _____________________________

      Certificates:                       Mortgage Pass-Through Certificates,
                                          Series 1998-34


      The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1998-34, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of December 23, 1998 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ________________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

(  )  Mortgage   recorded   on   _______________________   as   instrument   no.
      ________________  in  the  County  Recorder's  Office  of  the  County  of
      ____________________,     State    of     _________________________     in
      book/reel/docket  ______________________ of official records at page/image
      ------------.

(  )  Deed  of  Trust  recorded  on  ______________________  as  instrument  no.
      ___________________  in the  County  Recorder's  Office  of the  County of
      _____________________,  State  of  _________________  in  book/reel/docket
      ______________________ of official records at page/image ____________.

( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ______________________________ as instrument no. ________________ in the
      County Recorder's Office of the County of ________________________, State of _____________________ in book/reel/docket ______________________ of official records at page/image ____________.

(  )  Other  documents,   including  any  amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

      (  )  ---------------------------------------------

      (  )  ---------------------------------------------

      (  )  ---------------------------------------------

      (  )  ---------------------------------------------

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust
      Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION

                                    By:  __________________________

                                    Title: ________________________
Date: ________________, 19__

                                  EXHIBIT H

                                            AFFIDAVIT   PURSUANT   TO  SECTION
                                            860E(e)(4)    OF   THE    INTERNAL
                                            REVENUE CODE OF 1986,  AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS

STATE OF              )
                      ) ss:
COUNTY OF             )

      [NAME OF OFFICER], being first duly sworn, deposes and says:

      1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

      2. That the Purchaser's Taxpayer Identification Number is [ ].

      3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-34, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

      4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

      5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

      6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

      7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

      9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

      IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                    [Name of Purchaser]


                                    By:__________________________
                                       [Name of Officer]
                                       [Title of Officer]


      Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


      Subscribed and sworn before me this __ day of , 19 __.

_____________________________
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF _____________________

My commission expires the __ day of __________, 19__.

                                  EXHIBIT I





          [Letter from Transferor of Class [A-R][A-LR] Certificate]





                                    [Date]




First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

     Re:  Norwest Asset Securities Corporation,
          Series 1998-34, Class [A-R][A-LR]
          ------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,
                                                [Transferor]

                                                ----------------------

                                  EXHIBIT J





                     NORWEST ASSET SECURITIES CORPORATION


                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-34
                   CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES


                             TRANSFEREE'S LETTER



                                            ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

      The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-34, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

      Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of December 23, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-34.

      Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and
      (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the
      Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [A-PO][B-4][B-5][B-6] Certificates.

            (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

            (c)   The     Purchaser     acknowledges     that    its     Class
      [A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

      IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]



                                    By:  ______________________________

                                    Its:  ______________________________

                                  EXHIBIT K






                     NORWEST ASSET SECURITIES CORPORATION


                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-34
                     CLASS [B-1] [B-2] [B-3] CERTIFICATES


                             TRANSFEREE'S LETTER




                                                 ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

      The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-34, Class [B-1][B-2][B-3] Certificates (the "Class [B-1][B-2][B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

      Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of December 23, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-34.

      Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

      IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]



                                    By:  _____________________________

                                    Its: _____________________________

                                   [Reserved]

                                  EXHIBIT L

                             SERVICING AGREEMENTS

                  Norwest Mortgage, Inc. Servicing Agreement

             HomeSide Lending Mortgage Corp. Servicing Agreement

              National City Mortgage Company Servicing Agreement

                GMAC Mortgage Corporation Servicing Agreement

             The Huntington Mortgage Company Servicing Agreement

                 Bank of America, NT & SA Servicing Agreement

                 SunTrust Mortgage, Inc. Servicing Agreement

                       Bank United Servicing Agreement

               Countrywide Home Loans, Inc. Servicing Agreement

                  Bank of Oklahoma, N.A. Servicing Agreement

             Merrill Lynch Credit Corporation Servicing Agreement

             First Union Mortgage Corporation Servicing Agreement

                America First Credit Union Servicing Agreement

           Marine Midland Mortgage Corporation Servicing Agreement

               Home Savings of America, FSB Servicing Agreement

                 Columbia National, Inc. Servicing Agreement

                  Hibernia National Bank Servicing Agreement

                                  EXHIBIT M
                    [FORM OF SPECIAL SERVICING AGREEMENT]

               SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and _____________________________ (the "Purchaser").

                            PRELIMINARY STATEMENT

       _________________________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-34, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of December 23, 1998 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee.

      _________________________ intends   to   resell   all  of  the   Class  B
Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                  ARTICLE I

                                 DEFINITIONS

      Section 1.01 Defined Terms

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Collateral  Fund:  The  fund  established  and  maintained  pursuant  to
Section 3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Monthly   Advances:   Principal  and  interest  advances  and  servicing
advances including costs and expenses of foreclosure.

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02 Definitions Incorporated by Reference

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                  ARTICLE II

                         SPECIAL SERVICING PROCEDURES

      Section 2.01 Reports and Notices

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                  (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                  (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In  addition  to the  foregoing,  the  Company  shall  cause the
Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof;
provided,   that  the  related  Servicer  shall  only  be  required  to  provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage  Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

      Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

      Section 2.04 Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                 ARTICLE III

                      COLLATERAL FUND; SECURITY INTEREST

            Section 3.01.     Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-34. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02.     Collateral Fund Permitted Investments.

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03.     Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04.     Collateral Shortfalls.

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                  ARTICLE IV

                           MISCELLANEOUS PROVISIONS


            Section 4.01.     Amendment.

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02.     Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03.     Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04.     Notices.

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Norwest Bank Minnesota, National Association
                  7485 New Horizon Way
                  Frederick, MD  21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365


            (b)   in the case of the Purchaser,

                  ____________________________
                  ____________________________
                  ____________________________
                  ____________________________
                  Attention: _________________


            Section 4.05.     Severability of Provisions.

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06.     Successors and Assigns.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07.     Article and Section Headings.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08.     Confidentiality.

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09.     Indemnification.

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF,  the Company and the Purchaser have caused their
names  to  be  signed  hereto  by  their  respective   officers  thereunto  duly
authorized, all as of the day and year first above written.


                                          Norwest Bank Minnesota, National
                                          Association


                                          By:_______________________________
                                          Name:_____________________________
                                          Title:____________________________


                                          ____________________________________


                                          By:_______________________________
                                          Name:_____________________________
                                          Title:____________________________